EXHIBIT 4.2

                         POOLING AND SERVICING AGREEMENT




                                   Relating to


                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1



                                      Among



                         ACCESS FINANCIAL LENDING CORP.,
                         as Seller and Master Servicer,


                       ACCESS FINANCIAL RECEIVABLES CORP.,
                               as the Transferor,


                                       and



                            THE CHASE MANHATTAN BANK
                                   as Trustee




                          Dated as of February 1, 1997

                                TABLE OF CONTENTS
                         (Not a Part of this Agreement)

                                                                      Page
                                                                      ----

Parties.........................................................        1
Recitals........................................................        1

ARTICLE I        DEFINITIONS; RULES OF CONSTRUCTION.............        1

         1.1.    Definitions....................................        1
         1.2.    Use of Words and Phrases.......................       40
         1.3.    Captions; Table of Contents....................       40
         1.4.    Opinions.......................................       40
         1.5.    Calculations...................................       41

ARTICLE II       THE TRUST......................................       41

         2.1.    Establishment of the Trust.....................       41
         2.2.    Office.........................................       41
         2.3.    Purpose and Powers.............................       41
         2.4.    Appointment of the Trustee; Declaration
                 of Trust.......................................       41
         2.5.    Expenses of the Trust..........................       42
         2.6.    Ownership of the Trust.........................       42
         2.7.    Receipt of Trust Estate........................       42
         2.8.    Miscellaneous REMIC Provisions.................       42

ARTICLE III      REPRESENTATIONS, WARRANTIES AND
                 COVENANTS OF THE SELLER, THE MASTER
                 SERVICER AND THE TRANSFEROR; CONVEYANCE
                 OF MORTGAGE LOANS..............................       45

         3.1.    Representations and Warranties of the
                 Seller, the Master Servicer and the
                 Transferor.....................................       45
         3.2.    Covenants of the Seller to Take Certain
                 Actions with Respect to the Mortgage
                 Loans in Certain Situations....................       53
         3.3.    Conveyance of the Mortgage Loans and
                 Qualified Replacement Mortgages................       65
         3.4.    Acceptance by Trustee; Certain
                 Substitutions of Mortgage Loans;
                 Certification by Trustee.......................       69
         3.5.    Cooperation Procedures.........................       71

ARTICLE IV       ISSUANCE AND SALE OF CERTIFICATES..............       72

         4.1.    Issuance of Certificates.......................       72
         4.2.    Sale of Certificates...........................       72

ARTICLE V        CERTIFICATES AND TRANSFER OF INTERESTS.........       72

                                                                      Page
                                                                      ----

         5.1.    Terms..........................................       72
         5.2.    Forms..........................................       73
         5.3.    Execution, Authentication and Delivery.........       73
         5.4.    Registration and Transfer of
                 Certificates...................................       73
         5.5.    Mutilated, Destroyed, Lost or Stolen
                 Certificates...................................       76
         5.6.    Persons Deemed Owners..........................       77
         5.7.    Cancellation...................................       77
         5.8.    Limitation on Transfer of Ownership
                 Rights.........................................       77
         5.9.    Assignment of Rights...........................       78

ARTICLE VI       COVENANTS......................................       78

         6.1.    Distributions..................................       78
         6.2.    Money for Distributions to be Held in
                 Trust; Withholding.............................       79
         6.3.    Protection of Trust Estate.....................       79
         6.4.    Performance of Obligations.....................       80
         6.5.    Negative Covenants.............................       80
         6.6.    No Other Powers................................       81
         6.7.    Limitation of Suits............................       81
         6.8.    Unconditional Rights of Owners to
                 Receive Distributions..........................       82
         6.9.    Rights and Remedies Cumulative.................       82
         6.10.   Delay or Omission Not Waiver...................       82
         6.11.   Control by Owners..............................       83

ARTICLE VII      ACCOUNTS, FLOW OF FUNDS, DISTRIBUTIONS
                 AND REPORTS....................................       83

         7.1.    Collection of Money............................       83
         7.2.    Establishment of Accounts......................       83
         7.3.    Flow of Funds..................................       84
         7.4.    Investment of Accounts.........................       88
         7.5.    Eligible Investments...........................       88
         7.6.    Reports by Trustee.............................       90
         7.7.    Drawings under the Certificate Insurance
                 Policy and Reports by Trustee..................       94
         7.8.    Allocation of Realized Losses..................       96
         7.9.    Supplemental Interest Payments.................       96

ARTICLE VIII     TERMINATION OF TRUST...........................       97

         8.1.    Termination of Trust...........................       97
         8.2.    Termination Upon Option of the Seller..........       98
         8.3.    Auction Sale...................................       99
         8.4.    Disposition of Proceeds........................      100

ARTICLE IX       THE TRUSTEE....................................      100

                                                                      Page
                                                                      ----


         9.1.    Certain Duties and Responsibilities............      100
         9.2.    Removal of Trustee for Cause...................      103
         9.3.    Certain Rights of the Trustee..................      104
         9.4.    Not Responsible for Recitals or Issuance
                 of Certificates................................      105
         9.5.    May Hold Certificates..........................      105
         9.6.    Money Held in Trust............................      105
         9.7.    Compensation and Reimbursement.................      106
         9.8.    Corporate Trustee Required; Eligibility........      106
         9.9.    Resignation and Removal; Appointment of
                 Successor......................................      106
         9.10.   Acceptance of Appointment by Successor
                 Trustee........................................      108
         9.11.   Merger, Conversion, Consolidation or
                 Succession to Business of the Trustee..........      108
         9.12.   Reporting; Withholding.........................      109
         9.13.   Liability of the Trustee.......................      109
         9.14.   Appointment of Co-Trustee or Separate
                 Trustee........................................      110

ARTICLE X        SERVICING AND ADMINISTRATION OF MORTGAGE
                 LOANS..........................................      111

         10.1.   General Servicing Procedures...................      111
         10.2.   Collection of Certain Mortgage Loan
                 Payments.......................................      114
         10.3.   Sub-Servicing Agreements Between Master
                 Servicer and Sub-Servicers.....................      115
         10.4.   Successor Sub-Servicers........................      115
         10.5.   Liability of Master Servicer...................      115
         10.6.   No Contractual Relationship Between
                 Sub-Servicer and Trustee or the Owners.........      116
         10.7.   Assumption or Termination of
                 Sub-Servicing Agreement by Trustee.............      116
         10.8.   Principal and Interest Account.................      116
         10.9.   Delinquency Advances and Servicing
                 Advances.......................................      120
         10.10.  Compensating Interest..........................      121
         10.11.  Maintenance of Insurance.......................      121
         10.12.  Due-on-Sale Clauses; Assumption and
                 Substitution Agreements........................      122
         10.13.  Realization Upon Defaulted Mortgage
                 Loans..........................................      123
         10.14.  Trustee to Cooperate; Release of Files.........      125
         10.15.  Master Servicing Compensation..................      126
         10.16.  Annual Statement as to Compliance..............      127
         10.17.  Annual Independent Certified Public
                 Accountants' Reports...........................      127
         10.18.  Access to Certain Documentation and
                 Information Regarding the Mortgage
                 Loans; Confidentiality.........................      127

                                                                      Page
                                                                      ----

         10.19.  Assignment of Agreement........................      128
         10.20.  Inspections by Certificate Insurer and
                 Account Parties; Errors and Omissions
                 Insurance......................................      128
         10.21.  Financial Statements...........................      129
         10.22.  REMIC..........................................      129
         10.23.  The Designated Depository Institution..........      129
         10.24.  Appointment of Custodian.......................      129

ARTICLE XI       EVENTS OF DEFAULT; REMOVAL OF MASTER
                 SERVICER; MERGER...............................      130

         11.1.   Removal of Master Servicer; Resignation
                 of Master Servicer.............................      130
         11.2.   Trigger Events; Removal of Master
                 Servicer.......................................      135
         11.3.   Merger, Conversion, Consolidation or
                 Succession to Business of Master
                 Servicer.......................................      136

ARTICLE XII      MISCELLANEOUS..................................      137

         12.1.   Compliance Certificates and Opinions...........      137
         12.2.   Form of Documents Delivered to the
                 Trustee........................................      137
         12.3.   Acts of Owners.................................      138
         12.4.   Notices, etc. to Trustee.......................      139
         12.5.   Notices and Reports to Owners; Waiver of
                 Notices........................................      139
         12.6.   Rules by Trustee and Seller....................      140
         12.7.   Successors and Assigns.........................      140
         12.8.   Severability...................................      140
         12.9.   Benefits of Agreement..........................      140
         12.10.  Legal Holidays.................................      140
         12.11.  Governing Law..................................      140
         12.12.  Counterparts...................................      140
         12.13.  Usury..........................................      140
         12.14.  Amendment......................................      141
         12.15.  REMIC Status; Taxes............................      142
         12.16.  Additional Limitation on Action and
                 Imposition of Tax..............................      144
         12.17.  Appointment of Tax Matters Person..............      144
         12.18.  Reports to the Securities and Exchange
                 Commission.....................................      145
         12.19.  Notices........................................      145
         12.20.  Grant of Security Interest.....................      146
         12.21.  Indemnification................................      147

ARTICLE XIII     CERTAIN MATTERS REGARDING THE
                 CERTIFICATE INSURER............................      151

                                                                     Page
                                                                     ----
         13.1.   Rights of the Certificate Insurer to
                 Exercise Rights of the Owners of the
                 Class A Certificates...........................      151
         13.2.   Trustee to Act Solely with Consent of
                 the Certificate Insurer........................      151
         13.3.   Trust Fund and Accounts Held for Benefit
                 of the Certificate Insurer.....................      151
         13.4.   Claims Upon the Policy; Policy Payments
                 Account........................................      152
         13.5.   Effects of Payments by the Certificate
                 Insurer........................................      153
         13.6.   Notices to the Certificate Insurer.............      153
         13.7.   Third-Party Beneficiary........................      153


EXHIBIT A-1 --     Form of Class A-1 Group I Certificate
EXHIBIT A-2 --     Form of Class A-2 Group I Certificate
EXHIBIT A-3 --     Form of Class A-3 Group I Certificate
EXHIBIT A-4 --     Form of Class A-4 Group I Certificate
EXHIBIT A-5 --     Form of Class A-5 Group II Certificate
EXHIBIT B-1 --     Form of Class B Certificate
EXHIBIT B-2 --     Form of Class B-S Certificate
EXHIBIT C-1 --     Form of Class RL Certificate
EXHIBIT C-2 --     Form of Class RU Certificate
EXHIBIT D --       Form of Transfer Certificate
EXHIBIT E --       Form of Residual Certificate Tax Matters
                   Transfer Certificate
EXHIBIT F --       Form of Master Servicer's Trust Receipt
EXHIBIT G --       Form of Liquidation Report
EXHIBIT H --       Form of Delivery Order
EXHIBIT I --       Officer's Certificate
EXHIBIT J --       Form of Certificate Regarding Prepaid Loans
EXHIBIT K --       Form of Initial Trustee Certification
EXHIBIT L --       Form of Interim Trustee Certification
EXHIBIT M --       Form of Final Trustee Certification
EXHIBIT N --       Auction Procedures
EXHIBIT O --       Form of Trustee Request for Class A-5
                   Formula Interest Shortfall

     POOLING AND SERVICING AGREEMENT, relating to ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1, dated as of February 1, 1997, among ACCESS FINANCIAL LENDING CORP., a Delaware corporation, as the seller (in such capacity, the "Seller") and as the master servicer (in such capacity, the "Master Servicer"), ACCESS FINANCIAL RECEIVABLES CORP., a Delaware corporation, as the transferor (the "Transferor") and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee (the "Trustee").

     WHEREAS, the Seller wishes to establish a trust and two sub-trusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

     WHEREAS, the Seller has conveyed the Mortgage Loans to the Transferor pursuant to the Sale Agreement;

     WHEREAS, the Transferor wishes to convey the Mortgage Loans to the Trust;

     WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

     WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done; and

     WHEREAS, The Chase Manhattan Bank, a New York banking corporation, is willing to serve in the capacity of Trustee hereunder.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Seller, the Master Servicer, the Transferor and the Trustee hereby agree as follows:

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION


     Section 1.1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     "Account": The Certificate Account, each Principal and Interest Account and each Distribution Account including any sub-Accounts created pursuant to Section 7.2.

     "Accrual Period": With respect to the Class A-2 Group I, A-3 Group I and A-4 Group I Certificates and any Payment Date, the period from and including the second day of the calendar month immediately preceding such Payment Date to and including the first day of the calendar month in which such Payment Date occurs; with respect to the Class A-1 Group I and A-5 Group II Certificates and any Payment Date, the period from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Startup Day) to and including the day immediately preceding such Payment Date.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, and including the Exhibits hereto.

     "Appraised Value": The appraised value of any Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

     "Auction Sale": The Trustee's solicitation of bids for the purchase of all Mortgage Loans in the Trust pursuant to Section 8.3 hereof.

     "Authorized Officer": With respect to any Person, any person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Seller, the Master Servicer, the Transferor and the Trustee, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Startup Day.

     "Available Funds": With respect to Group I, the Group I Available Funds, and with respect to Group II, the Group II Available Funds.

     "Base Group I Principal Distribution Amount": As to any Payment Date, an amount equal to (x) the sum, without duplication, of (i) the principal portion of all scheduled and unscheduled payments received by the Master Servicer on the Group I Mortgage Loans during the related Remittance Period, including any Prepayments and any Net Proceeds, (ii) the principal portion of all Substitution Amounts and the principal portion of all Loan Purchase Prices deposited into the Principal and Interest Accounts with respect to the Group I Mortgage Loans on the related Remittance Date, and (iii) the proceeds received by the Trustee with respect to the Group I Mortgage Loans in connection with any termination of the Trust pursuant to Article VIII hereof, to the extent such proceeds relate to principal, minus (y) the amount of any Group I ----- Subordination Reduction Amount for such Payment Date.

     "Base Group II Principal Distribution Amount": As to any Payment Date, an amount equal to (x) the sum, without duplication, of (i) the principal portion of all scheduled and unscheduled payments received by the Master Servicer on the Group II Mortgage Loans during the related Remittance Period, including any Prepayments and any Net Proceeds, (ii) the principal portion of all Substitution Amounts and the principal portion of all Loan Purchase Prices deposited into the Principal and Interest Accounts with respect to the Group II Mortgage Loans on the related Remittance Date, and (iii) the proceeds received by the Trustee with respect to the Group II Mortgage Loans in connection with any termination of the Trust pursuant to Article VIII hereof, to the extent such proceeds relate to principal, minus (y) the amount of any ----- Group II Subordination Reduction Amount for such Payment Date.

     "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York, the state in which the principal corporate office or bank of the Master Servicer is located or in the state in which the principal corporate trust office of the Trustee is located, which initially is New York, New York are authorized or obligated by law or executive order to be closed.

     "Certificate": Any one of the Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-3 Group I Certificates, Class A-4 Group I Certificates, Class A-5 Group II Certificates, Class B Certificates, Class B-S Certificates or the Residual Certificates.

     "Certificate Account": The account designated as the Certificate Account pursuant to Section 7.2 hereof.

     "Certificate Insurance Policy": The financial guaranty insurance policy number 50565-N issued by the

Certificate Insurer to the Trustee for the benefit of the Owners of the Class A Certificates.

     "Certificate Insurer": Financial Security Assurance Inc., a New York monoline insurance company.

     "Certificate Insurer Default": The existence and continuance of any of the following:

     (a) the Certificate Insurer shall have failed to make a required payment when due under the Certificate Insurance Policy;

     (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

     (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Security Insurer or of all or any material portion of its property.

     "Certificate Insurer Premium Rate": 0.23% per annum.

     "Certificate Principal Balance": The Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, or the Class B Principal Balance, as the case may be.

     "Certificateholder": As of any date and with respect to any Certificate, the Person in whose name such Certificate is registered on the Register on such date.

     "Class": All of the Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group II Certificates, the Class

B Certificates, or all of the Residual Certificates, as applicable.

     "Class A Certificate Principal Balance": The sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, and the Class A-5 Principal Balance.

     "Class A Certificates": Collectively, the Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, and the Class A-5 Group II Certificates.

     "Class A Distribution Account": The Class A Group I Distribution Account or the Class A Group II Distribution Account, as the case may be.

     "Class A Group I Certificates": All of the Class A- 1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, and the Class A-4 Group I Certificates.

     "Class A Group I Distribution Account": The Class A Group I Distribution Account created pursuant to Section 7.2 hereof.

     "Class A Group II Distribution Account": The Class A Group II Distribution Account created pursuant to Section 7.2 hereof.

     "Class A-1 Distribution Amount": As of any Payment Date, the sum of (i) the Class A-1 Principal Distribution Amount for such Payment Date, (ii) the Class A-1 Interest Distribution Amount for such Payment Date and (iii) the Class A-1 Interest Carry-Forward Amount for such Payment Date.

     "Class A-1 Group I Certificates": Those certificates in substantially the form set forth in Exhibit A-1 hereto.

     "Class A-1 Interest Carry-Forward Amount": As of any Payment Date, the sum of (i) the amount, if any, by which (x) the Class A-1 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, made to the Owners of the Class A-1 Group I
Certificates pursuant to Section 7.3(c)(i)(A) hereof on such immediately preceding Payment Date and allocable to the Class A-1 Interest Distribution
Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-1 Pass-Through Rate from such immediately preceding Payment Date.

     "Class A-1 Interest Distribution Amount": As of any Payment Date, interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Principal Balance immediately prior to such Payment Date.

     "Class A-1 Pass-Through Rate": The lesser of (i) LIBOR as of the second to last Business Day prior to the immediately preceding Payment Date (or prior to the Startup Day, in the case of the initial Payment Date) plus 0.085% per annum or (ii) the Net Weighted Average Coupon Rate for the Group I Mortgage Loans for such Payment Date.

     "Class A-1 Principal Balance": The original Class A-1 Principal Balance of $63,500,000 reduced by the sum of all amounts previously distributed to the Owners of the Class A-1 Group I Certificates in respect of principal on all previous Payment Dates, but shall not be reduced below zero.

     "Class A-1 Principal Distribution Amount": With respect to any Payment Date on or prior to the Class A-1 Termination Date, an amount equal to the lesser of
(x) the Group I Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-1 Principal Balance (as it was immediately prior to such Payment Date) to zero. On the Class A-1 Termination Date any portion of the Group I Principal Distribution Amount for such Payment Date remaining on such Payment Date following the reduction to zero of the Class A-1 Principal Balance shall be distributed as the initial principal distribution on the Class A-2 Group I Certificates.

     "Class A-1 Termination Date": The Payment Date on which the Class A-1 Principal Balance is reduced to zero.

     "Class A-2 Distribution Amount": As of any Payment Date, the sum of (i) the Class A-2 Principal Distribution Amount for such Payment Date, (ii) the Class A-2 Interest Distribution Amount for such Payment Date and (iii) the Class A-2 Interest Carry-Forward Amount for such Payment Date.

     "Class A-2 Group I Certificates": Those certificates in substantially the form set forth in Exhibit A-2 hereto.

     "Class A-2 Interest Carry-Forward Amount": As of any Payment Date, the sum of (i) the amount, if any, by which (x) the Class A-2 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, made to the Owners of the Class A-2 Group I
Certificates pursuant to Section 7.3(c)(i)(B) hereof on such immediately preceding Payment Date and allocable to the Class A-2 Interest Distribution
Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-2 Pass-Through Rate from such immediately preceding Payment Date.

     "Class A-2 Interest Distribution Amount": As of any Payment Date, interest accrued during the related Accrual Period at the Class A-2 Pass-Through Rate on the Class A-2 Principal Balance immediately prior to such Payment Date.

     "Class A-2 Pass-Through Rate": 6.600% per annum.

     "Class A-2 Principal Balance": The original Class A-2 Principal Balance of $30,200,000 reduced by the sum of all amounts previously distributed to the Owners of the Class A-2 Group I Certificates in respect of principal on all previous Payment Dates, but shall not be reduced below zero.

     "Class A-2 Principal Distribution Amount": With respect to any Payment Date following the Class A-1 Termination Date, an amount equal to the lesser of (x) the Group I Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-2 Principal Balance (as it was immediately prior to such Payment Date) to zero. On the Class A-1 Termination Date any portion of the Group I Principal Distribution Amount for such Payment Date remaining on such Payment Date following the reduction to zero of the Class A-1 Principal Balance shall be distributed as the initial principal distribution on the Class A-2 Group I Certificates. On the Class A-2 Termination Date any portion of the Group I Principal Distribution Amount remaining on such Payment Date following the reduction to zero of the Class A-2 Principal Balance shall be distributed as the initial principal distribution on the Class A-3 Group I Certificates.

     "Class A-2 Termination Date": The Payment Date on which the Class A-2 Principal Balance is reduced to zero.

     "Class A-3 Distribution Amount": As of any Payment Date, the sum of (i) the Class A-3 Principal Distribution Amount for such Payment Date, (ii) the Class A-3 Interest Distribution Amount for such Payment Date and (iii) the Class A-3 Interest Carry-Forward Amount for such Payment Date.

     "Class A-3 Group I Certificates": Those certificates in substantially the form set forth in Exhibit A-3 hereto.

     "Class A-3 Interest Carry-Forward Amount": As of any Payment Date, the sum of (i) the amount, if any, by which (x) the Class A-3 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution made to the Owners of the Class A-3 Group I Certificates pursuant to Section 7.3(c)(i)(C) hereof on such immediately preceding Payment Date and allocable to the Class A-3 Interest Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-3 Pass-Through Rate from such immediately preceding Payment Date.

     "Class A-3 Interest Distribution Amount": As of any Payment Date, interest accrued during the related Accrual Period at the Class A-3 Pass-Through Rate on the Class A-3 Principal Balance immediately prior to such Payment Date.

     "Class A-3 Pass-Through Rate": 6.925% per annum.

     "Class A-3 Principal Balance": The original Class A-3 Principal Balance of $21,300,000 reduced by the sum of all amounts previously distributed to the Owners of the Class A-3 Group I Certificates in respect of principal on all previous Payment Dates, but shall not be reduced below zero.

     "Class A-3 Principal Distribution Amount": With respect to any Payment Date following the Class A-2 Termination Date, an amount equal to the lesser of (x) the Group I Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-3 Principal Balance (as it was immediately prior to such Payment Date) to zero. On the Class A-2 Termination Date any portion of the Group I Principal Distribution Amount for such Payment Date remaining on such Payment Date following the reduction to zero of the Class A-2 Principal Balance shall be distributed as the initial principal distribution on the Class A-3 Group I Certificates. On the Class A-3 Termination Date any portion of the Group I Principal Distribution Amount remaining on such Payment Date following the reduction to zero of the Class A-3 Principal Balance shall be distributed as the initial principal distribution on the Class A-4 Group I Certificates.

     "Class A-3 Termination Date": The Payment Date on which the Class A-3 Principal Balance is reduced to zero.

     "Class A-4 Distribution Amount": As of any Payment Date, the sum of (i) the Class A-4 Principal Distribution Amount for such Payment Date, (ii) the Class A-4 Interest Distribution Amount for such Payment Date and (iii) the Class A-4 Interest Carry-Forward Amount for such Payment Date.

     "Class A-4 Group I Certificates": Those certificates in substantially the form set forth in Exhibit A-4 hereto.

     "Class A-4 Interest Carry-Forward Amount": As of any Payment Date, the sum of (i) the amount, if any, by which (x) the Class A-4 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, made to the Owners of the Class A-4 Group I Certificates pursuant to Section 7.3(c)(i)(D) hereof on such immediately preceding Payment Date and allocable to the Class A-4 Interest Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-4 Pass-Through Rate from such immediately preceding Payment Date.

     "Class A-4 Interest Distribution Amount": As of any Payment Date, interest accrued during the related Accrual Period at the Class A-4 Pass-Through Rate on the Class A-4 Principal Balance immediately prior to such Payment Date.

     "Class A-4 Pass-Through Rate": 7.275% per annum.

     "Class A-4 Principal Balance": The original Class A-4 Principal Balance of $19,733,000 reduced by the sum of all amounts previously distributed to the Owners of the Class A-4 Group I Certificates in respect of principal on all previous Payment Dates, but shall not be reduced below zero.

     "Class A-4 Principal Distribution Amount": With respect to any Payment Date following the Class A-3 Termination Date, an amount equal to the lesser of (x) the Group I Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-4 Principal Balance (as it was immediately prior to such Payment Date) to zero. On the Class A-3 Termination Date any portion of the Group I Principal Distribution Amount for such Payment Date remaining on such Payment Date following the reduction to zero of the Class A-3 Principal Balance shall be distributed as the initial principal distribution on the Class A-4 Group I Certificates.

     "Class A-5 Distribution Amount": As of any Payment Date, the sum of (i) the Class A-5 Principal Distribution Amount for such Payment Date, (ii) the Class A-5 Interest Distribution Amount for such Payment Date and (iii) the Class A-5 Interest Carry-Forward Amount for such Payment Date.

     "Class A-5 Formula Interest Shortfall": As defined in Section 7.9(a) hereof.

     "Class A-5 Formula Pass-Through Rate": As of any Payment Date, the rate described in clause (i) of the definition of "Class A-5 Pass-Through Rate".

     "Class A-5 Full Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-5 Full Interest Distribution Amount for such Payment Date and (y) the Class A-5 Principal Distribution Amount for such Payment Date.

     "Class A-5 Full Interest Distribution Amount": With respect to any Payment Date, the Class A-5 Interest Distribution Amount for such Payment Date calculated using the Class A-5 Formula Pass-Through Rate for such Payment Date rather than the Class A-5 Pass-Through Rate for such Payment Date plus, if the full amount of the Class A-5 Formula Interest Shortfall, if any, was not funded on any prior Payment Date and remains unpaid on such Payment Date, such amount, together with interest thereon (from the Payment Date on which such Class A-5 Formula Interest Shortfall was calculated) at the Class A-5 Formula Pass-Through Rate for such Payment Date.

     "Class A-5 Interest Carry-Forward Amount": As of any Payment Date, the sum of (i) the amount, if any, by which (x) the Class A-5 Interest Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution, made to the Owners of the Class A-5 Group II Certificates pursuant to Section 7.3(c)(ii) hereof on such immediately preceding Payment Date and allocable to the Class A-5 Interest Distribution Amount on such immediately preceding Payment Date and (ii) interest on the amount, if any, described in clause (i) at one-twelfth of the Class A-5 Pass-Through Rate from such immediately preceding Payment Date.

     "Class A-5 Interest Distribution Amount": As of any Payment Date, interest accrued during the related Accrual Period at the Class A-5 Pass-Through Rate on the Class A-5 Principal Balance immediately prior to such Payment Date.

     "Class A-5 Pass-Through Rate": With respect to any Payment Date and Accrual Period, the lesser of (i) LIBOR as of the second to last Business Day prior to the immediately preceding Payment Date (or prior to the Startup Day, in the case of the initial Payment Date) plus 0.20% per annum, or (ii) the Net Weighted Average Coupon Rate for the Group II Mortgage Loans for such Payment Date and less 0.50% on the 13th Payment Date and thereafter.

     "Class A-5 Principal Balance": The original Class A-5 Principal Balance of $138,866,000 reduced by the sum of all amounts previously distributed to the Owners of the Class A-5 Group II Certificates in respect of principal on all previous Payment Dates, but shall not be reduced below zero.

     "Class A-5 Principal Distribution Amount": With respect to any Payment Date, an amount equal to the lesser of (x) the Group II Principal Distribution Amount for such Payment Date and (y) the amount necessary to reduce the Class A-5 Principal Balance (as it was immediately prior to such Payment Date) to zero.

     "Class A-5 Group II Certificates": Those certificates in substantially the form set forth in Exhibit A-5 hereto.

     "Class B Certificates": Those certificates in substantially the form set forth in Exhibit B-1 hereto.

     "Class B Carry-Forward Amount": As of any Payment Date, the amount, if any, by which (x) the Class B Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution to the Owners of the Class B Certificates made pursuant to Section 7.3(c)(iv) hereof on such immediately preceding Payment Date.

     "Class B Distribution Account": The Class B Distribution Account created pursuant to Section 7.2 hereof.

     "Class B Distribution Amount": As of any Payment Date, the sum of (i) the Class B Interest Distribution Amount for such Payment Date, (ii) the Group I Subordination Reduction Amount for such Payment Date and the Group II
Subordination Reduction Amount, if any, described in Section 7.3(b)(iii)(E) hereof and (iv) the Class B Carry-Forward Amount, if any, as of such Payment Date.

     "Class B Interest": As of any Payment Date, the product of (x) the Class B Pass-Through Rate, times the actual number of days in the related Remittance Period divided by 365 (or 366, as appropriate), and (y) the Net Pool Balance as of the opening of business on the first day of such Remittance Period.

     "Class B Interest Distribution Amount": As of any Payment Date, the Class B Interest for such Payment Date minus the sum of (i) the amount of any Group I Subordination Increase Amount actually paid to the Owners of the Class A Group I Certificates on such Payment Date as all or a portion of (x) the Group I Insured Distribution Amount on such Payment Date, pursuant to Section 7.3(b)(iii)(B) hereof or (y) the Group I Subordination Increase Amount on such Payment Date pursuant to Section 7.3(b)(iii)(E) hereof and (ii) the amount of any Class B Interest actually paid to the Owners of the Class A-5 Group II Certificates as all or a portion of (x) the Group II Insured Distribution Amount on such Payment Date, pursuant to Section 7.3(b)(iii)(B) hereof or (y) the portion of any Group II Subordination Increase Amount allocated to the Class A Group II Distribution Account with respect to a Group II Subordination Deficiency on such Payment Date, pursuant to Section 7.3(b)(iii)(E) hereof.

     "Class B Pass-Through Rate": With respect to any Payment Date, the weighted average of the interest rates borne by the LT-1, LT-2, LT-3, LT-4, and LT-6 Lower Tier Interests for the immediately preceding Remittance Period minus two times the weighted average of the interest rates borne by the LT-5 LT-7, and LT-8 Lower Tier Interests for such Remittance Period, with the rate on the LT-8 Lower Tier Interest deemed to be zero for purposes of this calculation.

     "Class B Principal Balance": As of the Startup Day, zero. The Class B Principal Balance shall be (x) increased on each Payment Date by the amounts, if any, of the Class B Interest (i) actually paid to the Owners of the Class A Group I Certificates on such Payment Date as all or a portion of the Group I Principal Distribution Amount or as all or a portion of the Group I Subordination Increase Amount on such Payment Date pursuant to Sections 7.3(b)(iii)(A) and 7.3(b)(iii)(E) hereof, and (ii) actually paid to the Owners of the Class A-6 Group II Certificates on such Payment Date as all or a portion of the Group II Principal Distribution Amount or as all or a portion of the Group II Subordination Deficiency Amount on such Payment Date, pursuant to Sections 7.3(b)(iii)(A) and 7.3(b)(iii)(E) hereof and (y) decreased on each Payment Date by the amounts of (i) any Group I Subordination Reduction Amount or any Group II Subordination Reduction Amount paid to the Owners of the Class B Certificates on such Payment Date pursuant to Section 7.3(b)(iii)(G) hereof and
(ii) the amount of any Group I Allocable Losses and Group II Allocable Losses allocated as a reduction of the Class B Principal Balance on such Payment Date pursuant to Section 7.8(a) hereof. The Class B Principal Balance shall in no event be less than zero.

     "Class B-S Certificate": Any of those Certificates representing the right to receive excess amounts in the Supplemental Interest Payment Account, and designated as a "Class B-S Certificate" on the face thereof, in the form of Exhibit B-2 hereto.

     "Class LT-1 Certificates" or "LT-1": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT-2 Certificates" or "LT-2": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT-3 Certificates" or "LT-3": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT-4 Certificates" or "LT-4": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT-5 Certificates" or "LT-5": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT-6 Certificates" or "LT-6": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT-7 Certificates" or "LT-7": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class LT-8 Certificates" or "LT-8": The uncertificated class of interests in the Lower-Tier REMIC, as described in and designated in Section 2.8 hereof.

     "Class RL Certificates": Those certificates representing certain residual rights to distributions from the Lower-Tier REMIC in substantially the form set forth as Exhibit C-1 hereto.

     "Class RU Certificates": Those certificates representing certain residual rights to distributions from the Upper-Tier REMIC in substantially the form set forth as Exhibit C-2 hereto.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Compensating Interest": As defined in Section 10.10 of this Agreement.

     "Coupon Rate": With respect to any Note and Remittance Period, the rate of interest borne by such Note at the opening of business on the first day of such Remittance Period.

     "Cumulative Loss Percentage": As to any Payment Date and the Mortgage Loans, the percentage equivalent of the fraction obtained by dividing (i) the Cumulative Net Realized Losses by (ii) the Original Pool Principal Balance.

     "Cumulative Net Realized Losses": As of any Payment Date, the sum of all Net Realized Losses with respect to the Mortgage Loans experienced on all prior Payment Dates.

     "Cut-Off Date": The close of business on February 1, 1997.

     "Delinquency Advance": As defined in Section 10.9(a) of this Agreement.

     "Delinquency Percentage": As of the last day of any Remittance Period and with respect to the Mortgage Loans, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Principal Balances of all Mortgage Loans that are 60 or more days delinquent, in foreclosure or converted to REO Properties as of such last day of such Remittance Period, and the denominator of which is the Pool Principal Balance as of the last day of such Remittance Period.

     "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     "Delivery Order": The Delivery Order from the Seller to the Trustee directing the Trustee to issue the Certificates on the Startup Day, in substantially the form of Exhibit H hereto.

     "Depository": The Depository Trust Company, 55 Water Street, New York, New York 10041, and any successor depository hereafter named.

     "Designated Depository Institution": With respect to any Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated A or better by S&P and A1 or better by Moody's and in one of the two highest short-term rating categories by S&P and the highest short-term rating category by Moody's, unless otherwise approved in writing by the Certificate Insurer, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company meeting the standards of (i)-(iii) above, or (v) approved in writing by the Certificate Insurer and the Rating Agencies and, in each case acting or designated by the Master Servicer or the Trustee as the depository institution for such Account; provided, however, that any such institution, association or subsidiary shall have combined capital, surplus and individual profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa2 or better by Moody's and BBB or better by S&P if such institution has capital and surplus of not less than $50,000,000 and has trust powers and the Account is held by such institution in its trust capacity and not in its commercial capacity.

     "Designated Residual Holder": Access Financial Receivables Corp.

     "Determination Date": The second Business Day preceding each Payment Date.

     "Disqualified Organization": "Disqualified Organization" shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Distribution Accounts": The Class A Group I Distribution Account, the Class A Group II Distribution Account and the Class B Distribution Account.

     "Eligible Investments": Those investments so designated pursuant to Section
7.5 hereof.

     "ERISA": As defined in Section 5.8(a) hereof.

     "Event of Default": As defined in Section 11.1 of this Agreement.

     "Excess Spread Rate": With respect to any Group II Mortgage Loan and for any Payment Date, the Coupon Rate thereof as of the beginning of the related Remittance Period minus the sum of (i) the rate at which the Master Servicing Fee is calculated, (ii) the rate at which the Trustee's Fees are calculated,
(iii) the Class A-5 Pass-Through Rate applicable to such Payment Date and (iv) the product of (A) the related Certificate Insurer Premium Rate and (B) a fraction, the numerator of which is the Class A-5 Principal Balance and the denominator of which is the Group II Pool Principal Balance.

     "Excess Spread Trigger": As such term is defined in the Insurance and Indemnity Agreement.

     "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

     "FHLMC":   The  Federal  Home  Loan  Mortgage   Corporation,   a  corporate
instrumentality of the United States
created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

     "File": The documents  pertaining to a particular Mortgage Loan pursuant to
Section 3.3(b) hereof and any additional documents required to be added to the File pursuant to this Agreement.

     "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Property as indicated on the Mortgage Loan Schedules.

     "Fiscal Agent": As defined in the Insurance Agreement.

     "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

     "Group": Group I or Group II, as the case may be.

     "Group I": The group of Mortgage Loans that are the Group I Mortgage Loans.

     "Group I Allocable Losses": As defined in Section 7.8(a) hereof.

     "Group I Available Funds": As of any Payment Date, the amount on deposit in the Certificate Account with respect to the Group I Mortgage Loans on such Payment Date after making the deposits to the Certificate Account pursuant to Sections 7.3(a)(i) hereof on such Payment Date. The term "Group I Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of the Certificates by the Trustee as a result of proceedings under the United States Bankruptcy Code.

     "Group I Certificates": Any of the Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, and the Class A-4 Group I Certificates.

     "Group I Cumulative Net Realized Losses": As of any Payment Date, the sum of all Net Realized Losses with respect to the Group I Mortgage Loans experienced on all prior Payment Dates.

     "Group I Excess Subordinated Amount": With respect to any Payment Date, the excess, if any, of (x) the Group I Subordinated Amount that would apply on such Payment Date after taking into account the payment of the Group I Principal Distribution Amount on such Payment Date (except for any distributions of related Group I Subordination Reduction Amounts on such Payment
Date) over (y) the Group I Specified Subordinated Amount for such Payment Date.

     "Group I Insured Distribution Amount": With respect to any Payment Date, the sum of (i) Group I Insured Interest Distribution Amount for such Payment Date and (ii) the Group I Insured Principal Distribution Amount for such Payment Date.

     "Group I Insured Interest Distribution Amount": With respect to any Payment Date, the sum of (i) the Class A-1 Interest Distribution Amount, (ii) the Class A-2 Interest Distribution Amount, (iii) the Class A-3 Interest Distribution Amount, (iv) the Class A-4 Interest Distribution Amount, (v) the Class A-1 Interest Carry-Forward Amount, (vi) the Class A-2 Interest Carry-Forward Amount,
(vii) the Class A-3 Interest Carry-Forward Amount and (viii) the Class A-4 Interest Carry-Forward Amount, in each case for such Payment Date, less any Prepayment Interest Shortfalls or Relief Act Shortfalls and less any interest on any such Prepayment Interest Shortfalls or Relief Act Shortfalls.

     "Group I Insured Payment": As of any Payment Date, the sum of (x) the Group I Shortfall Amount for such Payment Date and (y) any Preference Amounts with respect to the Group I Certificates with respect to which the affected Owners have complied with the provisions of Section 7.3(g) hereof during the related Remittance Period.

     "Group I Insured Principal Distribution Amount": With respect to any Payment Date, the Group I Subordination Deficit for such Payment Date.

     "Group I Interest Distribution Amount": As of any Payment Date, the sum of the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount and the Class A-4 Interest Distribution Amount.

     "Group I Interest Remittance Amount": For any Remittance Date, the amount equal to (x) the sum, without duplication, of (i) the aggregate interest portions of the payments (whether or not collected) becoming due on the Group I Mortgage Loans during the immediately preceding Remittance Period and (ii) Compensating Interest with respect to the Group I Mortgage Loans minus (y) the aggregate Master Servicing Fee due to the Master Servicer with respect to Group I Mortgage Loans for such Remittance Period to the extent not previously paid to, or withheld by, the Master Servicer.

     "Group I Monthly Remittance": The sum of (i) the Group I Interest Remittance Amount and the Group I Principal Remittance Amount required to be remitted to the Trustee on each Remittance Date and (ii) the amount of any Substitution Amounts and Loan Purchase Prices on deposit in the Principal and Interest Account with respect to the Group I Mortgage Loans on such Remittance Date.

     "Group I Mortgage Loans": The Mortgage Loans held by the Trust and assigned to Group I, as indicated on the related Mortgage Loan Schedule, as supplemented and amended from time to time.

     "Group I Pool Principal Balance": As of any date of determination, the aggregate Principal Balances of all of the Group I Mortgage Loans as of the close of business on such date.

     "Group I Premium Amount": With respect to each Payment Date, an amount equal to the product of (x) one twelfth of the Certificate Insurer Premium Rate and (y) the sum of the Certificate Principal Balances of the Class A Group I Certificates as of the close of business on the last day of the preceding Remittance Period.

     "Group I Principal Distribution Amount": As of any Payment Date, the lesser of (A) the Group I Available Funds less the Group I Interest Distribution Amount, the Group I Trustee's Fee and the Group I Premium Amount and (B) the sum of (i) the Base Group I Principal Distribution Amount, (ii) the Group I Subordination Deficit, and (iii) the Group I Subordination Increase Amount.

     "Group I Principal Remittance Amount": For any Remittance Date, without duplication, the amount equal to the sum of (i) the aggregate principal portions of the payments received by the Master Servicer with respect to the Group I Mortgage Loans during the immediately preceding Remittance Period and (ii) any Prepayments, Net Proceeds (but only to the extent that such Net Proceeds do not exceed the Principal Balance of the related Mortgage Loan), in each case described in clauses (i) and (ii) only to the extent collected on the Group I Mortgage Loans during the preceding Remittance Period.

     "Group I Shortfall Amount":  As of any Payment Date, the excess, if any, of
(x) the Group I Insured Distribution Amount, as of such Payment Date on such Payment Date on account of its subrogation rights over (y) the Group I Total Available Funds on deposit in the Class A Group I Distribution Account on such Payment Date.

     "Group I Specified Subordinated Amount": As such term is defined in the Insurance and Indemnity Agreement.

     "Group I Stepped Down Required Subordinated Percentage": As such term is defined in the Insurance and Indemnity Agreement.

     "Group I Subordinated Amount": With respect to any Payment Date, the excess, if any, of (x) the Group I Pool Principal Balance as of the close of business on the last day of the preceding Remittance Period over (y) the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance as of such Payment Date (after taking into account the payment on such Payment Date of the amount set forth in clause (x) of the definition of "Base Group I Principal Distribution Amount", and the Group I Subordination Deficit except for any portions thereof related to payment of Group I Insured Payments applied as payments of the Group I Principal Distribution Amount on such Payment Date or on any prior Payment Date and not previously reimbursed to the Certificate Insurer pursuant to
Section 7.3 hereof).

     "Group I Subordination Deficiency Amount": As of any Payment Date, the excess, if any, of (i) the Group I Specified Subordinated Amount applicable to such Payment Date over (ii) the Group I Subordinated Amount applicable to such Payment Date prior to taking into account the payment of any related Group I Subordination Increase Amounts on such Payment Date.

     "Group I Subordination Deficit": As of any Payment Date, the excess, if any, of (x) the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance after taking into account the amount otherwise payable as the Group I Principal Distribution Amount on such Payment Date (i.e., the sum of (i) the Base Group I Principal Distribution Amount and (ii) the Group I Subordination Increase Amount), over (y) the Group I Pool Principal Balance as of the close of business on the last day of the preceding Remittance Period.

     "Group I Subordination Increase Amount": With respect to any Payment Date, the lesser of (x) the Group I Subordination Deficiency Amount as of such Payment Date and (y) the portion of the Class B Interest allocable to Group I pursuant to Section 7.3(b)(iii)(E) as of such Payment Date.

     "Group I Subordination Reduction Amount": With respect to any Payment Date, an amount equal to the lesser of (x) the Group I Excess Subordinated Amount and
(y) the amount described in clause (x) of the definition of Base Group I Principal Distribution Amount, in each case as of such Payment Date.

     "Group I Total Available Funds": As of any Payment Date, the amount on deposit in the Class A Group I Distribution Account on such Payment Date after making the allocations, transfers and disbursements from the Certificate Account pursuant to Section 7.3(b) hereof on such Payment Date. The term "Group I Total Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of the Certificates by the Trustee as a result of proceedings under the United States Bankruptcy Code.

     "Group I Trustee's  Fee":  With respect to any Payment Date, the product of
(i) one-twelfth of 0.0075% and (ii) the Group I Pool Principal Balance as of the last day of the preceding Remittance Period.

     "Group  II":  The group of  Mortgage  Loans that are the Group II  Mortgage
Loans.

     "Group II Allocable Losses": As defined in Section 7.8(b) hereof.

     "Group II Available Funds": As of any Payment Date, the amount on deposit in the Certificate Account with respect to the Group II Mortgage Loans on such Payment Date after making the deposit to the Certificate Account pursuant to
Section 7.3(a)(ii) hereof on such Payment Date. The term "Group II Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of the Certificates by the Trustee as a result of proceedings under the United States Bankruptcy Code.

     "Group II Certificates": Any of the Class A-5 Group II Certificates.

     "Group II Cumulative Net Realized Losses": As of any Payment Date, the sum of all Net Realized Losses with respect to the Group II Mortgage Loans experienced on all prior Payment Dates.

     "Group II Excess Subordinated Amount": With respect to any Payment Date, the excess, if any, of (x) the Group II Subordinated Amount that would apply on such Payment Date after taking into account the payment of the Group II Principal Distribution Amount on such Payment Date (except for any distributions of related Group II Subordination Reduction Amounts on such Payment Date) over
(y) the Group II Specified Subordinated Amount for such Payment Date.

     "Group II Insured Distribution Amount": With respect to any Payment Date, the sum of (i) Group II Insured Interest Distribution Amount for such Payment Date and (ii) the Group II Insured Principal Distribution Amount for such Payment Date.

     "Group II Insured Interest Distribution Amount": With respect to any Payment Date, the sum of (i) the Class A-5 Interest Distribution Amount and (ii) the Class A-5 Interest Carry-Forward Amount, less any Prepayment Interest Shortfalls or Relief Act Shortfalls and less any interest on any such Prepayment Interest Shortfalls or Relief Act Shortfalls.

     "Group II Insured Payment": As of any Payment Date, the sum of (x) the Group II Shortfall Amount for such Payment Date and (y) any Preference Amounts with respect to the Class A-5 Group II Certificates with respect to which the affected Owners have complied with the provisions of Section 7.3(g) hereof during the related Remittance Period.

     "Group II Insured Principal Distribution Amount": With respect to any Payment Date, the Group II Subordination Deficit for such Payment Date.

     "Group II Interest Distribution Amount": As of any Payment Date, interest accrued during the related Accrual Period at the Class A-5 Pass-Through Rate on the Class A-5 Principal Balance immediately prior to such Payment Date.

     "Group II Interest Remittance Amount": For any Remittance Date, the amount equal to (x) the sum, without duplication, of (i) the aggregate interest portions of the payments (whether or not collected) becoming due on the Group II Mortgage Loans during the immediately preceding Remittance Period and (ii) Compensating Interest with respect to the Group II Mortgage Loans minus (y) the aggregate Master Servicing Fee due to the Master Servicer with respect to the Group II Mortgage Loans for such Remittance Period to the extent not previously paid to, or withheld by, the Master Servicer.

     "Group II Monthly Remittance": The sum of (i) the Group II Interest Remittance Amount and the Group II Principal Remittance Amount required to be remitted to the Trustee on each Remittance Date and (ii) the amount of any Substitution Amounts and Loan Purchase Prices on deposit in the Principal and Interest Account with respect to the Group II Mortgage Loans on such Remittance Date.

     "Group II Mortgage Loans": The Mortgage Loans held by the Trust and assigned to Group II, as indicated on the related Mortgage Loan Schedule, as supplemented and amended from time to time.

     "Group II Pool Principal Balance": As of any date of determination, the aggregate Principal Balances of all of the Group II Mortgage Loans as of the close of business on such date.

     "Group II Premium Amount": With respect to each Payment Date, an amount equal to the product of (x) one twelfth of the Certificate Insurer Premium Rate and (y) the Certificate Principal Balance of the Class A-5 Group II Certificates as of the close of business on the last day of the preceding Remittance Period.

     "Group II Principal Distribution Amount": As of any Payment Date, the lesser of (A) the Group II Available Funds less the Group II Interest Distribution Amount, the Group II Trustee's Fee and the Group II Premium Amount and (B) the sum of (i) the Base Group II Principal Distribution Amount, (ii) the Group II Subordination Deficit, and (iii) the Group II Subordination Increase Amount in each case for such Payment Date.

     "Group II Principal Remittance Amount": For any Remittance Date, without duplication, the amount equal to the sum of (i) the aggregate principal portions of the payments received by the Master Servicer with respect to the Group II Mortgage Loans during the immediately preceding Remittance Period and (ii) any Prepayments, Net Proceeds (but only to the extent that such Net Proceeds do not exceed the Principal Balance of the related Mortgage Loan), in each case described in clauses (i) and (ii) only to the extent collected on the Group II Mortgage Loans during the preceding Remittance Period.

     "Group II Shortfall Amount": As of any Payment Date, the excess, if any, of
(x) the Group II Insured Distribution Amount, as of such Payment Date, owed to the Certificate Insurer on such Payment Date on account of its subrogation rights over (y) the Group II Total Available Funds on deposit in the Class A-5 Group II Distribution Account on such Payment Date.

     "Group II Specified Subordinated Amount": As such term is defined in the Insurance and Indemnity Agreements.

     "Group II Stepped Down Required Subordinated Percentage": As such term is defined in the Insurance and Indemnity Agreements.

     "Group II Subordinated Amount": With respect to any Payment Date, the excess, if any, of (x) the Group II Pool Principal Balance as of the close of business on the last day of the preceding Remittance Period over (y) the Class A-5 Group II Principal Balance as of such Payment Date (after taking into account the payment on such Payment Date of the amount set forth in clause (x) of the definition of "Base

Group II Principal Distribution Amount", and the Group II Subordination Deficit except for any portion thereof related to payment of Group II Insured Payments applied as payments of the Group II Principal Distribution Amount on such Payment Date or on any prior Payment Date and not previously reimbursed to the Certificate Insurer pursuant to Section 7.3 hereof).

     "Group II Subordination Deficiency Amount": As of any Payment Date, the excess, if any, of (i) the Group II Specified Subordinated Amount applicable to such Payment Date over (ii) the Group II Subordinated Amount applicable to such Payment Date prior to taking into account the payment of any related Group II Subordination Increase Amounts on such Payment Date.

     "Group II Subordination Deficit": As of any Payment Date, the excess, if any, of (x) the Class A-6 Group II Principal Balance after taking into account the amount otherwise payable as the Group II Principal Distribution Amount on such Payment Date (i.e., the sum of (i) the Base Group II Principal Distribution Amount and (ii) the Group II Subordination Increase Amount), over (y) the Group II Pool Principal Balance as of the close of business on the last day of the preceding Remittance Period.

     "Group II Subordination Increase Amount": With respect to any Payment Date, the lesser of (x) the Group II Subordination Deficiency Amount as of such Payment Date and (y) the portion of the Class B Interest allocable to Group II pursuant to Section 7.3(b)(iii)(E) as of such Payment Date.

     "Group II Subordination Reduction Amount": With respect to any Payment Date, an amount equal to the lesser of (x) the Group II Excess Subordinated Amount for such Payment Date and (y) the amount described in clause (x) of the definition of Base Group II Principal Distribution Amount for such Payment Date.

     "Group II Total Available Funds": As of any Payment Date, the amount on deposit in the Class A Group II Distribution Account on such Payment Date after making the allocations, transfers and disbursements from the Certificate Account pursuant to Section 7.3(b) hereof on such Payment Date. The term "Group II Total Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of the Certificates by the Trustee as a result of proceedings under the United States Bankruptcy Code.

     "Group II Trustee's  Fee": With respect to any Payment Date, the product of
(i) one-twelfth of 0.0075% and

(ii) the Group II Pool Principal Balance as of the last day of the preceding Remittance Period.

     "Highest Lawful Rate": As defined in Section 12.13.

     "Insurance and Indemnity Agreement": The Insurance and Indemnity Agreement dated as of February 1, 1997 among the Certificate Insurer, the Seller and the Transferor.

     "Indemnification Agreement": The Indemnification Agreement dated as of February 25, 1997 among the Seller, the Master Servicer, the Transferor, the Underwriters and the Certificate Insurer.

     "Insurance Policy": Any hazard or title insurance policy relating to a Mortgage Loan.

     "Insurance Proceeds": The proceeds of any Insurance Policy relating to a Mortgage Loan, a Property or an REO Property, net of proceeds to be applied to the repair of the Property or released to the Mortgagor and net of expenses reimbursable therefrom, but excluding any Insured Payment.

     "Insured Distribution Amount": The Group I Insured Distribution Amount or the Group II Insured Distribution Amount, as the case may be.

     "Insured Payment": The Group I Insured Payment or the Group II Insured Payment, as the case may be.

     "Interest Advance": As defined in Section 7.9(a) hereof.

     "Interest Advance Reimbursement Amount": As defined in Section 7.9(b) hereof.

     "Interest Determination Date": With respect to any Accrual Period for the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, the second London Business Day preceding the first day of such Accrual Period.

     "Late Payment Rate": As defined in the Insurance and Indemnity Agreement.

     "LIBOR": With respect to any Accrual Period for the Class A-1 Group I Certificates or the Class A-5 Group II Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date,

LIBOR for the related Accrual Period will be established by the Trustee as follows:

     (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

     (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

     "Liquidated Loan": As to any Payment Date, (i) any Mortgage Loan as to which the Master Servicer has determined, in accordance with the servicing procedures specified herein, during the related Remittance Period that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered or (ii) any Mortgage Loan as to which the related REO Property has been held by the Trust for 270 days. Any such determination shall be evidenced by an Officer's Certificate in the form of
Exhibit I to this Agreement.

     "Liquidation Expenses": Expenses which are incurred by the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer pursuant to Sections 10.9(b) and 10.13 of this Agreement with respect to the related Mortgage Loan.

     "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Master Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise, and including, without limitation, sale proceeds received upon the sale of REO Property.

     "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Remittance Date pursuant to Sections 3.2, 3.3, 3.4, or 10.13(f) hereof, an amount equal to the Principal Balance of such Mortgage Loan as of the date of purchase (after giving effect to the related Monthly Remittance remitted by the Master Servicer on such Remittance Date), plus interest on the outstanding Principal Balance thereof as of the beginning of the preceding Remittance Period computed at the related Coupon Rate less the rate at which the

Master Servicing Fee is calculated, plus the aggregate amounts of (i) all unreimbursed Reimbursable Advances and (ii) all Delinquency Advances which the Master Servicer has theretofore failed to remit with respect to such Mortgage Loan.

     "Loan-to-Value Ratio": As of any particular date (i) with respect to any First Mortgage Loan, the ratio of (A) the original principal balance of the Note relating to such First Mortgage Loan to (B) the Appraised Value and (ii) with respect to any Second Mortgage Loan, the ratio of (A) an amount equal to the sum of (a) the remaining principal balance of the Senior Lien note relating to such First Mortgage Loan and (b) the original principal balance of the Note relating to such Second Mortgage Loan to (B) the Appraised Value as of the date of origination of such Second Mortgage Loan.

     "London Business Day": A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     "Lower Tier Distribution Amount": As of any Payment Date, the sum of (i) the Group I Available Funds and (ii) the Group II Available Funds.

     "Lower-Tier Interests": As defined in Section 2.8(c) hereof.

     "Lower-Tier REMIC": The segregated pool of assets held by the Trust consisting of the Mortgage Loans.

     "Lower Tier Required Subordinate Amount": With respect to any Distribution Date, an amount equal to the product of (a) the product of (i) 0.50 and (ii) the sum of the principal balances of LT-5, LT-7 and LT-8 divided by the Pool Principal Balance then outstanding and (b) the sum of the Group I and Group II Specified Subordinated Amounts.

     "Lower Tier Subordinated Amount": As of any date of determination, (i) 0.50 times the sum of the principal balances of LT-5, LT-7, and LT-8 minus (ii) the sum of the principal balances of LT-5 and LT-7, in each case as of such date of determination.

     "Master Servicer": Access Financial Lending Corp., a Delaware corporation.

     "Master Servicer's Trust Receipt": The Master Servicer's trust receipt in the form set forth in Exhibit F hereto.

     "Master Servicing Fee": With respect to any Mortgage Loan, an amount retained by the Master Servicer from collections of interest on the Mortgage Loans as compensation for its servicing duties relating to such Mortgage Loan pursuant to Section 10.15 hereof and equal to 0.45% per annum of the then outstanding principal amount of such Mortgage Loan as of the first day of each Remittance Period payable on a monthly basis; provided, that if the Seller is no longer the Master Servicer, such rate may be increased to a rate not in excess of 0.50% and if the Trustee is acting as Master Servicer such rate shall be equal to 0.50%.

     "Maximum LT-8 Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the stated interest rate applicable to LT-8 for such Distribution Date on a balance equal to the principal balance of LT-8 minus the Lower Tier Subordinated Amount, in each case for such Distribution Date over (ii) interest on LT-5 and LT-7 for such Distribution Date.

     "Monthly Remittance": The Group I Monthly Remittance or the Group II Monthly Remittance, as the case may be.

     "Moody's": Moody's Investors Service, Inc.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

     "Mortgage Loan": Each of the mortgage loans sold by the Seller to the Trust on the Startup Day, together with any Qualified Replacement Mortgages substituted therefor by the Seller in accordance with Section 3.2, 3.3 or 3.4 hereof as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the related Mortgage Loan Schedule. The term "Mortgage Loan" includes the terms "First Mortgage Loan" and "Second Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Seller, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in
Section 3.3(b)(i) hereof with respect to such mortgage loan, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

     "Mortgage Loan Group": Each of Group I and Group II.

     "Mortgage Loan Schedules": The schedules of Mortgage Loans, separated by Mortgage Loan Group and by Sub- Servicer, listing each Mortgage Loan conveyed on the Startup Day and setting forth as to each Mortgage Loan the following information: (i) the name of the Mortgagor, (ii) the street address of the Property, (iii) the town or city in which the Property is located, (iv) the Principal Balance as of the CutOff Date, (v) the account number, (vi) the original principal amount, (vii) the current Coupon Rate, (viii) the first date on which a scheduled monthly payment is due under the Note, (ix) the original stated maturity date of the Note, (x) the State in which the Property is located, (xi) the zip code of the Property, (xii) the Loan-to-Value Ratio,
(xiii) the Loan-to-Value Ratio of any Second Mortgage Loan calculated by disregarding the amount described in clause (ii)(a) of the definition of "Loan-to-Value Ratio", (xiv) whether the Property is owner-occupied or non-owner occupied, (xv) whether the Property is a single family residence, two-to-four family residence, a condominium, a townhouse or a rowhouse and (xvi) if such Mortgage Loan is a "balloon loan", the amortization terms (e.g., 30 year amortization due in 15 years).

     "Mortgagor": The obligor on a Note.

     "Net Insurance Proceeds": As to any Mortgage Loan, Insurance Proceeds net of unreimbursed Reimbursable Advances relating thereto. In no event shall Net Insurance Proceeds with respect to any Mortgage Loan be less than zero.

     "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of unreimbursed Reimbursable Advances relating to such Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

     "Net Pool Balance": As of any Payment Date, the sum of the Pool Principal Balance less the sum of the principal balances of the Class LT-5, LT-7, and LT-8 Certificates.

     "Net Proceeds": The sum of, without duplication, Net Liquidation Proceeds, Net Insurance Proceeds and Net Released Mortgage Property Proceeds.

     "Net Realized Loss": With respect to any Liquidated Loan the excess, if any, of (x) the Principal Balance thereof at the time the Mortgage Loan became a Liquidated Loan over (y) the related Net Liquidation Proceeds.

     "Net Released Mortgage Property Proceeds": As to any Mortgage Loan, Released Mortgage Property Proceeds net of unreimbursed Reimbursable Advances relating thereto. In no event shall Net Released Mortgage Property Proceeds with respect to any Mortgage Loan be less than zero.

     "Net Weighted Average Coupon Rate": With respect to any Mortgage Loan Group and Remittance Period, the weighted average Coupon Rates (weighted by Principal Balances) of the related Mortgage Loans, calculated at the opening of business on the first day of such Remittance Period, less the rate at which the Master Servicing Fee is then calculated and less the Trustee Fee and Certificate Insurer Premium Rate.

     "Nonrecoverable Advances": With respect to any Mortgage Loan, any Servicing Advance or Delinquency Advance proposed to be made by the Master Servicer in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds or Released Mortgage Property Proceeds on such Mortgage Loan or REO Property or otherwise.
Notwithstanding anything to the contrary contained in this Agreement, no Delinquency Advance or Servicing Advance shall be required to be made by the Master Servicer if such Delinquency Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance.

     "Note":  The  note  or  other  evidence  of  indebtedness   evidencing  the
indebtedness of a Mortgagor under a Mortgage Loan.

     "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

     "Operative Documents": This Agreement, the Sale Agreement, the Insurance and Indemnity Agreement, the Under- writing Agreement, and the Indemnification Agreement.

     "Original Group I Pool Principal Balance": The aggregate Principal Balances of all Group I Mortgage Loans as of the Cut-Off Date, i.e., $134,737,711.47.

     "Original Group II Pool Principal Balance": The aggregate Principal Balances of all Group II Mortgage Loans as of the Cut-Off Date, i.e., $141,704,325.95.

     "Original Pool Principal Balance": The aggregate Principal Balances of all Mortgage Loans as of the Cut-Off Date, i.e., $276,442,037.42.

     "Original Principal Balance": With respect to each Note, the outstanding principal amount of such Note as of the Cut-Off Date.

     "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

          (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee in trust for the Owners of such Certificates;

          (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

          (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section
     5.5 hereof; and

          (v) With respect to voting rights, any Class A Certificates held by the Seller, the Master Servicer, the Transferor or any affiliate of any thereof, unless all other Class A Certificates have been paid in full.

          Any Certificates in which the Certificate Insurer has an interest pursuant to its right of subrogation shall be "Outstanding Certificates".

     "Owner": The Person in whose name a Certificate is registered in the Register.

     "Payment Date": The 18th day of each month (or, if such day is not a Business Day, the next following Business Day), commencing in the month following the Startup Day.

     "Percentage Interest": As to any Class A Certificate or Class B Certificate, that percentage, expressed as a fraction, the numerator of which is the original principal balance of such Certificate as of the Cut-Off Date and the denominator of which is the original principal balance of all Certificates of the same Class as of the Cut-Off Date; as to any Residual Certificate, that Percentage Interest set forth on such Residual Certificate.

     "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pool Delinquency Rate": With respect to any Remittance Period, the fraction, expressed as a percentage, equal to (x) the aggregate Principal Balances of all Mortgage Loans 60 or more days Delinquent as of the close of business on the last day of such Remittance Period over (y) the Pool

Principal Balance as of the close of business on the last day of such Remittance Period.

     "Pool Principal Balance": As to any Payment Date, the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of the related Remittance Period.

     "Pool Rolling Three Month Delinquency Rate": As of any Payment Date the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates), immediately preceding Remittance Periods.

     "Preference Amount": As to any Payment Date:

     (i) with respect to the Class A-1 Group I Certificates, any amounts included in previous distributions to Class A-1 Group I Certificateholders of Class A-1 Distribution Amounts (exclusive of Group I Insured Payments) which are recovered from such Class A-1 Group I Certificateholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Class A-1 Group I Certificateholders provided such Class A-1 Group I Certificateholders have complied with the provisions of Section 7.3(f);

     (ii) with respect to the Class A-2 Group I Certificates, any amounts included in previous distributions to Class A-2 Group I Certificateholders of Class A-2 Distribution Amounts (exclusive of Group I Insured Payments) which are recovered from such Class A-2 Group I Certificateholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not heretofore been repaid to such Class A-2 Group I Certificateholders provided such Class A-2 Group I Certificateholders have complied with the provisions of Section 7.3(f);

     (iii) with respect to the Class A-3 Group I Certificates, any amounts included in previous distributions to Class A-3 Group I Certificateholders of Class A-3 Distribution Amounts (exclusive of Group I Insured Payments) which are recovered from such Class A-3 Group I Certificateholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Class A-3 Group I Certificateholders provided such Class A-3 Group I Certificateholders have complied with the provisions of
Section 7.3(f);

     (iv) with respect to the Class A-4 Group I Certificates, any amounts included in previous distributions to Class A-4 Group I Certificateholders of Class A-4 Distribution Amounts (exclusive of Group I Insured Payments) which are recovered from such Class A-4 Group I Certificateholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not heretofore been repaid to such Class A-4 Group I Certificateholders provided such Class A-4 Group I Certificateholders have complied with the provisions of Section 7.3(f); and

     (v) with respect to the Class A-5 Group II Certificates, any amounts included in previous distributions to Class A-5 Group II Certificateholders of Class A-5 Distribution Amounts (exclusive of Group II Insured Payments and any Supplemental Interest Payment Amounts) which are recovered from such Class A-5 Group II Certificateholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not heretofore been repaid to such Class A-5 Group II Certificateholders provided such Class A-5 Group II Certificateholders have complied with the provisions of
Section 7.3(f).

     "Premium Amount": The Group I Premium Amount or the Group II Premium Amount, as the case may be.

     "Prepayment": Any payment of principal of a Mortgage Loan by a Mortgagor which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal.

     "Prepayment Interest Shortfalls": With respect to each Group, the sum of the difference (caused by any Prepayments during a calendar month), if any, for each Mortgage Loan in the related Group, between (i) the interest collected by the Master Servicer from the Mortgagor during a calendar month, and (ii) the full month's interest at the related Coupon Rate.

     "Preservation Expenses": Expenditures made by the Master Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation. Preservation Expenses shall constitute "Servicing Advances" for all purposes of this Agreement.

     "Principal and Interest Account": The principal and interest account created by the Master Servicer pursuant to Section 10.8 hereof.

     "Principal Balance": As of any date of calculation and with respect to each Mortgage Loan, the Original Principal Balance thereof less any related Principal Remittance Amounts relating to such Mortgage Loan included in previous related Monthly Remittances and, if applicable, the related Monthly Remittance as of such date; provided that the Principal Balance for any Mortgage Loan which has become a Liquidated Loan shall be zero following the date on which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter.

     "Principal Distribution Amount": The Class A-1 Principal Distribution Amount, the Class A-2 Principal Distribution Amount, the Class A-3 Principal Distribution Amount, the Class A-4 Principal Distribution Amount or the Class A-5 Principal Distribution Amount, as the case may be.

     "Principal Remittance Amounts": The Group I Principal Remittance Amount or the Group II Principal Remittance Amount, as the case may be.

     "Prohibited Transaction": Has the meaning as defined in Section 860F of the Code.

     "Property": The underlying real property, including the improvements thereon, securing a Mortgage Loan.

     "Prospectus": The Prospectus dated November 7, 1996 relating to Mortgage Loan Asset Backed Securities, issuable in Series.

     "Prospectus Supplement": The Prospectus Supplement dated February 25, 1997 relating to the Class A Certificates.

     "Qualified Liquidation": "Qualified Liquidation" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Qualified Mortgage": "Qualified mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Qualified Replacement Mortgage": A Mortgage Loan substituted for another by the Seller pursuant to Section 3.2, 3.3 or 3.4 hereof, which (i) has a fixed rate of interest if the Mortgage Loan being replaced is a Group I Mortgage Loan and has a variable rate of interest if the Mortgage Loan being replaced is a Group II Mortgage Loan, (ii) has a Coupon Rate at least equal to the Coupon Rate of the Mortgage Loan being replaced (which, in the case of a Group II Mortgage Loan, shall be deemed to mean the same index and a margin equal to or greater than the margin applicable to the Mortgage Loan being replaced), (iii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall mature no later than the latest maturity date of any Mortgage Loan then held in the related Mortgage Loan Group (v) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (vi) shall be a First Mortgage Loan if the Mortgage Loan being replaced was a First Mortgage Loan, and shall have the same or higher lien priority if the Mortgage Loan being replaced was a junior Mortgage Loan, (vii) has a Principal Balance as of the related Replacement Cut-Off Date equal to or less than the Principal Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date, (viii) shall be of the same or higher credit quality classification (determined in accordance with the Seller's underwriting guidelines) as the Mortgage Loan which such Qualified Replacement Mortgage replaces, (ix) satisfies the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, and (x) complies as of the date of substitution with each representation and warranty set forth in Section 3.2(b) hereof, all as evidenced by any Officer's Certificate of the Seller delivered to the Trustee prior to any such substitution. In the event that one or more mortgage loans are proposed to be substituted for one or more Mortgage Loans, the Certificate Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, as evidenced by a written approval delivered to the Trustee by the Certificate Insurer, except that the requirement of clause (ix) hereof must be satisfied as to each Qualified Replacement Mortgage.

     "Rating Agency": Any nationally recognized statistical credit rating agency, or its successor, that rates any Certificates at the request of the Seller at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Certificate Insurer and the Master Servicer. References herein to the highest rating category of a rating agency shall mean AAA (with respect to long-term ratings) or A-1+ (with respect to short-term ratings), in the case of S&P, and Aaa (with respect to long-term ratings) or P-1 (with respect to short-term ratings), in the case of Moody's, and in the case of any other Rating Agency shall mean such equivalent ratings.

     "Record  Date":  With  respect  to the Class  A-2,  Class A-3 and Class A-4
Certificates and any Payment Date, the close of business on the first Business Day of the calendar month in which such Payment Date occurs. With respect to the Class A-1 and Class A-5 Certificates and any Payment Date, the close of business on the Business Day immediately preceding such Payment Date.

     "Reference Banks": Bankers Trust Company, Barclay's Bank PLC,
The Bank of Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Seller which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Seller or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

     "Register":  The  register  maintained  by the Trustee in  accordance  with
Section 5.4 hereof, in which the names of the Owners are set forth.

     "Registration  Statement":   The  Seller's  Registration  Statement  number
333-07837, filed on Form S-3.

     "Reimbursable Advances": As to any Mortgage Loan, all Delinquency Advances and Servicing Advances made by the Master Servicer with respect thereto, to the extent not previously paid to or withheld by the Master Servicer.

     "Reimbursement Amount": With respect to any Class of Class A Certificates and for any Payment Date, the sum of (x)(i) all related Insured Payments previously received by the Trustee not previously repaid to the Certificate Insurer pursuant to Section 7.3(b)(iii)(C), together with interest accrued on each such related Insured Payment not previously repaid calculated from the date the Trustee received the related Insured Payment at the Late Payment Rate and
(y) any other amounts then due and owing to the Certificate Insurer relating to such Class A Certificates under the Insurance and Indemnity Agreement.

     "Released Mortgaged Property Proceeds": Proceeds received in connection with a taking of a Property by condemnation or the exercise of eminent domain or in connection with a release of part of the Property.

     "Relief Act Shortfalls": With respect to each Group, the aggregate difference (caused by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) between (i) the interest collected by the Master Servicer from the related Mortgagor during a calendar month and (ii) the full month's interest at the related Coupon Rate.

     "REMIC": A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Trust": The segregated pool of assets consisting of the Trust Estate except for the Supplemental Interest Payment Account.

     "Remittance Date": Any date on which the Master Servicer is required to remit moneys on deposit in a Principal and Interest Account to the Trustee, which shall be the 13th day of each month, commencing in the month following the Startup Day or if such day is not a Business Day the following Business Day.

     "Remittance Period": The period (inclusive) beginning at the opening of business on the second day of the calendar month immediately preceding the calendar month in which a Remittance Date occurs and ending at the close of business on the first day of the calendar month in which such Remittance Date occurs.

     "REO Property": A Property acquired by the Master Servicer in the name of and on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the second day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

     "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

     "Representative": Prudential Securities Incorporated.

     "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean

(rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which three New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which three New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     "Residual   Certificate":   Any  Class  RL  Certificate  or  any  Class  RU
Certificate.

     "Rolling Delinquency Percentage": For any Distribution Date, the average of the Delinquency Percentages for the Mortgage Loans as of the last day of each of the six (or 1, 2, 3, 4, and 5 in the case of the first five Payment Dates, as applicable) most recently ended Remittance Periods.

     "Rolling Loss Percentage": As of any Distribution Date commencing on the thirteenth Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Net Realized Losses incurred during the preceding twelve calendar months, and the denominator of which is the aggregate Pool Principal Balance as of the first day of the twelfth preceding calendar month.

     "S&P": Standard & Poor's, a division of The McGraw Hill Companies.

     "Sale Agreement": The Purchase and Sale Agreement dated as of February 1, 1997 between the Seller and the Transferor.

     "Second Mortgage Loan": A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Property, as identified in the Mortgage Loan Schedules.

     "Seller": Access Financial Lending Corp., a Delaware corporation.

     "Seller Optional Termination Date": The first Remittance Date on which the then-outstanding aggregate Principal Balances of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance.

     "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien.

     "Servicing Advance": As defined in Sections 10.9(b) and 10.13 hereof.

     "Servicing Standards": As defined in Section 10.2 hereof.

     "Startup Day": February 28, 1997.

     "Step-Down Cumulative Loss Test": As such term is defined in the Insurance and Indemnity Agreement.

     "Step-Down Rolling Delinquency Test": As such term is defined in the Insurance and Indemnity Agreement.

     "Step-Down Rolling Loss Test": As such term is defined in the Insurance and Indemnity Agreement.

     "Step-Down Trigger": For any Payment Date after the 30th Payment Date, the Step-Down Trigger will have occurred if each of the Step-Down Cumulative Loss Test, the Step-Down Rolling Delinquency Test and the Step-Down Rolling Loss Test is met. In no event will the Step-Down Trigger be deemed to have occurred for the 30th Payment Date or any preceding Payment Date.

     "Step-Up Cumulative Loss Test": As such term is defined in the Insurance and Indemnity Agreement.

     "Step-Up Rolling Delinquency Test": As such term is defined in the Insurance and Indemnity Agreement.

     "Step-Up Rolling Loss Test": As such term is defined in the Insurance and Indemnity Agreement.

     "Step-Up Trigger": For any Payment Date, the Step- Up Trigger will have occurred if any one of the Step-Up Cumulative Loss Test, the Step-Up Rolling Delinquency Test or the Step-Up Rolling Loss Test is met.

     "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies the requirements set forth in Section
10.3 hereof in respect of the qualification of a Sub-Servicer.

     "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 10.3 hereof.

     "Subordination Deficiency Amount": The Group I Subordination Deficiency Amount or the Group II Subordination Deficiency Amount, as the case may be.

     "Substitution Amount": As defined in Section 3.2(a) hereof.

     "Supplemental Certificates": The Class B-S Certificates.

     "Supplemental Interest Payment Account": The Supplemental Interest Payment Account established in accordance with Section 7.9(a) hereof and maintained by the Trustee.

     "Supplemental Interest Payment Amount": As defined in Section 7.9(a) hereof.

     "Supplemental Interest Trust": The Access Financial Supplemental Interest Trust 1997-1 created pursuant to Section 7.9(a) hereof.

     "Tax Matters Person": The tax matters person, as defined in Section 1.860F-4(d) of the Treasury Regulations, appointed with respect to the Trust pursuant to Section 12.17 hereof.

     "Transferor": Access Financial Receivables Corp., a Delaware corporation.

     "Trigger Event": An Event of Default  described in clauses (viii),  (ix) or
(x) of Section 11.1.

     "Trust": Access Financial Mortgage Loan Trust 1997-1, the trust created under Article II of this Agreement.

     "Trust Estate": Collectively, all money, instruments, and other property to the extent such money, instruments and other property, are subject hereto or intended to be held in trust for the benefit of the Owners, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in any Account, and by the Master Servicer in the Principal and Interest Account or otherwise held by the Master Servicer in trust for the Owners (except as otherwise provided herein), (iii) any Property, the ownership of which has been effected in the name of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) the rights, if any, of the Trust in any Insurance Policies relating to the Mortgage Loans, (v) Net Liquidation Proceeds (but only to the extent that such Net Liquidation Proceeds do not exceed the Principal Balance of the related Mortgage Loan plus accrued and unpaid interest on such Mortgage Loan) with respect to any Liquidated Loan,

(vi) Released Mortgaged Property Proceeds and (vii) the Certificate Insurance Policy.

     "Trustee": The Chase Manhattan Bank, a New York banking corporation, located on the date of execution of this Agreement at 450 West 33rd Street, 10th Floor, New York, NY 10001, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

     "Trustee's Fee": The total of the Group I Trustee's Fee and the Group II Trustee's Fee.

     "Underwriters":   Prudential   Securities   Incorporated  and  J.P.  Morgan
Securities Inc.

     "Underwriting Agreement": The Underwriting Agreement dated February 25, 1997 among the Seller and the Underwriters.

     "Unregistered Certificates": Certificates which are not registered as evidenced by inclusion in the Register.

     "Upper-Tier REMIC": The segregated pool of assets held by the Trust consisting of the Lower Tier Interests (except for the RL Lower-Tier Interest, as set forth in the chart in Section 2.8(c) hereof), the Distribution Accounts and the Certificate Insurance Policy.

     Section 1.2. Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

     Section 1.3. Captions; Table of Contents. The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

     Section 1.4. Opinions. Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy.

Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction. Opinions regarding REMIC matters must be furnished by special counsel to the Seller.

     Section 1.5. Calculations. All calculations of accrued interest made pursuant to the Agreement shall be made assuming a 360-day year consisting of twelve 30-day months, except for interest on the Class A-1 Group I and Class A-5 Group II Certificates, which calculations shall be made based on the actual number of days over a 360-day year, or as otherwise specifically provided herein.


                                   ARTICLE II

                                    THE TRUST

     Section 2.1. Establishment of the Trust. The Seller does hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Access Financial Mortgage Loan Trust 1997-1". The Trust shall be deemed to consist of two sub-trusts, one with respect to each Mortgage Loan Group.

     Section 2.2. Office. The office of the Trust shall be in care of the Trustee, 450 West 33rd Street, 10th Floor, New York, New York 10001, attn:
Global Trust Services or at such other address as the Trustee may designate by notice to the Seller, the Master Servicer, the Transferor, the Certificate Insurer and the Owners.

     Section 2.3. Purpose and Powers. The purpose of the Trust is to engage in the following activities, and only such activities: (i) the purchase of the Mortgage Loans; (ii) the holding of the Mortgage Loans and the Trust Estate related thereto; (iii) the issuance of the Certificates; (iv) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (v) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall be construed to permit the Trustee to take any action which would adversely affect the status of any interest held by the Trust which is intended to be treated as a REMIC.

     Section 2.4. Appointment of the Trustee; Declaration of Trust. The Seller hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 9.8 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

     Section 2.5. Expenses of the Trust. The Master Servicer shall retain its monthly aggregate Master Servicing Fees as provided in Section 10.15 herein; the Trustee's Fee shall be paid monthly as provided in Section 7.3(b)(i) hereof; and the premiums due to the Certificate Insurer shall be paid monthly as provided in
Section 7.3(b)(iii)(C) hereof; all other expenses of the Trust including any fees and expenses incurred by the Trustee in connection with a termination of the Trust pursuant to Article VIII shall be submitted to the Seller for its approval, and, if so approved, shall be paid by the Seller. The reasonable fees and expenses of the Trustee's counsel in connection with the review and delivery of this Agreement and related documentation shall be due as of the Startup Day and shall be paid by the Seller.

     Section 2.6. Ownership of the Trust. On the Startup Day, the ownership interests in the Trust shall be transferred as set forth in Section 4.2 hereof, such transfer to be evidenced by issuance of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by
Section 5.4 hereof.

     Section 2.7. Receipt of Trust Estate. The Seller hereby directs the Trustee to accept the property conveyed to it pursuant to Section 3.3 hereof in connection with the establishment of the Trust, and the Trustee hereby acknowledges receipt of such property. The Seller further directs the Trustee to issue the Certificates, to hold the Class A Certificates as transfer agent for the Depository as provided in Section 5.4, and to deliver the Class B Certificates and the Residual Certificates to the Seller.

     Section 2.8. Miscellaneous REMIC Provisions. (a) The Trust shall elect that the Upper-Tier REMIC and the Lower-Tier REMIC shall be treated as REMICs under
Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such REMIC elections.

     (b) The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group II Certificates, the uncertificated right of the

Supplemental Interest Account to receive the distributions described in Section 7.3(c) (the "Uncertificated Interest") are hereby designated as "regular interests" with respect to the Upper-Tier REMIC and the Class RU Certificates are hereby designated as the single class of "residual interest" with respect to the Upper-Tier REMIC. The Class LT-1, LT-2, LT-3, LT-4, LT-5, LT-6, LT-7 and LT-8 Certificates are hereby designated as "regular interests" with respect to the Lower-Tier REMIC and the Class RL Certificates are hereby designated as the single class of "residual interest" with respect to the Lower-Tier REMIC.

     (c) The  beneficial  ownership  interest of the  Lower-Tier  REMIC shall be
evidenced   by  the   interests   (the   "Lower-Tier   Interests")   having  the
characteristics and terms as follows:

                             Original                              Final
   Class     Companion       Principal        Interest            Payment
Designation   Classes         Balance           Rate                Date
-----------   -------         -------           ----                ----

   LT-1         A-1         $63,500,000          (1)        December 18, 2011
   LT-2         A-2         $30,200,000          (1)          June 18, 2013
   LT-3         A-3         $21,300,000          (1)          March 18, 2022
   LT-4         A-4         $19,733,000          (1)          March 18, 2027
   LT-5                          $2,000          (2)          March 18, 2027
   LT-6         A-5        $138,866,000          (3)          March 18, 2027
   LT-7                          $1,959.94       (4)          March 18, 2027

   LT-8                          $4,000          (5)          March 18, 2027
     RL                          (6)             (6)          March 18, 2027

------------

(1) The Net Weighted Average Coupon Rate of the Group I Mortgage Loans, plus the Certificate Insurer Premium Rate.

(2)  The Weighted Average of the Class A-1, A-2, A-3 and A-4 Pass-Through Rates.

(3) The Net Weighted Average Coupon Rate of the Group II Mortgage Loans, plus the Certificate Insurer Premium Rate.

(4)  The Class A-5 Pass-Through Rate.

(5) The Net Weighted Average Coupon Rate of the Mortgage Loans, plus the Certificate Insurer Premium Rate.

(6)  The RL Certificate has no principal balance and does not bear interest.

The Lower-Tier Interests LT-1, LT-2, LT-3, LT-4, LT-5, LT-6, LT-7 and LT-8 shall be issued as non-certificated interests and recorded on the records of the Lower-Tier REMIC as being issued to and held by the Trustee on behalf of the Upper-Tier REMIC.

     On each Payment Date, the Lower Tier Distribution Amount shall be applied as principal and interest of particular Lower Tier Interests, other than the RL Certificate, in amounts corresponding to the aggregate respective amounts required to be applied as principal and interest of their related Companion Classes (as set forth above) and the Class B Certificates pursuant to the priorities set forth in section 7.3 hereof and with respect to the Lower Tier Interests LT-5, LT-7, and LT-8,

     (i) the Lower Tier Distribution Amount shall be applied as interest to LT-5, LT-7, and LT-8 in an amount corresponding to the interest accrued on the class principal balances of such classes at the interest rate for such class as stated above; provided, however, that amounts payable as interest in respect of LT-8 shall be reduced (the "LT-8 Distribution Reduction Amount") when the Lower Tier Subordinated Amount is less than the Lower Tier Required Subordinated Amount by the lesser of (x) the amount of such difference and (y) the Maximum LT-8 Interest Deferral Amount. The LT-8 Distribution Reduction Amount will be applied to proportionately reduce the principal balances of LT-5 and LT-7; in the case of LT-5, in proportion to the amount on such Payment Date of any Group I Subordination Increase Amount, in the case of LT-7, in proportion to the amount on such Payment Date of any Group II Subordination Increase Amount; and

     (ii) the remainder of the Lower Tier Distribution Amount shall be applied as principal to LT-5, LT-7, and LT-8 in the following percentages:

     (a)  50.00% to LT-8; and

     (b) 50.00% to LT-5 and LT-7 in proportion to the Group I Principal Distribution Amount and the Group II Principal Distribution Amount, respectively, in each case as of such Payment Date provided that the Lower Tier Subordinated Amount is less than or equal to the Lower Tier Required Subordinated Amount. If not, 50.00% divided among LT-5, LT-7 and LT-8 such that the Lower Tier Subordinated Amount equals the Lower Tier Required Subordinated Amount.

     No distributions will be made on the Class RL Certificate, except that any distribution of the proceeds of the final remaining assets of the Lower Tier REMIC shall be distributed to the holder thereof upon presentation and surrender of the Class RL Certificate.

     (d) The Startup Day is hereby designated as the "startup day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
             OF THE SELLER, THE MASTER SERVICER AND THE TRANSFEROR;
                          CONVEYANCE OF MORTGAGE LOANS

     Section 3.1. Representations and Warranties of the Seller, the Master Servicer and the Transferor. (a) The Seller hereby represents, warrants and covenants to the Master Servicer, the Transferor, the Trustee, the Certificate Insurer and to the Owners as of the Startup Day that:

          (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Seller has all requisite corporate power and authority to own and operate its properties, to enable it to carry out its business as presently conducted in a material manner and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party in a material manner.

          (ii) The execution and delivery of this Agreement and the other Operative Documents to which the Seller is a party, by the Seller, and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller and will not violate the Seller's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its properties.

          (iii) This Agreement and the other Operative Documents to which the Seller is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

          (v) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

          (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make the certificate, statement or report not misleading.

          (vii) The statements contained in the Registration Statement which describe the Seller or matters or activities for which the Seller is responsible in accordance with the Operative Documents or which are attributed to the Seller therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Seller or omit to state a material fact required to be stated therein or necessary in order to prevent the statements contained therein with respect to the Seller from being misleading. To the best of the Seller's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          (viii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Seller of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

          (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Seller.

          (x) The Seller received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans to the Transferor.

          (xi) The Seller did not sell any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors.

          (xii) The Seller is solvent and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Transferor.

     (b) The Master Servicer hereby represents and warrants to the Seller, the Transferor, the Trustee, the Certificate Insurer, and to the Owners as of the Startup Day that:

          (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is, or a Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable the Master Servicer to perform its obligations hereunder. The Master Servicer and each Sub-Servicer is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary to enable the Master Servicer to perform its obligations hereunder. The Master Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge, either directly or through Sub-Servicers, its obligations under this Agreement. The Master Servicer and any Sub-Servicer (except LSI Financial Group) has equity of at least $15,000,000 as determined in accordance with generally accepted accounting principles. Each Sub-Servicer appointed by the Master Servicer will have all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted.

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement and any Sub-Servicing Agreement have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

          (iii) This Agreement and any Sub-Servicing Agreement, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under any Sub-Servicing Agreement.

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any Sub-Servicing Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder.

          (vi) Each certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer is true and correct in all material respects.

          (vii) The statements contained in the Prospectus Supplement which describe the Master Servicer under the caption "The Master Servicer" are true and correct in all material respects.

          (viii) The Master Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Master Servicer nor any affiliate thereof will report on any financial statements any part of the Master Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

          (ix) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by, and the performance of the obligations of, the Master Servicer, either directly or through a Sub-Servicer, of this Agreement and each Sub-Servicing Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and each Sub-Servicing Agreement on the part of the Master Servicer and the performance by the Master Servicer, either directly or through a Sub-Servicer, of its obligations under this Agreement and each Sub-Servicing Agreement.

          (x) The collection practices used by the Master Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming credit residential loan servicing business.

          (xi) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

     (c) The Transferor hereby represents and warrants to the Seller, the Master Servicer, the Trustee, the Certificate Insurer, and to the Owners as of the Startup Day that:

          (i) The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Transferor has all requisite corporate power and authority to own and operate its properties, to enable it to carry out its business as presently conducted in a material manner and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party in a material manner.

          (ii) The execution and delivery of this Agreement and the other Operative Documents to which the Transferor is a party, by the Transferor, and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Transferor and will not violate the Transferor's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Transferor is a party or by which the Transferor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Transferor.

          (iii) This Agreement and the other Operative Documents to which the Transferor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (iv) The Transferor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

          (v) No litigation is pending or, to the best of the Transferor's knowledge, threatened against the Transferor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative

     Document to which it is a party or that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

          (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Transferor contains any untrue statement of a material fact or omits to state a material fact necessary to make the certificate, statement or report not misleading.

          (vii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Transferor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Transferor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Transferor and the performance by the Transferor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

          (viii) The transactions contemplated by this Agreement are in the ordinary course of business of the Transferor.

          (ix)  The  Transferor   received  fair  consideration  and  reasonably
     equivalent value in exchange for the sale of the interests in the Mortgage Loans to the Trust.

          (x) The Transferor did not sell any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors.

          (xi) The Transferor is solvent and the Transferor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust.

     (d) The Transferor additionally covenants that it shall be operated in such a manner that it would not be substantively consolidated in the trust estate of any other Person in the event of a bankruptcy or insolvency of such Person and in such regard, the Transferor shall:

               (A) not become involved in the day-to-day management of any other Person;

               (B) not permit the Seller to become involved in the day-to-day management of the Transferor except to the extent provided in the Operative Documents;

               (C) not engage in transactions with any other Person other than those activities permitted by its certificate of incorporation and matters necessarily incident thereto;

               (D) maintain separate corporate records and books of account in a separate business office from any other Person;

               (E) maintain its assets separately from the assets of any other Person (including through the maintenance of a separate bank account);

               (F) maintain separate financial statements, books and records from any other Person;

               (G) not guarantee any other Person's obligations or advance funds to any other Person for the payment of expenses or otherwise;

               (H) conduct all business correspondence of the Transferor and other communications in the Transferor's own name;

               (I) not act as an agent of any other Person in any capacity except pursuant to contractual documents indicating such capacity and only in respect of transactions permitted by its certificate of incorporation and matters necessarily incident thereto;

               (J) not fail to hold appropriate meetings of the Board of Directors at least annually and otherwise as necessary to authorize all corporate action;

               (K) not fail to hold meetings of the stockholders at least annually;

               (L) not form, or cause to be formed, any subsidiaries;

               (M) not act as an agent of the Seller nor permit the Seller to act as its agent except to the limited extent permitted under the Operative Documents;

               (N) maintain two independent directors at all times;

               (O) maintain a separate office from the Seller; and

               (P) not engage in intercorporate transactions except to the extent permitted by its certificate of incorporation and bylaws;

     (e) It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Loans to the Trustee.

     Upon discovery by any of the Seller, the Master Servicer, the Transferor, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties set forth in this Section 3.1(c) which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer; provided that, the Trustee shall have no duty or responsibility to inquire, investigate, determine or obtain actual knowledge of facts or events constituting a breach of any such representations or warranties. Within 30 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects and, upon the Master Servicer's continued failure to cure such breach, may thereafter be removed pursuant to Section 11.1 hereof.

     Section 3.2. Covenants of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations. (a) Upon the actual knowledge of the Seller, the Master Servicer, the Transferor, the Certificate Insurer or the Trustee that the statements set forth in (ii), (x), (xiii), (xix), (xxxii), (xxxiii) or (xxxix) of subsection (b) below were untrue in any material respect as of the Startup Day or that any of the other statements set forth in subsection (b) below were untrue as of the Startup Day with the result that the interests of the Owners or the interests of the Certificate Insurer are materially and adversely affected, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer.

     Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach from any one of the other parties or the Certificate Insurer or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or of the Certificate Insurer as set forth above, the Seller hereby covenants and warrants that it shall promptly cure such breach in all material respects or it shall, subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery, receipt of notice or such time (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Seller a

Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Principal Balance of such Mortgage Loan as of such Replacement Cut-Off Date, deliver an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the related Coupon Rate less the rate at which the Master Servicing Fee is calculated, if any, of the Mortgage Loan being replaced (such aggregate amount, the "Substitution Amount"), together with the aggregate amount of all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution, the Seller at its expense, shall cause to be delivered to the Trustee and to the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of either REMIC as a REMIC and the Seller shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC. Notwithstanding the foregoing, the fact that a remedy would constitute a Prohibited Transaction with respect to a Mortgage Loan shall not reduce the obligation hereunder of the Seller to effect another remedy with respect to such Mortgage Loan. It is understood and agreed that the obligation of the Seller so to cure the defect, substitute or purchase any Mortgage Loan as to which such a statement set forth below is untrue in any material respect and has not been remedied, along with the indemnification remedy available under Section 12.21(b) shall constitute the sole remedies available to the Owners, the Trustee or the Certificate Insurer respecting any such statement.

      (b) (i) The information with respect to each Mortgage Loan set forth in the related Mortgage Loan Schedule is true and correct in all material respects as of the Cut-Off Date;

          (ii) Each Mortgage Loan File has been or will be delivered to the Trustee on the Startup Day;

          (iii) Each Mortgage Loan being transferred to the Trustee is a Qualified Mortgage and is a Mortgage;

          (iv) 93.13% of the Original Group I Pool Principal Balance and 94.94% of the Original Group II Pool Principal Balance have corresponding Properties that are improved by a one-to-four family residential dwelling and the remaining Mortgage Loans have corresponding Properties that are improved by modular housing, manufactured housing, PUD, SF row houses, townhouses or duplexes;

          (v) As of the Cut-Off Date, no Mortgage Loan in Group I had a Loan-to-Value Ratio in excess of 90% and the weighted average Loan-to-Value Ratio for Group I was approximately 74.73%, no Mortgage Loan in Group II had a Loan-to-Value Ratio in excess of 90% and the weighted average Loan-to-Value Ratio for Group II was approximately 78.153%;

          (vi) Each Mortgage Loan is being serviced by or on behalf of the Master Servicer;

          (vii) The Note related to each Group I Mortgage Loan bears a fixed Coupon Rate of at least 7.0% per annum; the Note related to each Group II Mortgage Loan bears interest based on an index of six-month LIBOR, adjusts either every sixth month or every twenty-fourth month or every thirty-sixth month, has a margin of at least 3.625%, an adjustment cap of at least 1.0%, a lifetime cap of at least 13.50% and a Coupon Rate as of the Cut-Off Date of at least 7.35%;

          (viii) Notes representing not more than 44.26% of the Original Group I Pool Principal Balance of the Mortgage Loans provide for a "balloon" payment at the end of the 15th year, and notes representing not more than 0.42% of the Original Group II Pool Principal Balance of the Mortgage Loans provide for a "balloon" payment at the end of the 15th year (such Mortgage Loans having 30-year amortization schedules);

          (ix) As of the Cut-Off Date, each Mortgage is a valid and subsisting first or second lien (as identified in the Mortgage Loan Schedule) of record on the Property subject in the case of any Second Mortgage Loan only to a Senior Lien on such Property and subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (x) Immediately prior to the transfer and assignment contemplated by the Sale Agreement, the Seller held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (ix) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment contemplated the Trust will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (ix) or other liens which will be released simultaneously with such transfer and assignment;

     (xi) As of the Cut-Off Date, no Mortgage Loan is more than 59 days delinquent, and Mortgage Loans (in the aggregate) representing no more than 9.44% of the Original Group I Pool Principal Balance of the Mortgage Loans are 30-59 days delinquent, and no more than 5.85% of the Original Group II Pool Principal Balance of the Mortgage Loans are 30-59 days delinquent;

     (xii) As of the Startup Day, each Property is free of substantial damage and is in good repair;

     (xiii) As of the Startup Day, there is no valid and enforceable offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note;

     (xiv) As of the Startup Day, there is no delinquent tax or assessment lien on any Property, nor is there any claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except, in each case, those which are insured against by any title insurance policy referred to in paragraph
     (xvi) below;

     (xv) Each Mortgage Loan complies and at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act, Real Estate Settlement Procedure Act and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

     (xvi) With respect to each Mortgage Loan, a lender's title insurance policy, issued in standard California Land Title Association form or American Land Title Association form in the state in which the related Property is situated, in an amount at least equal to the Original Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first mortgage lien of record in the case of each First Mortgage Loan or second mortgage lien of record in the case of each Second Mortgage Loan on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (ix) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Startup Day, such policy will be valid and thereafter such policy shall continue in full force and effect. The assignment to the Trust of the benefits of the mortgage title insurance does not require the consent of or notification to the insurer. No claims have been made under such mortgage title insurance policies and no prior holder of the related mortgage has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

          (xvii) At the Startup Day, the improvements upon each Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in Section 10.11(c) hereof) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior
     Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Property and in any event which is not less than the amount necessary to avoid the operation of any coinsurance provisions with respect to the Property in the event of any loss less than the amount of the insurance coverage and consistent with the amount that would have been required as of the date of origination by the related originator in its normal residential mortgage lending activities with respect to similar properties in the same locality. All hazard insurance policies are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee. All premiums thereon have been paid. Such insurance policy requires prior notice to the insured of termination or cancellation, and no such notice has been received. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (xviii) If any Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy (which may be a blanket policy of the type described in Sections 10.11(b) and 10.11(c) hereof) in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of

     1973, as amended. All flood insurance policies are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee. All premiums thereon have been paid. Such flood insurance policy requires prior notice to the insured of termination or cancellation, and no such notice has been received. The Mortgage obligates the Mortgagor thereunder to maintain all such flood insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such flood insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (xix) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed; there is only one original Note with respect to each Mortgage Loan;

          (xx) The Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trust in any Insurance Policies applicable to any Mortgage Loans delivered by the Seller including, to the extent such Mortgage Loan is not covered by a blanket policy described in Section 10.11(c) hereof, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

          (xxi) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof for the benefit of the Trustee (or, subject to Section 3.3 hereof, are in the process of being recorded);

          (xxii) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Owners and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule;

          (xxiii) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

          (xxiv) Except for one Group I Mortgage Loan with a Principal Balance of $60,000 as of the Cut-Off Date, no Mortgage Loan was originated under a buydown plan;

          (xxv) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

          (xxvi) Each Property is located in the state identified in the related Mortgage Loan Schedule and consists of one parcel of real property (or several parcels secured by a blanket mortgage) with a residential dwelling erected thereon;

          (xxvii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder;

          (xxviii) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Note permits or obligates the Master Servicer to make future advances to the related Mortgagor at the option of the Mortgagor;

          (xxix) There is no proceeding pending or threatened for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, earthquake or earth movement;

          (xxx) All of the improvements which were included for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, except in each case exceptions which are stated in the title insurance policy and affirmatively insured;

          (xxxi) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Owners or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

          (xxxii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available that would materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose on the related Mortgage;

          (xxxiii) Except as provided by clause (xi) of this subsection 3.2(b), there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

          (xxxiv) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part;

          (xxxv) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Registration Statement;

          (xxxvi) An appraisal was performed with respect to each Mortgage Loan; such appraisal was performed in material compliance with the appraisal description set forth in the Prospectus;

          (xxxvii) No more than 3.98% of the Original Pool Principal Balance of the Mortgage Loans in Group I is secured by condominiums, townhouses or rowhouses, and no more than 4.85% of the Original Pool Principal Balance of the Mortgage Loans in Group II is secured by condominiums, townhouses or rowhouses;

          (xxxviii) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the description thereof set forth in the Prospectus and the

     Prospectus Supplement and each Mortgage Loan was underwritten in accordance therewith;

          (xxxix) As of the Startup Day, the Seller had no actual knowledge that there exists on any Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and
     Recovery Act of 1976, or other federal, state or local environmental legislation;

          (xl) No more than 0.97% of the Original Pool Principal Balance of the Mortgage Loans in Group I is secured by Properties located within any single zip code area, and no more than 0.53% of the Original Pool Principal Balance of the Mortgage Loans in Group II is secured by Properties located within any single zip code area; no more than 10.15% of the Original Pool Principal Balance of the Mortgage Loans in Group I is located within any single state, and no more than 12.31% of the Original Pool Principal Balance of the Mortgage Loans in Group II is located within any single state;

          (xli) At least 93.13% of the Original Group I Pool Principal Balance and at least 94.94% of the Original Group II Pool Principal Balance is secured by Properties that are owner occupied;

          (xlii) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid;

          (xliii) Except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

          (xliv) No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

          (xlv) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

          (xlvi) There is no obligation on the part of the Seller, the originator, the Master Servicer, the Transferor, the Trustee or any other Person to make payments in addition to those made by the Mortgagor;

          (xlvii) With respect to each Second Mortgage Loan, the related Senior Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related Senior Lien may be adjusted no more frequently than monthly;

          (xlviii) With respect to each Second Mortgage Loan, either (i) no consent for the Mortgage Loan is required by the holder of the related Senior Lien or (ii) such consent has been obtained and is contained in the File;

          (xlix) With respect to any Senior Lien that provided for negative amortization or deferred interest, the balance of such Senior Lien used to calculate the Loan-to-Value Ratio for the Second Mortgage Loan is based on the maximum amount of negative amortization or deferred interest possible under such Senior Lien;

          (l) The maturity date of each Second Mortgage Loan is prior to the maturity date of the related Senior Lien if such Senior Lien provides for a balloon payment;

          (li) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or
     (C) federal savings and loans associations or national banks having principal offices in such state or (D) not doing business in such state so as to require qualification or licensing;

          (lii) All amounts received on and after the Cut-Off Date with respect to the Mortgage Loans to which the Master Servicer is not entitled have been deposited into the Principal and Interest Account and are, as of the Startup Day, in the Principal and Interest Account;

          (liii) The Mortgage Loans were not selected for inclusion in the Trust on any basis intended to adversely affect the Trust;

          (liv) With respect to each Property subject to a land trust (a "Land Trust Mortgage") (a) a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named as such in the land trust agreement and such trustee is named in the Land Trust Mortgage as Mortgagor; (b) all fees and expenses of the land trustee which have previously become due and owing have been paid and no fees or expenses are or will become payable by the Owners or the Trust to the land trustee under the land trust agreement; (c) the beneficiary is solely obligated to pay any fees and expenses of the land trustee and the priority of the lien of the Land Trust Mortgage is not and will not be primed by the land trustee; (d) the Mortgaged Property is occupied by the beneficiary under the land trust agreement and, if such land trust agreement terminates, the beneficiary will become the owner of the Mortgaged Property; (e) the beneficiary is obligated to make payments under the Note and will have personal liability for deficiency judgments; (f) the Land Trust Mortgage and assignment of beneficial interest relating to such land trust held by the Trust was made in compliance with the related land trust agreement, was validly entered into by the related land trust trustee or beneficiary and, does not currently, and will not in the future, violate any provision of the related land trust agreement, nor any agreement between or amongst the beneficiaries of such land trust; (g) a UCC financing statement has been filed, continued, and will be continued, without intervening liens, as the first lien upon any assignment of beneficial interest in the Land Trust Mortgage; (h) the assignment of beneficial interest with respect to such Land Trust Mortgage held by the Trust was at the time of such assignment the only assignment of such beneficial interest in the Land Trust Mortgage, such assignment was accepted by, and noted in the records of the land trust trustee, subsequent assignment of the beneficial interest in whole or in part has not been made, and such subsequent assignment of the beneficial interest or any part thereof is not permitted pursuant to a written agreement between the respective beneficiary and the Mortgagee, until the expiration of the Note relating to the Land Trust Mortgage; (i) the Land Trust Mortgage is the first or second lien on the Property; no lien is in place against the beneficial interests, or any part thereof, of such Land Trust Mortgage or collateral assignment of beneficial interest, which liens are superior to the interest held by the Seller and the beneficial interest, or any part thereof, of any such Land Trust Mortgage or collateral assignment of beneficial interest has not been pledged as security for any other debt; and the beneficiary or land trust trustee is forbidden, pursuant to a written agreement between the beneficiary or the land trust trustee (as applicable) and the Mortgagee, from using the land trust property or beneficial interest, or any part of either, as security for any other debt until the expiration date of its respective Note; and (x) the terms and conditions of the land trust agreement do not prevent the free and absolute marketability of the Mortgaged Property. As of the Cut-Off Date, the aggregate Principal Balances of Land Trust Mortgage Loans with related Mortgaged Properties subject to land trusts does not exceed 2.50% of the Original Pool Principal Balance;

          (lv) With respect to each Property subject to a ground lease (a) the current ground lessor has been identified and all ground rents which previously became due and owing have been paid; (b) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; (c) the ground lease has been duly executed and recorded; (d) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (e) the ground rent payment is included in the Mortgagor's monthly payment as an expense item; (f) the Trust has the right to cure defaults on the ground lease; and (g) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Property. As of the Cut-Off Date, the aggregate
     Principal Balance of Mortgage Loans with related Mortgaged Properties subject to ground leases does not exceed 5% of the Original Pool Principal Balance;

          (lvi) None of the Mortgage Loans are subject to a plan of bankruptcy or have borrowers that have sought protection or relief under any state or federal bankruptcy or insolvency law during the term of the related Mortgage. With respect to each Mortgage Loan which has been the subject of bankruptcy or insolvency proceedings, (a) as of the Cut-Off Date, the Mortgagor is not contractually delinquent more than 30 days with respect to any payment due under the related plan, (b) the current Loan-to-Value Ratio is less than or equal to 85% and (c) either (i) if the current Loan-to-Value Ratio is between 60% and 85%, as of the Cut-Off Date, the Mortgagor has made at least six consecutive payments under the related Plan or (ii) if the current Loan-to-Value Ratio is less than 60% as of the Cut-Off Date, the Mortgagor has made at least three consecutive payments under the related plan; and

          (lvii) To the best of the Seller's knowledge, there is no error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

     (c) In the event that any Qualified Replacement Mortgage is delivered by the Seller to the Trust pursuant to this Section 3.2, the Seller shall be obligated to take the actions described in subsection (a) above with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Seller, the Master Servicer, the Transferor, the Certificate Insurer, any Sub-Servicer or the Trustee that the statements set forth in subsections (ii),
(x), (xiii), (xix), (xxxii), (xxxiii) or (xxxix) of subsection (b) above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust or that any of the other statements set forth in subsection (b) hereof are untrue on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the statements in subsection (b) hereof referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust.

     (d) It is  understood  and  agreed  that the  covenants  set  forth in this
Section 3.2 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgage Loans) to the Trustee.

     (e) The Seller hereby assigns to the Trustee on behalf of the Owners and the Certificate Insurer all of its rights to recovery for breaches of representations and warranties given by the originators of such Mortgage Loans that are similar in import to the following (but only to the extent such representations are given and to the extent such rights are assignable): no error omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. Notwithstanding such assignment, none of the Owners, the Certificate Insurer or the Trustee may enforce any such remedy except to the extent that the Seller is unwilling to enforce the remedy.

     Section 3.3. Conveyance of the Mortgage Loans and Qualified Replacement Mortgages. (a) The Transferor hereby transfers, assigns, sets over and otherwise conveys without representation, warranty or recourse, to the Trust, all right, title and interest of the Transferor in and to each Mortgage Loan listed on the Mortgage Loan Schedule delivered by the Transferor on the Startup Day, and all its right, title and interest in and to (i) scheduled payments of interest due on each Mortgage Loan after the Cut-Off Date, (ii) scheduled payments of principal due, and unscheduled collections of principal received, on each Mortgage Loan on and after the Cut-Off Date, and (iii) its Insurance

Policies; such transfer of the Mortgage Loans set forth on the Mortgage Loan Schedule to the Trust is absolute and is intended by the Owners and all parties hereto to be treated as a sale to the Trust.

     (b) In connection with the transfer and assignment of the Mortgage Loans by the Seller to the Transferor pursuant to the Purchase and Sale Agreement, and by the Transferor to the Trust pursuant to this Agreement, on the Startup Day, the Seller agrees to:

          (i) deliver, or cause to be delivered, without recourse to the Trustee on behalf of the Trust on the Startup Day with respect to each Mortgage Loan listed on the Mortgage Loan Schedule (A) the original Notes or, if any original Note has been lost or destroyed, certified copies thereof (together with a lost note affidavit), endorsed without recourse by the originator (or most recent payee) thereof "Pay to the order of The Chase Manhattan Bank, as Trustee", (B) originals (subject to the provisions of paragraph (d) below relating to items in the process of being recorded) of all intervening assignments, showing a complete chain of assignment from origination to assignment to the Trustee, including warehousing assignments, with evidence of recording thereon, (C) originals of all assumption and modification agreements, if any, and (D) either: (1) the original Mortgage (subject to the provisions of paragraph (d) below relating to items in the process of being recorded), with evidence of recording thereon, or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost and (E) the original lender's title insurance policy issued on the date of origination of such Mortgage Loan, together with any endorsements thereto; provided, however, that, subject to Sections 3.3(d) and 3.4(b), the Seller shall not be required to prepare an assignment for any Mortgage as to which the original recording information is lacking; and provided, further, that pending the issuance of the final title policy, the Seller shall deliver the title commitment or title binder to insure same; and

          (ii) cause, within 10 Business Days following the Startup Day, assignments of the Mortgages from the related originator to The Chase Manhattan Bank to be submitted for recording in the appropriate jurisdictions to perfect the Trustee's lien thereunder as against creditors of or purchasers from the Seller, provided, however, that the Seller need not cause any assignment to be submitted with respect to which the Seller provides to the Trustee an opinion of counsel reasonably acceptable to the Certificate Insurer to the effect that such recordation is not necessary; the above-listed items constituting the "File" for the related Mortgage Loan;

     (c) Notwithstanding anything to the contrary contained in this Section 3.3, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     (d) Not later than ten days following the end of the 10- Business Day period referred to in clause (b)(ii) above, the Seller shall deliver, or cause to be delivered, to the Trustee copies of all Mortgage assignments submitted for recording, together with a list of all Mortgages for which no Mortgage assignment has yet been submitted for recording, which list shall state the reason why such Mortgage assignments have not been submitted for recording. With respect to any Mortgage assignment disclosed on such list as not yet submitted for recording for a reason other than a lack of original recording information, the Trustee shall make an immediate demand on the Seller to prepare, or cause to be prepared, such Mortgage assignments, and shall inform the Certificate Insurer of the Seller's failure to prepare such Mortgage assignments. Thereafter, the Trustee shall cooperate in executing any documents submitted to the Trustee in connection with this provision. Thereafter, the Seller shall prepare, or cause to be prepared, a Mortgage assignment for any Mortgage for which original recording information is subsequently received by the Seller, and shall promptly deliver a copy of such Mortgage assignment to the Trustee.

     Neither the Master Servicer nor the Trustee shall be responsible for the costs of recording any Mortgage or any assignment of Mortgage pursuant to this
Section 3.3.

     Copies of all Mortgage assignments received by the Trustee shall be kept in the related File. The Seller shall promptly deliver, or cause to be delivered, to the Trustee such original Mortgage or intervening mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the Seller within nine months from the Startup Day shall not have received such original Mortgage or intervening mortgage assignment from the public recording official, it shall obtain and deliver, or cause to be delivered, to the Trustee within ten months from the Startup Day, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.

     (e) In the case of Mortgage Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, the Seller, in lieu of the foregoing, will deliver within 15 days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit J.

     (f) The Seller (or an affiliate thereof) shall sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee all its right, title and interest in and to any Qualified Replacement Mortgage delivered by it to the Trustee on behalf of the Trust pursuant to Section 3.2 or 3.4 hereof and all its right, title and interest to principal collected and interest accruing on such Qualified Replacement Mortgage on and after the applicable Replacement Cut-Off Date; provided, however, that the Seller (or such affiliate) shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage prior to the applicable Replacement Cut-Off Date.

     (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without representation, warranty or recourse, on the Seller's order, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest in and to principal collected and interest accruing on such released Mortgage Loan on and after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal collected and interest accruing on such released Mortgage Loan prior to the applicable Replacement Cut-Off Date.

     (h) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Seller agrees to deliver to the Trustee the items described in Section 3.3(b) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 3.3(b), then no later than such later delivery time.

     (i) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Seller (i) the original Note, or the certified copy, relating thereto, endorsed without recourse, to the Seller, and (ii) such other documents as constituted the File with respect thereto.

     (j) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Seller shall prepare or cause to be prepared a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

     (k) The Seller shall reflect on its records that the Mortgage Loans have been sold to the Trust.

     Section 3.4. Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee. (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by the Seller in the form attached as Exhibit K hereto (the "Initial Trustee
Certification"), and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee agrees, for the benefit of the Owners, to review such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Seller, the Master Servicer, any Sub-Servicer, the Transferor and the Certificate Insurer a Pool Certification in the form attached hereto as Exhibit L (the "Interim Trustee Certification"). Within 12 months from the Startup Day, the Trustee shall review the contents of the Files and deliver to the Seller, the Master Servicer, any Sub-Servicer, the Transferor and the Certificate Insurer a Pool Certification in the form attached hereto as Exhibit M (the "Final Trustee Certification").

     The Trustee shall certify in the Initial Trustee Certification that it has examined each Note to confirm that except as otherwise described in such certification it is in possession of an executed original Note endorsed to the Trustee. The Trustee shall certify in the Interim and Final Trustee
Certifications that except as described in such certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Certification as not covered by such Certification), (i) all documents required to be delivered to it pursuant to this Agreement are in its possession and have been executed, (ii) the original Note bearing an original endorsement to the Trustee from the original payee (or set of original endorsements evidencing a complete chain of title from the original payee to the Trustee) is in its possession;
(iii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan identified in the Mortgage Loan Schedule and (iv) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule as to loan number, name of mortgagor and address, date of origination, the original stated maturity date, the Original Principal Balance, the Coupon Rate, the scheduled monthly payment of principal and interest and the date in each month or which the related payments are due, accurately reflects the information set forth in the File. The Trustee shall be under no duty or obligation pursuant to this Section 3.4 to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan. In the Interim and Final Trustee Certifications, the Trustee based on its examination of the Files shall also either confirm, or list as an exception that:

     (i) each Note and Mortgage bears an original signature or signatures purporting to be that of the person or persons named as the maker and mortgagor/trustor;

     (ii) the principal amount of the indebtedness secured by the Mortgage is identical to the original principal amount of the Note;

     (iii) the assignment of Mortgage is in the form "The Chase Manhattan Bank, as Trustee" and bears a signature that purports to be the signature of an authorized officer of the Person which the related File suggests was the immediately prior record holder of such Mortgage;

     (iv) if intervening assignments are included in the File, each such intervening assignment bears a signature that purports to be the signature of the mortgagee/beneficiary and/or the assignee;

     (v) the address of the real property set forth in the title insurance policy or preliminary title report or commitment to issue a title policy is identical to the real property address contained in the Mortgage and such policy or commitment is for an amount equal to the original principal amount of the Note; and

     (vi) it has received an original Mortgage with evidence of recordation and assignment, in each case, with evidence of recordation thereon or a copy thereof certified to be true and correct by the public recording office in possession of such Mortgage and assignment.

Following the delivery of the Final Trustee Certification, the Trustee shall provide to the Seller, the Master Servicer, the Transferor and the Certificate Insurer no less frequently than monthly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

     (b) If the Trustee during such 45-day period in connection with the Interim Trustee Certification, or 12-month period in connection with the Final Trustee Certification finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or the Trustee is unable to make any of the other required certifications, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Mortgage Loan Schedule, the

Trustee shall promptly so notify the Seller, the Master Servicer, the Transferor and the Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by the Seller pursuant to Section 3.3(b)(i) is limited solely to such procedures as are necessary to enable the Trustee to complete Exhibits K, L and M hereto.

     The Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, (i) in the case of a defect consisting of the failure of the Seller to deliver an original Mortgage and any intervening mortgage assignment evidencing a complete chain of title to the Trustee with evidence of recording thereon, on the first Remittance Date following the 12 month period from the Startup Day and (ii) in the case of all other defects within 60 days after the Trustee's notice to it respecting such defect the Seller has not remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Certificate Insurer, the Seller will on the next succeeding Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and, deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account.

     In connection with any such proposed purchase or substitution the Seller shall cause at the Seller's expense to be delivered to the Trustee and to the Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, and the Seller shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or (ii) the delivery of such opinion.

     Section 3.5. Cooperation Procedures. (a) The Seller shall, in connection with the delivery of each Qualified Replacement Mortgage to the Trustee, provide the Trustee with the information set forth in the related Mortgage Loan Schedule with respect to such Qualified Replacement Mortgage.

     (b) The Seller and the Trustee covenant to provide each other and the Certificate Insurer with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them or the Certificate Insurer in connection with their respective duties hereunder.


                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

     Section 4.1. Issuance of Certificates. On the Startup Day, upon the Trustee's receipt from the Seller of an executed Delivery Order in the form set forth as Exhibit H hereto, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust in accordance with the directions set forth in such Delivery Order.

     Section 4.2. Sale of Certificates. At 11 a.m. New York City time on the Startup Day, at the offices of Dewey Ballantine, 1301 Sixth Avenue, New York, New York, the Seller will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will (i) hold the Class A Certificates as transfer agent for the Depository, with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co. or in such other names as the Underwriters shall direct against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee for disbursement to the Seller and (ii) deliver to the Seller, the Class B Certificates and the Residual Certificates, with an aggregate Percentage Interest equal to 100%, registered as the Seller shall request. Upon receipt of the proceeds of the sale of the Certificates, the Seller shall (a) pay the initial premiums due to the Certificate Insurer and (b) pay other fees and expenses identified by the Seller.


                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

     Section 5.1. Terms. (a) The Certificates are pass-through securities having the rights described therein and herein. Distributions on the Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Master Servicing Fees), moneys in the Certificate Account, the Principal and Interest Account, the Supplemental Interest Payment Account, Insured Payments made by the Certificate Insurer, Delinquency Advances and Compensating Interest payments made by the Master Servicer or otherwise held by the Master Servicer in trust for the Owners, except as otherwise provided herein, and from earnings on moneys and the proceeds of property held as a part of the Trust Estate. Each Certificate entitles the Owner thereof to receive distributions in accordance with this Agreement and in a specified portion of the aggregate distribution due to the related Class of Certificates, pro rata in accordance with such Owner's Percentage Interest and in the case of the Class A-5 Certificates, certain amounts payable from the Supplemental Interest Payment Account.

     (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

     Section 5.2. Forms. The Certificates of each Class shall be in substantially the forms set forth as the related Exhibits to this Agreement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Seller's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined necessary by the Authorized Officer of the Trustee executing such Certificates, as evidenced by his execution thereof.

     Section 5.3. Execution, Authentication and Delivery. Each Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

     Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

     No Certificate shall be valid until executed and authenticated as set forth above.

     Certificates delivered on the Startup Day shall be dated the Startup Day; all Certificates delivered thereafter shall be dated the date of authentication.

     Section 5.4. Registration and Transfer of Certificates. (a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates.

     (b) Subject to the provisions of Section 5.8 hereof with respect to the Unregistered Certificates, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, the Trustee shall execute and authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal or notional amount of the Certificate so surrendered.

     (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class, tenor and a like aggregate original principal or notional amount and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

     (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

     (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner thereof or his attorney duly authorized in writing.

     (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

     (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall be initially issued in the form of a single fully registered Class A Certificate of the related Class with a denomination equal to the original principal balance of the related Class. Upon initial issuance, the ownership of such Class A Certificates shall be registered in the Register in the name of

Cede & Co., or any successor thereto, as nominee for the Depository.

     The minimum denominations shall be $1,000 for any Class A Certificate, $100,000 for any Class B Certificate, and 10% Percentage Interest for any Residual Certificate.

     The Seller and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

     With respect to Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Seller, the Master Servicer, the Transferor and the Trustee shall have no responsibility or obligation to the Depository's "Direct Participants" or "Indirect Participants" or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Seller, the Master Servicer, the Transferor and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (ii) the delivery to any Direct or
Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to, or withholding with respect to, any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate. The Certificate Issuer shall have no responsibility for or obligation with respect to the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates.

     Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

     (h) In the event that (i) the Depository or the Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Seller is unable to locate a qualified successor,
(ii) the Seller at its sole option elects to terminate the book-entry system through the Depository or (iii) after an Event of Default, Owners of Certificates evidencing at least 51% Percentage Interests of any Class affected thereby notify the Seller that the continuation of a book-entry system is not in the best interests of such Class of Owners, the Class A Certificates or any Class, as applicable, shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Seller, or such depository's agent or designee but, if the Seller does not select such alternative global book-entry system, then the Trustee shall notify the Owners of the Class A Certificates in writing of the termination of the book-entry system and the Class A Certificates may be registered in whatever name or names registered Owners of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

     (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates and all notices with respect to such Class A Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

     Section 5.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expense in connection with such issuance shall be an expense of the Owner.

     Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other

Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 5.6. Persons Deemed Owners. The Trustee and the Certificate Insurer and any of their respective agents may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee nor the Certificate Insurer nor any of their respective agents shall be affected by notice to the contrary.

     Section 5.7. Cancellation. All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held or destroyed by the Trustee in accordance with its standard policies.

     Section 5.8. Limitation on Transfer of Ownership Rights. (a) No sale or other transfer of any Unregistered Certificate (other than the initial sale of the Unregistered Certificates upon the issuance thereof) shall be made to any Person unless such Person delivers to the Trustee (i) a completed certificate in the form attached as Exhibit D hereto, (ii) if required by the terms of such certificate, an opinion to the effect that such sale or other transfer will not violate any applicable federal or state securities laws and (iii) an opinion that such transfer will not jeopardize the REMIC status of either REMIC or the deductibility of interest with respect to the Certificates; no sale or other transfer of any Unregistered Certificate shall be made to any Person until such Person delivers to the Trustee either (i) an opinion of counsel from the prospective transferee of such Certificate, acceptable to, and in form and substance satisfactory to the Seller, to the effect that such transferee is not a pension or benefit plan or individual retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code or an entity whose underlying assets are deemed to be assets of such a plan or arrangement by reason of such plan's or arrangement's investments in the entity, as determined under U.S. Department of Labor Regulations 29 C.F.R. ss. 2510.3-101 or otherwise, collectively, a "Plan" or (ii) the representation set forth in Paragraph D of Exhibit D hereto.

     (b) No sale or other transfer of record or beneficial ownership of a Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization. The transfer, sale or other disposition of a Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.
Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Residual Certificate nor authenticate and make available any new Residual Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit E. Each holder of a Residual Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.8(b).

     (c) Notwithstanding anything to the contrary herein, no sale or other transfer of record or beneficial ownership of a Class B Certificate or a Residual Certificate shall be made to any Person until such Person delivers to the Trustee either (i) an opinion of counsel from the prospective transferee of such Certificate, acceptable to, and in form and substance satisfactory to the Seller, to the effect that such transferee is not a Plan or (ii) the representation set forth in Paragraph D of Exhibit D hereto. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Seller, the Master Servicer, the Transferor, the Certificate Insurer and the Trustee against any liability, cost or expense (including attorney's fees) that may result if the transfer is in violation of such statute.

     Section 5.9. Assignment of Rights. An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of
Section 5.4 and Section 5.8 hereof.


                                   ARTICLE VI

                                    COVENANTS

     Section 6.1. Distributions. On each Payment Date, the Trustee will distribute, from funds comprising the Trust Estate, to the Owners of record of the Certificates as of the related Record Date, such Owners' Percentage Interests in the amounts required to be distributed to the Owners of each Class of Certificates on such

Payment Date. For so long as the Class A Certificates are in book- entry form with the Depository, the only "Owner" of the Class A Certificates will be the Depository.

            Section 6.2. Money for Distributions to be Held in Trust; Withholding. (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account pursuant to Section 7.3 hereof shall be made by and on behalf of the Trustee.

          (b) The Trustee on behalf of the Trust shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          (c) Any money held by the Trustee in trust for the payment of any amount due with respect to any Class A Certificate, Class B Certificate or Residual Certificate and remaining unclaimed by the Owner of such certificate for three years after such amount has become due and payable shall be discharged from such trust and be paid to the Seller; and the Owner of such Class A Certificate, Class B Certificate or Residual Certificate shall thereafter, as an unsecured general creditor, look only to the Seller for payment thereof (but only to the extent of the amounts so paid to the Seller), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment, shall at the written request and expense of the Seller cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Seller. The Trustee shall, at the direction of the Seller, also adopt and employ, at the expense of the Seller, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee at the last address of record for each such Owner).

     Section 6.3. Protection of Trust Estate. (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and, upon request of the Certificate Insurer or the Seller and at the expense of the Seller, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 12.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such reasonable request, to:

          (i) more effectively hold in trust all or any portion of the Trust Estate;

          (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

          (iii) enforce any of the Mortgage Loans;

          (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties; or

          (v) perfect a security interest in the Mortgage Loans, in the event that the conveyance by the Seller did not constitute a sale.

     (b) The Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such action and (ii) when required by this Agreement, have been requested to take such action by the Certificate Insurer, or, with the consent of the Certificate Insurer by a majority of the Percentage Interests represented by any Class of Class A Certificates, or, if there are no longer any Class A Certificates then Outstanding, by such percentage of the Percentage Interests represented by any Class of Class B Certificates then Outstanding.

     (c) The Trustee shall execute any instrument reasonably required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

     Section 6.4. Performance of Obligations. The Trustee will not take any action that would release the Seller, the Master Servicer or the Transferor from any of their respective covenants or obligations under any instrument or document relating to the Trust Estate or the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except with the prior written consent of the Certificate Insurer, or as expressly provided in this Agreement or such other instrument or document.

     Section 6.5. Negative Covenants. The Trustee will not, to the extent within the control of the Trustee, take any of the following actions:

          (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

          (ii) claim any credit on or make any deduction from the distributions payable in respect of the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

          (iii)   incur,   assume  or  guaranty  on  behalf  of  the  Trust  any
     indebtedness of any Person except pursuant to this Agreement;

          (iv) dissolve or liquidate in whole or in part the Trust Estate, except pursuant to Article VIII hereof; or

          (v) (A) impair the validity or effectiveness of this Agreement, or release any Person from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance to or upon the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

     Section 6.6. No Other Powers. The Trustee will not, to the extent within the control of the Trustee, permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.3 hereof.

     Section 6.7. Limitation of Suits. No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (1) such Owner has previously given written notice to the Seller, the Transferor, the Certificate Insurer and the Trustee of such Owner's intention to institute such proceeding;

     (2) the Owners of not less than 25% of the Percentage Interests represented by any Class of Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such percentage of the Percentage Interests of any Class of Class B Certificates then Outstanding, shall have made written request to the Trustee to institute such proceeding in its own name as representative of the Owners;

     (3) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding; and

     (4) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Certificate Insurer or by the Owners of a majority of the Percentage Interests represented by each Class of Class A Certificates or, if there are no Class A Certificates then Outstanding, by such percentage of the Percentage Interests represented by any Class of Class B Certificates then Outstanding;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates, the Trustee shall act at the direction of the Certificate Insurer.

     Section 6.8. Unconditional Rights of Owners to Receive Distributions. Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     Section 6.9. Rights and Remedies Cumulative. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Seller, the Master Servicer, the Transferor, the Trustee, to the Owners or to the Certificate Insurer is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.10. Delay or Omission Not Waiver. No delay of the Seller, Master Servicer, the Transferor, the Trustee, or any Owner of any Certificate or the Certificate Insurer to exercise any right or remedy under this Agreement shall impair any such right or remedy or constitute a waiver of any such right or remedy. Every right and remedy given by this Article VI or by law to the Seller or to the Owners or the Certificate Insurer may be exercised from time to time, and as often as may be deemed expedient, by the Seller or by the Owners or the Certificate Insurer, as the case may be.

     Section 6.11. Control by Owners. Either (x) the Certificate Insurer or (y) with the consent of the Certificate Insurer, the Owners of a majority of the Percentage Interests represented by each Class of Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by any Class of Class B Certificates then Outstanding, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, provided that:

     (1) such direction shall not be in conflict with any rule of law or with this Agreement;

     (2) the Trustee shall have been provided with indemnity satisfactory to it; and

     (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.


                                   ARTICLE VII

                            ACCOUNTS, FLOW OF FUNDS,
                            DISTRIBUTIONS AND REPORTS

     Section 7.1. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer, or by any Sub-Servicer and (b) Insured Payments in accordance with the terms of the Certificate Insurance Policy. The Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Agreement.

     Section 7.2. Establishment of Accounts. The Trustee shall establish and maintain, at the corporate trust office of the Trustee, a Certificate Account, a Class A Group I Distribution Account, a Class A Group II Distribution Account and a Class B Distribution Account, each to be held by the Trustee as a segregated trust account so long as the Trustee qualifies as a Designated Depository Institution and if the Trustee does not so qualify, then by any Designated Depository Institution in the name of the Trust for the benefit of the Owners of the Certificates and the Certificate Insurer, as their interests may appear.

     In administering the Accounts the Trustee may establish such sub-Accounts as the Trustee deems desirable.

     Section 7.3. Flow of Funds. (a) The Trustee shall deposit to the Certificate Account:

     (i) with respect to the Group I Mortgage Loans, without duplication, upon receipt, each Group I Monthly Remittance remitted by the Master Servicer or any Sub-Servicer, together with any amounts received by the Trustee in connection with the termination of the Trust insofar as such amounts relate to the Group I Mortgage Loans; and

     (ii) with respect to the Group II Mortgage Loans, without duplication, upon receipt, each Group II Monthly Remittance remitted by the Master Servicer or any Sub-Servicer, together with any amounts received by the Trustee in connection with the termination of the Trust, insofar as such amounts relate to the Group II Mortgage Loans.

     (b) On each Payment Date, the Trustee shall make the following allocations, disbursements and transfers from the Group I Available Funds and from the Group II Available Funds in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

          (i) first, the Trustee shall pay first, to itself the related Trustee's Fee then due;

          (ii) [Reserved];

          (iii)second, the Trustee shall allocate the following amounts in the following order of priority:

               (A) from the Available Funds then on deposit in the Certificate Account with respect to each Group, the lesser of (x) the Available Funds with respect to such Group and (y) the Insured Distribution Amount with respect to such Group shall be allocated to the Class A Distribution Account with respect to such Group;

               (B) from the remaining Available Funds then on deposit in the Certificate Account with respect to each Group, the lesser of (x) such remaining Available Funds, and (y) the excess of
                    (i) the Insured Distribution Amount with respect to the other Group over (ii) the amount then on deposit in the Class A Distribution Account with respect to such Group (such excess, the "Insured Shortfall" with respect to such Group), shall be allocated to the Class A Distribution Accounts for the other Group;

               (C) (i) from the remaining Available Funds then on deposit in the Certificate Account with respect to each Group to the Certificate Insurer, the lesser of (x) such remaining Available Funds with respect to each Group and (y) the Premium Amount and any Reimbursement Amount then due to the Certificate Insurer;

                    (ii) from the remaining Available Funds then on deposit in the Certificate Account with respect to each Group to the Certificate Insurer, the lesser of (x) such remaining Available Funds and (y) any amounts remaining due to the Certificate Insurer after application of (c)(i) above with respect to the other Group (such amount, a "Reimbursement Shortfall" with respect to a Group) shall be paid to the Certificate Insurer on behalf of the other Group;

                    (iii) from the Available Funds then on deposit in the Certificate Account with respect to each Group, the lesser of (x) the Available Funds with respect to such Group and
                    (y) the excess of (i) the Interest Distribution Amount with respect to such Group over (ii) the Insured Interest Distribution Amount with respect to such Group shall be allocated to the Class A Distribution Account with respect to such Group;

               (D) from the remaining Available Funds then on deposit in the Certificate Account with respect to such Group, the lesser of (x) such remaining Available Funds with respect to such Group and (y) the excess of (i) the Principal Distribution Amount applicable to such Group and Payment Date over (ii) all amounts then on deposit in the respective Class A Distribution Account that are allocable to principal, shall be allocated to such Class A Distribution Account;

               (E) from the remaining Available Funds then on deposit in the Certificate Account with respect to each Group, the lesser of (x) such remaining Available Funds and (y) the Subordination Deficiency Amount applicable to the other Group on such Payment Date, shall be allocated to the respective Class A Distribution Account as a Subordination Increase Amount;

               (F) from the remaining Available Funds then on deposit in the Certificate Account with respect to each Group, the lesser of (x) such remaining Available Funds with respect to such Group and (y) the Class B Interest, shall be allocated to the Class B Distribution Account and applied as a distribution of interest on account of the Class B Certificates;

               (G) from the remaining Available Funds then on deposit in the Certificate Account with respect to such Group, the lesser of (x) such remaining Available Funds and (y) the Class B Principal Balance as of such Payment Date, assuming that the amount then on deposit in the Class B Distribution Account as a result of the application of clause (F) above has been applied as a distribution of principal on account of the Class B Principal Balance on such Payment Date, shall be allocated to the Class B Distribution Account and applied as a distribution of principal on the Class B Principal Balance; and

               (H) all amounts then remaining on deposit in the Certificate Account shall be distributed to the Owners of the Residual Certificates on such Payment Date.

     (c) On each Payment Date, the Trustee shall make the following disbursements from amounts deposited in the Distribution Accounts pursuant to Subsection (b) above, together with the amount of any Insured Payment with respect to a Group deposited to the respective Distribution Account:

          (i) the Trustee shall pay, pari passu from the amount then on deposit in the Class A Group I Distribution Account:

               (A) to the Owners of the Class A-1 Group I Certificates, the Class A-1 Distribution Amount for such Payment Date;

               (B) to the Owners of the Class A-2 Group I Certificates, the Class A-2 Distribution Amount for such Payment Date;

               (C) to the Owners of the Class A-3 Group I Certificates, the Class A-3 Distribution Amount for such Payment Date; and

               (D) to the Owners of the Class A-4 Group I Certificates, the Class A-4 Distribution Amount for such Payment Date;

               provided, however, that if, on any Payment Date, (x) the Certificate Insurer is then in default under the Certificate Insurance Policy and (y) a Group I Subordination Deficit exists, then any distribution of the Group I Principal Distribution Amount on such Payment Date shall be made pro rata to the Owners of each of the Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates and the Class A-4 Group I Certificates on such Payment Date;

          (ii) the Trustee shall pay from the amount then on deposit in the Class A Group II Distribution Account, to the Owners of the Class A-5 Group II Certificates, the Class A-5 Distribution Amount for such Payment Date; and

          (iii)the Trustee shall transfer from the amounts then on deposit in the Class B Distribution Account, to the Supplemental Interest Payment Account, the Class B Distribution Amount for such Payment Date; such transfer shall be deemed a distribution on the Class B Certificates.

     (d) Any amounts properly distributed to the Owners of the Class B Certificates or to the Owners of the Residual Certificates pursuant to the terms of this Agreement shall be distributed free of the subordination described herein, and any such amounts shall in no event be required to be returned to the Trustee or paid over to the Owners of the Class A Certificates.

     (e) Whenever, during the administration of the Trust, there comes into the possession of the Trustee any money or property which this Agreement does not otherwise require to be distributed on account of the Class A Certificates or the Class B Certificates or to the Certificate Insurer, the Trustee shall distribute such money or other property to the Owners of the Class RU Certificates.

     (f) Each Owner of a Class A Certificate which pays any Preference Amounts theretofore received by such Owner on account of such Class A Certificate will be entitled to receive reimbursement for such amounts from the Certificate Insurer in accordance with the terms of the Certificate Insurance Policy, but only after (i) delivering a copy to the Trustee of a final, nonappealable order (a "Preference Order") of a court having competent jurisdiction under the United States Bankruptcy Code demanding payment of such amount to the bankruptcy court and (ii) irrevocably assigning such Owner's claim with respect to such Preference Order to the Certificate Insurer in such form as is required by the Certificate Insurer. In no event shall the Certificate Insurer pay more than one Insured Payment in respect of any Preference Amount.

     Section 7.4. Investment of Accounts. (a) All or a portion of any Account held by the Trustee shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners, as described in Section 7.4(c) hereof. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date and shall be held until maturity.

     (b) Subject to Section 9.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     (c) Until it is directed in writing by the Seller to invest in another Eligible Investment, the Trustee shall invest in Eligible Investments described in paragraph (h) of Section 7.5 hereof.

     (d) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt, and any loss resulting from such investments shall be charged to such Account.

     Section 7.5. Eligible Investments. The following are Eligible Investments:

     (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

     (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

     (c) FHLMC senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

     (d) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

     (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank (which may include the Trustee or its affiliate), the short-term debt obligations of which have been rated A-1 or better by S&P and P-1 by Moody's.

     (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and "Baa3" by Moody's.

     (g) Commercial paper (having original maturities of not more than 270 days) rated A-1 or better by S&P and P-1 by Moody's.

     (h) Investments in money market funds (including those of the Trustee or its affiliates (for which separate compensation may be received)) rated at least AAAm or AAAm-G by S&P and Aaa or P-1 by Moody's.

     (i) Such other investments as have been approved in writing by S&P, Moody's and the Certificate Insurer;

provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Any Eligible Investment may be purchased by or through the Trustee or any of its affiliates. The Trustee or its affiliates may act as sponsor, manager, depository or advisor with regard to any Eligible Investment.

     Section 7.6. Reports by Trustee. (a) On each Payment Date the Trustee shall report in writing to each Owner and to the Seller, the Master Servicer, and the Transferor with a copy to the Certificate Insurer, S&P and Moody's:

          (i) the amount of the distribution with respect to each Class of Certificates;

          (ii)  the  amount  of  such  distributions   allocable  to  principal,
     separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein;

          (iii) the amount of such distributions allocable to interest;

          (iv) the amount of such distributions allocable to any Carry-Forward Amount;

          (v) the then-outstanding principal balance of each Class of Class A Certificates as of such Payment Date, together with the principal amount, by class, of each Class A Certificate (based on a Certificate in the original principal amount of $1,000) then Outstanding, in each case after giving effect to any payment of principal on such Payment Date;

          (vi) the then-outstanding principal balance of each class of Class B Certificates, together with the principal amount, by class, of each Class B Certificate (based on a Certificate in the original principal amount of $1,000) then Outstanding, in each case after giving effect to any payment of principal on such Payment Date;

          (vii) the total of any Substitution Amounts and any Loan Purchase Prices included in such distribution;

          (viii) the amount of any Supplemental Interest Payment Amount, Class B-S Certificate distribution and any Interest Advance on such Payment Date, together with the amount of any unreimbursed Interest Advance then owed to the Designated Residual Owner;

          (ix) the amount of the Master Servicing Fee paid with respect to each of the two Mortgage Loan Groups with respect to the related Remittance Period;

          (x) the amount of any Group I Insured Payment or any Group II Insured Payment made with respect to such Payment Date; and

          (xi) as of such Payment Date, the Group I Subordinated Amount and the Group II Subordinated Amount.

     In preparing the report under this Section 7.6, the Trustee shall rely solely upon the electronic report described in Section 10.8(d)(ii) hereof being received from the Master Servicer or any Sub-Servicer. The Trustee shall not be responsible for its obligations under this Section 7.6 unless and until it receives such report from the Master Servicer.

     (b) On each Payment Date the Trustee will additionally inform the Seller, the Master Servicer, the Transferor, the Certificate Insurer, S&P and Moody's with respect to the following:

          (i) the Group I Available Funds and the Group II Available Funds for the related Payment Date;

          (ii) the Pool Principal Balance with respect to each of the two Mortgage Loan Groups as of the end of the related Remittance Period;

          (iii) the number and Principal Balances of all Mortgage Loans in each of the two Mortgage Loan Groups which were the subject of Prepayments during the related Remittance Period;

          (iv) the total amount of payments in respect of or allocable to interest on the Mortgage Loans in each of the three Mortgage Loan Groups received or deemed to have been received from the related Mortgagors by the Master Servicer or any Sub-Servicer during the related Remittance Period (including any net income from REO Properties received during the related Remittance Period);

          (v) the aggregate of all principal payments received or deemed to have been received from the related Mortgagors in each of the three Mortgage Loan Groups by the Master Servicer or any Sub-Servicer during the related Remittance Period;

          (vi) the aggregate of any Insurance Proceeds received or deemed to have been received by the Master Servicer or any Sub-Servicer during the related Remittance Period with respect to each of the three Mortgage Loan Groups;

          (vii) the aggregate of any Released Mortgaged Property Proceeds received or deemed to have been received by the Master Servicer or any Sub-Servicer during the related Remittance Period with respect to each of the three Mortgage Loan Groups;

          (viii) the aggregate of any Liquidation Proceeds, Liquidation Expenses and Net Liquidation Proceeds received or deemed to have been received by the Master Servicer or any Sub-Servicer, and Net Realized Losses incurred, during the related Remittance Period with respect to each of the three

     Mortgage Loan Groups, the Group I Cumulative Net Realized Losses, the Group II Cumulative Net Realized Losses, and the aggregate Cumulative Net Realized Losses since the Startup Day and during the prior 12-month period and the Pool Rolling Three Month Delinquency Rate;

          (ix) the total amount of Compensating Interest payments paid or to be paid by the Master Servicer or any Sub-Servicer pursuant to Section 10.10 hereof with respect to each of the three Mortgage Loan Groups;

          (x) the amount of Delinquency Advances made by the Master Servicer or any Sub-Servicer pursuant to Section 10.9 hereof with respect to such Payment Date with respect to each of the three Mortgage Loan Groups;

          (xi) the monthly Master Servicing Fee and any additional servicing fees paid to the Master Servicer or any Sub-Servicer pursuant to Section
     10.15 hereof with respect to each of the three Mortgage Loan Groups;

          (xii) the amount of Delinquency Advances with respect to each of the three Mortgage Loan Groups reimbursable to the Master Servicer or any Sub-Servicer during such Remittance Period pursuant to Section 10.9 hereof and not previously reimbursed;

          (xiii) the amount of any Servicing Advance made by the Master Servicer or any Sub-Servicer pursuant to Sections 10.9 and 10.13 hereof with respect to each of the three Mortgage Loan Groups and not previously reimbursed;

          (xiv) the Class A-1 Distribution Amount, the Class A-2 Distribution Amount, the Class A-3 Distribution Amount, the Class A-4 Distribution Amount, the Class A-5 Distribution Amount, and the Class B Distribution Amount, with the components thereof stated separately;

          (xv) the weighted average remaining term to maturity and Net Weighted Average Coupon Rate of the Mortgage Loans with respect to each of the three Mortgage Loan Groups as of the close of business on the last day of the related Remittance Period;

          (xvi) the Group I Subordinated Amount, Group I Subordination Deficiency Amount, Group I Specified Subordinated Amount, Group I Subordination Increase Amount, the Group II Subordinated Amount, Group II Subordination Deficiency Amount, Group II Specified Subordinated Amount and Group II Subordination Increase Amount;

          (xvii) the Group I Excess Subordinated Amount, Group I Subordination Reduction Amount, Group II Excess Subordinated

     Amount and Group II Subordination Reduction Amount, for the related Payment Date;

          (xviii) the number of Mortgage Loans in each of the three Mortgage Loan Groups at the beginning and end of the related Remittance Period;

          (xix) the Group I Shortfall Amount and the Group II Shortfall Amount for the related Payment Date; and

          (xx) such other information as the Certificate Insurer or the Seller may reasonably request and which is derived from information which is produced or available in the ordinary course of the Master Servicer's or any Sub-Servicer's business or which otherwise materially relates to the transactions contemplated hereby and is provided to the Trustee by the electronic report described in Section 10.8(d)(ii) hereof.

     (c) In addition, on each Payment Date the Trustee will disseminate to each Owner, the Seller, the Master Servicer and to the Transferor with a copy to the Certificate Insurer, S & P and Moody's, together with the information described in Subsection (a) preceding, the following information with respect to each of the three Mortgage Loan Groups as of the close of business on the last day of the related Remittance Period, which is required to be prepared by the Master Servicer or a Sub-Servicer and furnished to the Trustee pursuant to Section 10.8(d)(ii) hereof for such purpose on or prior to the related Remittance Date:

          (i) the total number of Mortgage Loans and the aggregate Principal Balances thereof, together with the number and aggregate principal balances of Mortgage Loans (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and
     (c) 90 or more days Delinquent;

          (ii) the number and aggregate principal balances of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

          (iii) the number and aggregate principal balances of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clauses (i) and (ii));

          (iv) the number and aggregate principal balances of all Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clauses (i),
     (ii) and (iii));

          (v) the number and aggregate principal balances of all Mortgage Loans as to which foreclosure proceedings were commenced during the prior Remittance Period;

          (vi) a schedule regarding cumulative foreclosures since the Cut-Off Date; and

          (vii) the book value of any REO Property and any income received from REO Properties during the prior Remittance Period.

     The Seller, the Master Servicer, the Transferor and the Trustee on behalf of Certificateholders and the Trust (the "Trust Parties") hereby authorize the Certificate Insurer to include the information contained in reports provided to the Certificate Insurer hereunder (the "Information") on Bloomberg, an on-line computer based information network maintained by Bloomberg L.P. ("Bloomberg"), or in other electronic or print information services. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Certificate Insurer or its affiliates or any of the Certificate Insurer's or its affiliates' respective agents, representatives, directors, officers or employees (collectively, the "Certificate Insurer Parties"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Certificate Insurer, including, but not limited to, claims based on allegations of inaccurate, incomplete or erroneous transfer of information by the Certificate Insurer to Bloomberg or otherwise (other than in connection with the Certificate Insurer's gross negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Certificate Insurer Parties and fully and finally release the Certificate Insurer Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with the Certificate Insurer's gross negligence or willful misconduct). The Certificate Insurer makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The Certificate Insurer reserves the right at any time to withdraw or suspend the dissemination of the Information by the Certificate Insurer. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

     Section 7.7. Drawings under the Certificate Insurance Policy and Reports by Trustee. (a) On each Determination Date the Trustee shall determine, no later than 12:00 noon on such Determination Date, whether a Group I Shortfall Amount or a Group II Shortfall Amount has theretofore occurred and will remain uncured on the following Payment Date, and whether a Group I Shortfall Amount or a Group II Shortfall Amount with respect to either the Group I Mortgage Loans, or the Group II Mortgage Loans will occur on the following Payment Date. If the Trustee determines that a Group I Shortfall Amount or a Group II Shortfall Amount has theretofore occurred and will remain uncured or will occur, the Trustee shall furnish the Certificate Insurer and the Seller with a completed Notice in the form set forth as Exhibit A to the Certificate Insurance Policy. The Notice shall specify the amount of the Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy.

     (b) The Trustee shall report to the Seller, the Master Servicer, the Transferor and the Certificate Insurer with respect to the amounts then held in each Account held by the Trustee and the identity of the investments included therein, as the Seller, the Master Servicer, the Transferor or the Certificate Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Seller, the Master Servicer, the Transferor or the Certificate Insurer transmit promptly to the Seller, the Master Servicer, the Transferor and the Certificate Insurer copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the Master Servicer or a Sub-Servicer.

     (c) Upon receipt of Insured Payments from the Certificate Insurer under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the Policy Payments Account. The Trustee shall withdraw Insured Payments from the Policy Payments Account in accordance with section 13.4(a). The Trustee shall distribute all Insured Payments received, or the proceeds thereof, in accordance with Section 7.3(b) and 7.3(c) to the Owners of the Class A Certificates of the related Class.

     (d) The Trustee shall (i) receive Insured Payments as attorney-in-fact of each Owner of the Class A Certificates of the related Class receiving any Insured Payment from the Certificate Insurer and (ii) disburse such Insured Payment to the Owners of the related Class A Certificates as set forth in
Section 7.3(b) and 7.3(c). The Certificate Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 7.5(b)(iii)(C) hereof with respect to each Insured Payment made by the Certificate Insurer. The Trustee hereby agrees on behalf of each Owner of Class A Certificates and the Trust for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Owners of such Class A Certificates, the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 7.5(b)(iii)(C) hereof.

     (e) Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund nor shall such payments discharge the obligation of the Trust Fund with respect to the related Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of the related Class A Certificates. The Trustee hereby agrees on behalf of each Holder of a related Class A Certificate for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Owners of any Class A Certificates, the Certificate Insurer will be subrogated to the rights of such Owners with respect to such Insured Payment, shall be deemed to the extent of payments so made to be a registered Owner of such Class A Certificates and shall receive all future distributions until all such Insured Payments by the Certificate Insurer, together with interest thereon at the interest rate borne by the related Class A Certificates, have been fully reimbursed. To evidence such subrogation, the Trustee shall note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee upon receipt from the Certificate Insurer of proof of payment of any Insured Payment.

     Section 7.8. Allocation of Realized Losses. If, on any Payment Date, following the making of all allocations, transfers and distributions (other than as provided in this Section) on such Payment Date (x) the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, and the Class B Principal Balance exceeds (y) the Pool Principal Balance as of the close of business on the last day of the related Remittance Period (any such excess, "Allocable Losses"), such Allocable Losses shall be applied as a reduction of the Class B Principal Balance until the Class B Principal Balance has been reduced to zero.

     Section 7.9. Supplemental Interest Payments.

     (a) The parties hereto do hereby create and establish a trust, the "Access Financial Supplemental Interest Trust 1997-1" (the "Supplemental Interest Trust"). The Supplemental Interest Trust shall hold a trust account, the "Supplemental Interest Payment Account", to be held by the Trustee in its name on behalf of the Supplemental Interest Trust.

     If, on any Determination Date, the Trustee determines that the amount to be available on the next Payment Date in the Supplemental Interest Payment Account (such amount, the "Supplemental Interest Payment Amount") is less than the excess of (i) the Class A-5 Full Interest Distribution Amount over (ii) the Class A-5 Interest Distribution Amount as of such Payment Date (the "Class A-5 Formula Interest Shortfall"), the Trustee shall deliver a notice in the form of Exhibit O hereto to the Designated Residual Owner demanding that the Designated Residual Owner fund the Class A-5 Formula Interest Shortfall on the related Payment Date. The amount so funded by the Designated Residual Owner on any such Payment Date is the "Interest Advance" for such Payment Date. The Trustee shall deposit any Interest Advance received by it in the amount of the Class A-5 Formula Interest Shortfall into the Class A Group II Distribution Account.

     On each Payment Date the Trustee shall withdraw from the Supplemental Interest Payment Account and deposit in the Group II Distribution Account the Class A-5 Formula Interest Shortfall; provided that the amount to be withdrawn may not exceed the Supplemental Interest Payment Amount (such amount, the "Funded Amount").

     (b)  Any  portion  of  the  Supplemental   Interest  Payment  Amount  after
application of clause (a) above (the "Remaining Amount") shall be applied in the following order of priority:

          (i) first, to the Designated Residual Owner, as reimbursement for unpaid Interest Advances, together with interest thereon (the "Interest Advance Reimbursement Amount"), with the earliest Interest Advances being deemed to be paid first; and

          (ii) second, to the Owners of the Class B-S Certificates, all remaining amounts then on deposit in the Supplemental Interest Payment Account, to such Owners pro rata in accordance with the Percentage Interests.


                                  ARTICLE VIII

                              TERMINATION OF TRUST

     Section 8.1. Termination of Trust. The Trust created hereunder and all obligations created by this Agreement will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected as described below. To effect a termination of this Agreement pursuant to clause (b) above, the Owners of all Certificates then Outstanding shall (x) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation with respect to each REMIC, as contemplated by Section 860F(a)(4) of the Code and (y) provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such liquidation constitutes a Qualified Liquidation and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to the Certificate Insurer and each Owner in the manner set forth in Section 12.5 hereof.

     Section 8.2. Termination Upon Option of the Seller.

     (a) On any Remittance Date on or after the Remittance Date on which the then-outstanding aggregate Principal Balances of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance, the Seller may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to 100% of the aggregate
Principal Balances of the related Mortgage Loans as of the day of termination minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus (i) one month's interest on such amount computed at the weighted average Coupon Rate for the related Mortgage Loan Group, (ii) the aggregate amount of any unreimbursed Delinquency Advances, including amounts which would be Delinquency Advances which the Master Servicer has theretofore failed to remit, (iii) any amount owing to the Trustee, (iv) any Reimbursement Amount owing to the Certificate Insurer and the Trustee, (v) any Insured Payment due on the related Payment Date, (vi) the amount of any unpaid Interest Advances and (vii) the aggregate amount of any unpaid Supplemental
Interest Payment Amounts. The Seller shall pay such termination price to the Trustee for deposit in the Certificate Account. In connection with such termination, the Master Servicer shall remit to the Trustee all amounts (net of investment earnings and providing for investment losses pursuant to Section 10.8(b) hereof, net of the Master Servicing Fee and net of amounts reimbursable for Delinquency Advances and Servicing Advances) then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (b) In connection with any such purchase, the Seller shall provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation with respect to each REMIC.

     (c) Promptly following any such purchase, the Trustee will release the Files, with appropriate endorsements and transfer documents, to the Seller or otherwise upon its order.

     Section 8.3. Auction Sale. If the Seller fails, by the ninetieth day following the first Remittance Date on which such option may be exercised, to exercise its purchase option pursuant to Section 8.2 hereof, then upon receipt of written notice and direction from the Seller, the Trustee will notify the Representative (or, if the Representative is unable or unwilling, another investment banking or whole-loan trading firm selected by the Seller (the Representative or such other investment bank or trading firm, the "Advisor") who will solicit on behalf of the Trustee competitive bids for the purchase of the Mortgage Loans for fair market value. Such solicitation shall be conducted substantially in the manner described in Exhibit N hereto. In the event that satisfactory bids are received as described below, the proceeds of the sale of such assets shall be deposited into the Certificate Account. The Trustee will ask the Advisor to solicit, on behalf of the Trustee, good-faith bids from no fewer than two prospective purchasers that are considered at the time to be competitive participants in the home equity market. The Advisor will consult with any securities brokerage houses identified by the Seller as then making a market in the Class A Certificates to obtain a determination as to whether the fair market value of such assets has been offered.

     Any purchaser of such Mortgage Loans must agree to the continuation of the Master Servicer or any successor Master Servicer as servicer of the assets on terms substantially similar to those in this Agreement.

     If the highest good-faith bid received by the Advisor from a qualified bidder is, in the judgment of the Representative, not less than the fair market value of such Mortgage Loans and if such bid would equal the amount set forth in the following sentence, the Trustee, following consultation with and written direction from the Advisor and the Seller, will sell and assign such Mortgage Loans without representation, warranty or recourse to such highest bidder and will redeem the Class A Certificates. For the Trustee to consummate the sale, the bid must be at least equal to the termination price set forth in Section 8.2(a) hereof. In addition, the bid must be in an amount sufficient to pay the fees and expenses of the Trustee owing hereunder. If such conditions are not met, the Trustee will, following consultation with the Advisor and the Seller, decline to consummate such sale. In addition, the Trustee will decline to consummate such sale unless it receives from the Advisor an opinion of counsel addressed to it and the Certificate Insurer that such sale will not give rise either to any "prohibited transaction" tax under section 860F(a)(1) of the Code or to any tax on contributions to the REMIC after the "startup day" under section 860G(d)(1) of the Code. In the event such sale is not consummated in accordance with the foregoing, the

Trustee will not be under any obligation to solicit any further bids or otherwise to negotiate any further sale of the Mortgage Loans. In such event, however, if directed by the Seller, the Trustee may solicit bids from time to time in the future for the purchase of the Mortgage Loans upon the same terms described above. The Trustee may consult with the Advisor and the advice of the Advisor shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder. The Seller shall reimburse the Trustee for any fees incurred under this Section 8.3 if a sale is not consummated.

     On  each  Payment  Date  following  the  Trustee's   failure  to  obtain  a
satisfactory bid as described in this Section 8.3, the Class A-5 Pass-Through Rate shall be 7.775%.

     Section 8.4. Disposition of Proceeds. The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation or termination of the Trust Estate pursuant to this Article VIII to the Certificate Account for application as provided in Section 7.3 hereof.


                                   ARTICLE IX

                                   THE TRUSTEE

     Section 9.1. Certain Duties and Responsibilities.

     (a) The Trustee (i) except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

     During the continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances with respect to such person's property or affairs.

     (b) Notwithstanding the retention of the Master Servicer pursuant hereto and subject to the provisions of Section 11.1 hereof, the Trustee is hereby empowered (but not obligated) to perform the duties of the Master Servicer hereunder following the failure of the Master Servicer to perform pursuant hereto.

Specifically, and not in limitation of the foregoing, the Trustee shall have the power (but not the obligation):

          (i)  to collect Mortgagor payments;

          (ii) to foreclose on defaulted Mortgage Loans;

          (iii)to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Article X hereof;

          (iv) to deliver instruments of satisfaction pursuant to Article X hereof;

          (v)  to enforce the Mortgage Loans; and

          (vi) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest, in the manner required by this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection shall not be construed to limit the effect of clause (a) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii)the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Seller or the Certificate Insurer or, with the Certificate Insurer's consent, of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default by the Seller or by the Master Servicer unless the Trustee shall have received written notice thereof. In the absence of actual receipt of such notice, the Trustee may conclusively assume that there is no such default; and

          (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement, any Mortgage or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any property of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Sub-Servicer delivered to the Trustee pursuant to this Agreement or any Sub-Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

     (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties and powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

     (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its reasonable satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

     Section 9.2. Removal of Trustee for Cause. (a) The Trustee may be removed pursuant to clause (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) the Trustee shall fail to distribute to the Owners entitled thereto on any Payment Date amounts available for distribution in accordance with the terms hereof; or

     (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Seller or the Certificate Insurer or by the Owners of at least 25% of the aggregate Percentage Interest represented by any Class of Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by any Class of Class B Certificates, a written notice specifying such failure or breach and requiring it to be remedied (unless the Trustee is aware of such breach as evidenced by notice from the Trustee pursuant to Section 9.2(b) in which case the 30 day cure period shall begin at the time such notice was given); or

     (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

     (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

     (b) The Seller and the Trustee shall give notice to each other, to the Certificate Insurer, the Transferor and to each Owner if it becomes aware that an event described in Subsection (a) has occurred and is continuing.

     (c) If any event described in Subsection (a) occurs and is continuing, then and in every such case (x) the Seller or the Certificate Insurer or (y) with the consent of the Certificate Insurer, the Owners of a majority of the Percentage Interest represented by any Class of Class A Certificates, or, if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by any Class of Class B Certificates then Outstanding, may, whether or not the Trustee resigns pursuant to Section 9.9 hereof, immediately, concurrently with the giving of notice to the Trustee, appoint a successor trustee pursuant to the terms of Section 9.9 hereof.

     Section 9.3. Certain Rights of the Trustee. Except as otherwise provided in
Section 9.1 hereof:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Seller or the Owners of any Class of Certificates mentioned herein shall be sufficient if evidenced in writing;

          (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates.

     Section 9.4. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except any such recitals relating to the Trustee, shall be taken as the statements of the Seller and the Master Servicer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, any offering materials relating to the Certificates, or of the Certificates other than as to the validity and sufficiency of its authentication of the Certificates.

     Section 9.5. May Hold Certificates. The Trustee or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such other agent.

     Section 9.6. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The

Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Seller and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

     Section 9.7. Compensation and Reimbursement. The Trustee shall receive compensation for fees and reimbursement for expenses pursuant to Section 2.5 hereof and Section 7.3(b)(i) hereof. The Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses.

     Section 9.8. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation or association acceptable to the Certificate Insurer and organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by the United States of America, having a rating or ratings acceptable to the Seller and having a long-term deposit rating of at least BBB from S&P and Baa2 from Moody's (or such lower rating as may be acceptable to S&P, Moody's and the Certificate Insurer). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Seller or the Certificate Insurer resign immediately in the manner and with the effect hereinafter specified in this Article IX.

     Section 9.9. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article IX shall become effective until the acceptance of appointment by the successor trustee under Section 9.10 hereof.

     (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Certificate Insurer, the Seller, the Master Servicer and to the Transferor and by mailing notice of resignation by first-class mail, postage prepaid, to the Owners at their addresses appearing on the Register. Upon receiving notice of resignation, the Seller shall promptly appoint a successor trustee or trustees satisfying the eligibility requirements of Section 9.8 by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Seller, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribed, appoint a successor trustee.

     (c) If at any time the Trustee shall cease to be eligible under Section 9.8 hereof and shall fail to resign after written request therefor by the Seller or the Certificate Insurer, the Seller or the Certificate Insurer may remove the Trustee and the Seller, with the consent of the Certificate Insurer, or the Certificate Insurer may appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Seller or the Certificate Insurer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (d) The Owners of a majority of the Percentage Interests represented by any Class of Class A Certificates with the consent of the Certificate Insurer, or, if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by any Class of Class B Certificates then Outstanding, may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Seller and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Section 12.3 hereof.

     (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement or becomes ineligible to serve as Trustee, the Seller or the Certificate Insurer may remove the Trustee and the Seller, with the consent of the Certificate Insurer, or the Certificate Insurer may appoint a successor trustee by written instrument, in triplicate, signed by the Seller or the Certificate Insurer duly authorized, one complete set to the Seller, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.

     (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Seller shall promptly appoint a successor trustee satisfying the eligibility requirements of Section 9.8.

     (g) The Seller shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor trustee and the address of its corporate trust office.

     Section 9.10. Acceptance of Appointment by Successor Trustee. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Seller on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Seller or the successor trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Seller on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts. The Seller shall reimburse the Trustee for any costs reasonably incurred hereunder resulting from the Trustee's removal under Section 9.09(d) hereof.

     Upon acceptance of appointment by a successor Trustee as provided in this Section, the Seller shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing in the Register. The Seller shall send a copy of such notice to the Rating Agencies. If the Seller fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Seller.

     No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article IX.

     Section 9.11. Merger, Conversion, Consolidation or Succession to Business of the Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article IX. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

     Section 9.12. Reporting; Withholding. (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Seller, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

     (b) The Trustee shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable. Furthermore, the Trustee shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Trustee by the Seller with respect to such allocation of expenses. The Trustee shall collect any forms or reports from the Owners determined by the Seller to be required under applicable federal, state and local tax laws.

     (c) The Trustee shall provide to the Internal Revenue Service and to persons described in section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation section 1.860E-2(a)(5), or any successor regulation thereto.

     Section 9.13. Liability of the Trustee. Except during the continuance of an Event of Default, the Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to any Account, the Seller, the Master Servicer, any Sub-Servicer, the Transferor or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Seller covenants and agrees to indemnify the Trustee, and when the Trustee is acting as Master Servicer, the Trustee in its capacity as Master Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable and documented legal fees and expenses) other than those resulting from the negligence or bad faith of the Trustee. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.

     Section 9.14. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Property may at the time be located, the Master Servicer and the Trustee acting jointly and with the consent of the Certificate Insurer shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners and the Certificate Insurer, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 9.14, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Section 9.2 of this Agreement shall have occurred and be continuing, the Trustee alone (with the consent of the Certificate Insurer) shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.8 and no notice to Owners of the appointment of any co-Trustee or separate Trustee shall be required under
Section 9.9.

     Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust

     Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

          (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co- Trustee hereunder; and

          (iii) The Master Servicer and the Trustee acting jointly with the consent of the Certificate Insurer may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 9.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

     Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.


                                    ARTICLE X

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

     Section 10.1. General Servicing Procedures. (a) Acting directly or through one or more Sub-Servicers as provided in Section 10.3, the Master Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable and consistent with the terms of this Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Master

Servicer shall not have any duties, responsibilities, or fiduciary relationship with the parties hereto except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Master Servicer.

     (b) The Master Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Master Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Master Servicer with respect to such Mortgage Loans under this Agreement.

     (c) Without limiting the generality of the foregoing, but subject to the provisions of this Article X, the Master Servicer in its own name or in the name of a Sub-Servicer hereby is authorized and empowered, which authorization may further be evidenced, at the reasonable request of the Master Servicer, by a power of attorney executed and delivered by the Trustee, on behalf of itself, the Owners and the Trustee or any of them, (i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property in the name of the Trust, and (iii) to hold title in the name of the Trust to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that to the extent any instrument described in clause (i) preceding would be delivered by the Master Servicer outside of its ordinary procedures for mortgage loans held for its own account the Master Servicer shall, prior to executing and delivering such instrument, obtain the prior written consent of the Certificate Insurer, and provided further, however, that Section 10.14(a) shall constitute a power of attorney from the Trustee to the Master Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections 10.13 and 10.14, the Trustee shall execute any powers of attorney and other documents as the Master Servicer or such Sub-Servicer shall reasonably request and that are provided to the Trustee to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder. The costs to the Master Servicer of delivering any satisfactions described in clause (i) above shall be paid by the Master Servicer to the extent not recoverable from the related Mortgagor under applicable state law.

     (d) The Master Servicer, with the approval of the Seller, shall have the right to approve requests of Mortgagors for consent to (i) partial releases of Mortgages and (ii) alterations and removal, demolition or division of Properties subject to Mortgages. No such request shall be approved by the Master Servicer unless: (1) (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Certificate Insurer) after any release does not exceed the Loan-to-Value Ratio set forth for such Mortgage Loan in the Mortgage Loan Schedule; and (z) the lien priority, monthly payment, Coupon Rate or maturity date of the related Mortgage is not affected (except in accordance with Section 10.2) or (2) the Certificate Insurer shall have approved the granting of such request and shall not unreasonably withhold such approval.

     (e) The Master Servicer shall give prompt notice to the Seller, the Transferor, the Trustee and to the Certificate Insurer of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

     (f) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in this Agreement.

     (g) Each of the Seller, the Master Servicer, any Sub-Servicer, the Transferor, the Trustee and the Certificate Insurer shall be entitled to rely, and shall be fully protected in relying, upon any promissory note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Mortgagor(s)), independent accountants and other experts selected by the Seller, the Master Servicer, each Sub-Servicer, the Transferor, the Trustee or the Certificate Insurer. The Master Servicer shall be fully justified in failing or refusing to take any action under this Agreement for which failure or refusal it has sought and received instructions from the Owners and which failure or refusal has been consented to by the Certificate Insurer. The Master Servicer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Mortgage Loans in accordance with an express written request of the Owners to which the Certificate Insurer has consented, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Seller, the Master Servicer, the Transferor, the Trustee, the Certificate Insurer and all Owners. In the event of any conflicting instructions or requests, the instructions or requests delivered by the Certificate Insurer shall prevail, unless such instructions or requests violate the express terms of this Agreement or violate applicable law.

     (h) The Master Servicer shall have no liability to the Seller, the Transferor, the Trustee, the Certificate Insurer, the Owners or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the foregoing shall not apply to any breach of representations or warranties made by the Master Servicer herein, or to any specific liability imposed upon the Master Servicer pursuant to this Agreement or any liability that would otherwise be imposed upon the Master Servicer by reason of its willful misconduct, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations or duties hereunder.

     Section 10.2. Collection of Certain Mortgage Loan Payments. The Master Servicer shall generally service the Mortgage Loans in a prudent manner consistent with the Master Servicer's Servicing and Collection Guide (the
"Servicing Standards"), and agrees to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow collection procedures for all Mortgage Loans at least as rigorous as those the Master Servicer would take in servicing similar mortgage loans and in collecting payments thereunder for its own account. Consistent with the foregoing, the Master Servicer may (i) in its discretion waive or permit to be waived any late payment charge or assumption fee or any other fee or charge which the Master Servicer would be entitled to retain pursuant to Section 10.15 as servicing compensation, (ii) extend the due date for payments due on a Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment and (iii) amend any Note to extend the maturity thereof, provided that no maturity shall be extended beyond the maturity date of the Mortgage Loan with the latest maturity date and that no more than 1.0% of the Original Pool Principal Balance of the Mortgage Loans shall have a maturity date which has been extended beyond the maturity date thereof at the Cut-off Date; provided further, with respect to clauses (i), (ii) and (iii), that such action does not violate applicable REMIC provisions. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Note, the Master Servicer shall nonetheless make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and Delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Sections 10.8(d)(i)(D) and 10.9(a) hereof.

     The Master Servicer may not waive prepayment charges or penalty interest in connection with Prepayments. Any such amounts so received shall be paid over to the Seller as received.

     Section 10.3. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers. The Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement and which (i) has been designated an approved seller-servicer by FHLMC or FNMA for first and second mortgage loans and (ii) (except for LSI Financial Group), has equity of at least $15,000,000, as determined in accordance with generally accepted accounting principles, and
(iii) must have demonstrated proficiency in the servicing of mortgage loans having similar characteristics (including credit characteristics) to the
Mortgage Loans. The Master Servicer shall give notice to the Seller, the Transferor, the Trustee, Moody's, S&P and the Certificate Insurer of the removal or appointment of any Sub-Servicer; no such removal or appointment shall be effective unless the Trustee shall have received the prior consent of Moody's, the Certificate Insurer and S&P. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on or with respect to Mortgage Loans when any Sub-Servicer has received such payments. For purposes of this Agreement, the Master Servicer shall be deemed to have made a payment required to be made by it hereunder when any Sub-Servicer has made such payment in the manner required of the Master Servicer hereunder. For purposes of this Agreement, the Master Servicer shall be deemed to have delivered any document required to be delivered by it hereunder when any Sub-Servicer has delivered such document in the manner required of the Master Servicer hereunder. As of the Startup Day, the only Sub-Servicer is LSI Financial Group.

     Section 10.4. Successor Sub-Servicers. Each Sub- Servicing Agreement shall expressly provide that the Master Servicer or the Trustee shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 10.3. The Trustee shall have no duty or obligation hereunder to monitor or supervise the performance of any Sub- Servicer.

     Section 10.5. Liability of Master Servicer. The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement.

     Section 10.6. No Contractual Relationship Between Sub-Servicer and Trustee or the Owners. Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer (other than the Sub-Servicing Agreement dated the date hereof among the Master Servicer, LSI Financial Group and the Trustee) shall be deemed to be between the Sub-Servicer, the Master Servicer and any other parties thereto alone and the Transferor, the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Sections 10.4 and 10.7, unless expressly made a party thereto.

     Section 10.7. Assumption or Termination of Sub-Servicing Agreement by Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Trustee pursuant to Section 11.1, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Trustee at its option, and the Master Servicer shall cause each Sub-Servicing Agreement to so provide. Each Sub-Servicing Agreement shall contain term provisions at least as restrictive as those contained herein with respect to the Master Servicer.

     The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

     Section 10.8. Principal and Interest Account.

     (a) The Master Servicer shall establish and maintain at one or more Designated Depository Institutions the Principal and Interest Account as a segregated account.

     Subject to Subsections (c) and (d) below, the Master Servicer and any Sub-Servicer shall deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans to the Principal and Interest Account on a daily basis (but no later than the first Business Day after receipt).

     On or before the Startup Day, the Master Servicer shall deposit to the Principal and Interest Account (i) all scheduled payments due and collected (other than amounts escrowed for taxes and insurance) on the Mortgage Loans after the Cut-Off Date and prior to the Startup Day and (ii) all unscheduled collections (other than amounts escrowed for taxes and insurance) on the Mortgage Loans received on or after the Cut-Off Date and prior to the Startup Day.

     (b) All funds in the Principal and Interest Account shall be invested in Eligible Investments maturing not later than the Business Day immediately preceding the related Remittance Date; provided, however, in the event that Trustee is acting as Successor Master Servicer, such amounts may be held uninvested. The Principal and Interest Account shall be held in trust in the name of the Trustee for the benefit of the Owners. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Master Servicer and may only be withdrawn from the Principal and Interest Account by the Master Servicer immediately following the remittance of the Monthly Remittances by the Master Servicer. Any investment losses shall be paid by the Master Servicer to the Principal and Interest Account from the Master Servicer's own funds. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings and to additional amounts in respect of investment losses. The Trustee shall have no responsibility or liability for actions taken by the Master Servicer, including withdrawals, with respect to the Principal and Interest Accounts.

     (c) The Master Servicer shall deposit to the Principal and Interest Account all principal and interest payments from the related Mortgagors received by the Master Servicer (including any Prepayments), Net Proceeds, other recoveries or amounts related to the Mortgage Loans received by the Master Servicer, Compensating Interest, Delinquency Advances together with any amounts which are reimbursable to the Master Servicer from the Principal and Interest Account, the amount of any Loan Purchase Price received or paid by the Master Servicer, the amount of any Substitution Amount received by the Master Servicer, REO income pursuant to Section 10.13(c) hereof, and amounts required to be deposited therein pursuant to Section 10.11 hereof in connection with blanket insurance policies and any proceeds received by the Master Servicer in connection with the termination of the Trust, but net of (i) the Master Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Master Servicer as permitted by Section 10.15 hereof, (ii) Net Proceeds to the extent such Net Proceeds exceed the sum of (I) the Principal Balance of the related Mortgage Loan, plus (II) accrued and unpaid interest on such Mortgage Loan at the Coupon Rate applicable to the related Remittance Period (net of the Master Servicing
Fee) and (iii) prepayment charges and similar amounts to be paid over to the Seller pursuant to Section 10.2 hereof. Amounts described in clause (ii) of the preceding sentence shall be retained by the Master Servicer as additional servicing compensation or paid over to the related Mortgagor if required by law.

     (d) (i) The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

     (A) to effect the timely remittance to the Trustee of the related Monthly Remittance due on each Remittance Date;

     (B) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

     (C) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

     (D) to reimburse itself for amounts which represent Reimbursable Advances made by the Master Servicer from its own funds and subsequently collected from the related Mortgagor; and

     (E)  to  clear  and  terminate  the  Principal  and  Interest   Account  in
          connection with the termination of the Trust.

     (ii) On the tenth day of each month (or the immediately following Business Day if the tenth day does not fall on a Business Day), the Master Servicer shall send to the Trustee a report, in such electronic form as may be agreed upon by the Master Servicer, the Seller, the Certificate Insurer and the Trustee, detailing the payments on the Mortgage Loans for each of the Mortgage Loan Groups during the prior Remittance Period. Such report shall be in the form and have the specifications as may be agreed to between the Master Servicer, the Seller, and the Trustee from time to time and, in any event, shall have such information as shall be necessary to enable the Trustee to perform its obligations hereunder.

     In addition, on or prior to each Remittance Date, the Master Servicer will furnish to the Seller, the Transferor, the Trustee and to the Certificate Insurer the following information for each of the three Mortgage Loan Groups as of the close of business on the first business day of the current calendar month:

     (A)  the  total  number  of  Mortgage  Loans  and the  aggregate  Principal
          Balances thereof, together with the number and aggregate principal balances of Mortgage Loans (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

     (B) the number and aggregate principal balances of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (A));

     (C) the number and aggregate principal balances of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clauses (A) and (B));

     (D) the number and aggregate principal balances of all Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clauses (A), (B) and (C));

     (E) the number and aggregate principal balances of all Mortgage Loans as to which foreclosure proceedings were commenced during the prior Remittance Period;

     (F)  a schedule regarding cumulative foreclosures since the Cut-Off Date;

     (G) a schedule regarding the Group I Cumulative Net Realized Losses, the Group II Cumulative Net Realized Losses, and the Cumulative Net Realized Losses;

     (H) the book value of any REO Property and any income received from REO Properties during the prior Remittance Period; and

     (I) such other information as the Trustee, the Seller, the Certificate Insurer or the Transferor may reasonably request and as is produced by the Master Servicer in the ordinary course of its business.

     (iii) On each Remittance Date the Master Servicer shall remit the Group I Monthly Remittance and the Group II Monthly Remittance to the Trustee by wire transfer, or otherwise make funds available in immediately available funds.

     (e) In connection with any exercise by the Seller of its option and related termination under Article VIII hereof, upon written request of the Seller, the Master Servicer shall remit to the Trustee all amounts (net of investment earnings and providing for investment losses pursuant to Section 10.8(b), net of the Master Servicing Fee and net of amounts reimbursable for Delinquency Advances and Servicing Advances) then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     Section 10.9. Delinquency Advances and Servicing Advances. (a) If the amount on deposit in the Principal and Interest Account with respect to any Mortgage Loan Group as of any Remittance Date is less than the related Monthly Remittance for such Remittance Date, the Master Servicer shall deposit to the Principal and Interest Account with respect to such Mortgage Loan Group a sufficient amount of its own funds to make such amount equal to the related Monthly Remittance for such Remittance Date. Such amounts of the Master Servicer's own funds so deposited are "Delinquency Advances". Any Delinquency Advances funded by the Master Servicer from its own funds are reimbursable from subsequent collections on or with respect to the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, and payments from the related Mortgagor. Notwithstanding anything to the contrary contained in this Agreement, no Delinquency Advance or Servicing Advance shall be required to be made by the Master Servicer if such Delinquency Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance.

     The Master Servicer shall be permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on any Mortgage Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period, and shall deposit to the Certificate Account with respect to Delinquency Advances funded from amounts on deposit in the Principal and Interest Account
(i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. In any event, to the extent the Master Servicer uses such funds, the Master Servicer must reimburse the Principal and Interest Account by the next Remittance Date to the extent necessary to provide for the related Monthly Remittance.

     (b) The Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable legal fees) incurred in the performance of its servicing obligations including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of REO Property (including, without limitation, realtors' commissions) and (iv) advances made for taxes, insurance and other charges against the Property. Each such expenditure will constitute a "Servicing Advance". The Master Servicer may recover Servicing Advances from the Mortgagors to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Insurance Proceeds and/or Released Mortgage Property Proceeds realized with respect to the related Mortgage Loan. In no case may the Master Servicer recover Servicing

Advances from the principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan.

     Section 10.10. Compensating Interest. A full month's interest at the related Coupon Rate less the Master Servicing Fee is due to the Trustee on the outstanding Principal Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a Prepayment of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor during such calendar month and the full month's interest at the related Coupon Rate less the Master Servicing Fee with respect to such Mortgage Loan ("Compensating Interest") that is due shall be deposited prior to the Remittance Date by the Master Servicer to the Principal and Interest Account and shall be included in the related Monthly Remittance to be made available to the Trustee on the next succeeding Remittance Date. The Master Servicer shall not be entitled to reimbursement for Compensating Interest payments.

     Section 10.11. Maintenance of Insurance. (a) The Master Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier licensed in the state in which the Property is located that provides for fire and extended coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan (together in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (ii) the minimum amount required to compensate for loss or damage on a replacement cost basis and (iii) the full insurable value of the premises and which otherwise conforms to the description thereof set forth in clause (xvii) of
Section 3.2(b). The Master Servicer shall indemnify the Trust out of the Master Servicer's own funds for any loss to the Trust resulting from the Master Servicer's failure to maintain the insurance required by this paragraph.

     (b) If the Mortgage Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended and which otherwise conforms to the description thereof set forth in clause (xviii) of Section 3.2(b). The Master Servicer shall indemnify the Trust and the Certificate Insurer out of the Master Servicer's own funds for any loss to the Trust and the Certificate Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section.

     (c) In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer acceptable to the Certificate Insurer insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans with co-insurance, and otherwise complies with the requirements of this Section 10.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section 10.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with subsection (a) of this Section 10.11, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with subsection (a) of this Section 10.11 and the amount paid under such blanket policy. Upon the request of the Trustee, the Master Servicer shall cause to be delivered to the Trustee, a certified true copy of such policy.

     (d) The Seller shall indemnify the Master Servicer for any loss to the Master Servicer if any Mortgage Loan does not, at the time the Master Servicer assumed the servicing of such Mortgage Loan, have in place the insurance described in Sections 3.2(b)(xvi) and (xvii) hereof and described herein and, if applicable, Section 3.2(b)(xviii) hereof. Without limiting the obligations of the Seller pursuant to Section 3.2, the Master Servicer shall only be required to maintain insurance on any Property if such insurance was in place at the time the Master Servicer assumed the servicing of the related Mortgage Loan.

     Section 10.12. Due-on-Sale Clauses; Assumption and Substitution Agreements.
(a) When a Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due on sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer shall not exercise any such right if the "due on sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law; and provided, further, that the Master Servicer may refrain from exercising any such right if the Certificate Insurer gives its prior consent to such non-enforcement.

     (b) The Mortgage Loan, if assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Trustee in writing that any applicable assumption or substitution agreement has been completed and shall forward to the Trustee the original recorded copy of such assumption or substitution agreement, which copy shall be added by the Trustee in writing to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed, the Coupon Rate shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

     (c) Notwithstanding the foregoing clauses (a) and (b) or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 10.13. Realization Upon Defaulted Mortgage Loans. (a) The Master Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to Section 10.13(f), unless the Master Servicer reasonably believes that Net Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Master Servicer shall have no obligation to purchase any Property at any foreclosure sale. The Master Servicer will give notice of any such charge-off to the Certificate Insurer by delivery of a Liquidation Report in the form attached as Exhibit G hereto. In connection with such foreclosure or other conversion, the Master Servicer shall exercise foreclosure procedures with the same degree of care and skill in their exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs. Any amounts, including Liquidation Expenses, advanced by the Master Servicer in connection with such foreclosure or other action shall constitute "Servicing Advances" within the meaning of Section 10.9(b) hereof.

     (b) The Master Servicer shall sell any REO Property within 23 months of its acquisition by the Trust, unless the Master Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the Certificate Insurer and the Master Servicer, to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or cause the REMICs to fail to qualify under the REMIC Provisions at any time that any Certificates are outstanding.

     (c) Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners and the Certificate Insurer, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Owners and the Certificate Insurer for the period prior to the sale of such REO Property. The net income from the sale of an REO Property shall be deposited in the Principal and Interest Account.

     (d) If the Master Servicer has reason to believe that a Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure contains environmental or hazardous waste risks known to the Master Servicer, the Master Servicer shall notify the Seller, the Transferor, the Trustee and the Certificate Insurer prior to acquiring the Property. The Master Servicer shall not institute foreclosure actions with respect to such a property if it reasonably believes that such action would not be consistent with the Servicing Standards, and the Master Servicer is not permitted to take any action with respect to such a Property without the prior written approval of the Seller, the Transferor, the Trustee, and the Certificate Insurer, and in no event shall the Master Servicer be required to manage, operate or take any other action with respect thereto which the Master Servicer in good faith believes will result in "clean-up" or other liability under applicable law, unless the Master Servicer receives an indemnity acceptable to it in its sole discretion.

     (e) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Loan". The Master Servicer shall deliver to the Seller, the Transferor, the Trustee and the Certificate Insurer on each Remittance Date a Liquidation Report in the form annexed as Exhibit G hereto with respect to each Mortgage Loan as to which the Master Servicer made a determination that such Mortgage Loan has become a Liquidated Loan during the related Remittance Period.

     (f) The Master Servicer has the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer pursuant to this Section 10.13 or which is in default or as to which a default is imminent. Any such Mortgage Loan so purchased shall be purchased on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

     (g) The Master Servicer shall consult with the Seller with respect to its obligations under this Section 10.13.

     Section 10.14. Trustee to Cooperate; Release of Files. (a) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee a Master Servicer's Trust Receipt. Upon receipt of such Master Servicer's Trust Receipt, the Trustee shall promptly release the related File, in trust to (i) the Master Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee, in each case pending its release by the Master Servicer, such escrow agent or such employee, agent or attorney of the Trustee, as the case may be. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer may prepare and submit to the Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Master Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

     (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), promptly upon request of the Master Servicer and delivery to the Trustee of a Master Servicer's Trust Receipt, release the related File to the Master Servicer and shall execute such documents as shall be reasonably necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer. The Trustee shall complete in the name of the Trustee any endorsement in blank on any Note prior to releasing such Note to the Master Servicer. Such receipt shall obligate the Master Servicer to return the File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form, the Master Servicer's Trust Receipt shall be released by the Trustee to the Master Servicer.

     Notwithstanding the foregoing, at no time shall the Trustee release to the Master Servicer pursuant to this Section 10.14 a quantity of Files in excess of 10% of the number of Mortgage Loans within the Pool, excluding Files relating to Mortgage Loans which have been paid in full or have become Liquidated Loans (unless otherwise approved by the Certificate Insurer).

     (c) In all cases where the Master Servicer needs the Trustee to sign any document or to release a File within a particular period of time, the Master Servicer shall notify an Authorized Officer of the Trustee by telephone or telecopy of such need and the Trustee shall thereupon use its best efforts to comply with the Master Servicer's needs, but in any event will comply within two Business Days of such request.

     Section 10.15. Master Servicing Compensation. As compen- sation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Master Servicing Fee with respect to each Mortgage Loan. Additional servicing compensation in the form of release and satisfaction fees (to the extent allowed by law), bad check charges, assumption fees, late payment charges, and any other servicing-related fees, Net Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 10.8(c)(ii) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

     Section 10.16. Annual Statement as to Compliance. The Master Servicer, at its own expense, will deliver to the Seller, the Transferor, the Trustee and the Certificate Insurer, annually, commencing in 1998, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of one or more such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default. Any Sub-Servicer which is not a Master Servicer Affiliate also shall deliver an annual statement as to compliance in the form described above or the Master Servicer shall cover their performance in their statement. These statements shall be available to Owners upon written request.

     Section 10.17. Annual Independent Certified Public Accountants' Reports. Annually, commencing in 1998, the Master Servicer, at its own expense, shall cause to be delivered to the Seller, the Transferor, the Trustee, the Certificate Insurer, Moody's and S&P a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the "Audit Guide for Audits of HUD Approved Non-Supervised Mortgages" or (ii) examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto. These reports will be made available to Owners upon written request.

     Section 10.18. Access to Certain Documentation and Information Regarding the Mortgage Loans; Confidentiality. The Master Servicer shall provide to the Seller, the Transferor, the Trustee, the Certificate Insurer, and the supervisory agents and examiners (as required in the latter case by applicable state and federal regulations) of each of the foregoing access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

     Upon any change in the format of the computer tape maintained by the Master Servicer in respect of the Mortgage Loans, the Master Servicer shall deliver a copy of such computer tape to the Trustee and the Seller and in addition shall provide a copy of such computer tape to the Trustee and the Seller at such other times as the Trustee and the Seller may request.

     The Master Servicer, the Trustee, and the Certificate Insurer shall keep confidential (including from affiliates thereof) information concerning the Mortgage Loans and the underwriting criteria for the Mortgage Loans, except as required by law.

     Each of the Seller, the Transferor, the Trustee and the Certificate Insurer acknowledges the proprietary nature of the software, software procedures, software development tools, know-how, methodologies, processes and technologies of the Master Servicer and any Sub-Servicer and agrees (i) that it shall use the same means as it uses to protect its own confidential information, but in no event less than reasonable means, to avoid disclosure by it or its agents or employees to any third party of any confidential or proprietary information of the Master Servicer or any Sub-Servicer, and (ii) that all such software, software procedures, software development tools, know-how, methodologies, process and technologies that are based upon trade secrets or proprietary information of the Master Servicer or any Sub-Servicer shall be and remain the property of the Master Servicer or any Sub-Servicer and that each of the Seller, the Transferor, the Trustee and the Certificate Insurer will have no interest therein or claim thereto. Each Sub-Servicer shall be a third-party beneficiary of this paragraph.

     Section 10.19. Assignment of Agreement. The Master Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained (i) the written consent of the Seller, the Trustee and Certificate Insurer and (ii) the Trustee and Certificate Insurer shall have received a confirmation letter from one or more rating agencies confirming the rating of the Class A Certificates as AAA or its equivalent; provided, however, that any assignee must meet the eligibility requirements set forth in Section 11.1(g) hereof for a successor servicer.

     Section 10.20. Inspections by Certificate Insurer and Account Parties; Errors and Omissions Insurance. (a) At any reasonable time and from time to time upon reasonable notice, the Seller, the Transferor, the Certificate Insurer, the Trustee, or any agents or representatives thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer. The out-of-pocket costs and expenses incurred by the Master Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the requesting party prior to the occurrence and continuance of an Event of Default, and by the Master Servicer after the occurrence and during the continuance of an Event of Default.

     (b) The Master Servicer agrees to maintain or cause a Sub-Servicer to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of FNMA Guide or any successor provision thereof or such other insurance arrangements reasonably satisfactory to the Certificate Insurer.

     Section 10.21. Financial Statements. The Master Servicer understands that, in connection with the transfer of the Certificates, Owners may request that the Master Servicer make available upon written request to prospective Owners any publicly available annual audited financial statements of the Master Servicer for one or more of the most recently completed four fiscal years for which such statements are available, which request shall not be unreasonably denied. Such financial statements shall also be supplied to the Certificate Insurer.

     The Master Servicer also agrees to make available on a reasonable basis to the Seller, the Transferor, the Trustee, the Certificate Insurer, any Owner or any prospective Owner a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Master Servicer or the financial statements of the Master Servicer and to permit the Seller, the Transferor, the Trustee, the Certificate Insurer, any Owner or any prospective Owner to inspect the Master Servicer's servicing facilities during normal business hours for the purpose of satisfying the Seller, the Transferor, the Trustee, the Certificate Insurer, any Owner or such prospective Owner that the Master Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

     Each requesting party shall use the same means as it uses to protect its own confidential information, but in no event less than reasonable means, to avoid disclosure by it or its agents or employees to any third party of any confidential or proprietary information of the Master Servicer.

     Section 10.22. REMIC. The Master Servicer covenants and agrees for the benefit of the Owners (i) to take no action which would result in the termination of REMIC status for either REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition of any other taxes under the Code.

     Section 10.23. The Designated Depository Institution. The Master Servicer shall give the Seller, the Transferor, the Trustee and the Certificate Insurer
(a) at least thirty days' prior written notice of any anticipated change of the Designated Depository Institution at which the Principal and Interest Account is maintained and (b) written notice of any change in the ratings of such Designated Depository Institution of which the Master Servicer is aware, within two Business Days after discovery.

     Section 10.24. Appointment of Custodian. If the Master Servicer determines that the Trustee is unable to deliver Files to the Master Servicer as required pursuant to Section 10.14 hereof, the Master Servicer shall so notify the Seller, the Transferor, the Trustee, the Certificate Insurer, S&P and Moody's, and make request that a custodian acceptable to the Seller, the Master Servicer, the Transferor and the Certificate Insurer be appointed to retain custody of the Files on behalf of the Trustee. The Seller, the Transferor and the Trustee agree to co-operate reasonably with the Master Servicer in connection with the appointment of such custodian. The Trustee shall pay from the Trustee's Fee all reasonable fees and expenses of such custodian, in an amount not to exceed 1 basis point of the Pool Principal Balance.


                                   ARTICLE XI

              EVENTS OF DEFAULT; REMOVAL OF MASTER SERVICER; MERGER

     Section 11.1.  Removal of Master Servicer;  Resignation of Master Servicer.
(a) The Certificate Insurer (or, with the consent of the Certificate Insurer, the Seller or the Owners of Class A Certificates evidencing at least a majority in Percentage Interest of all Class A Certificates) may remove the Master Servicer upon the occurrence of any of the following events (each, an "Event of Default"):

          (i) The Master Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or
     (VI) cause corporate action to be taken by it for the purpose of effecting any of the foregoing; or

          (ii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, conservator, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of sixty (60) consecutive days; or

          (iii) The Master Servicer shall fail to perform any one or more of its obligations hereunder (other than its obligations referenced in clauses
     (vi) and (vii) below) and shall continue in default thereof for a period of thirty (30) days after the earlier to occur of (x) the date on which an Authorized Officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master Servicer of a written notice from the Trustee, any Owner, the Seller, the Transferor or the Certificate Insurer of said failure; or

          (iv) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.1(c) which materially and adversely affects the interests of the Owners or Certificate Insurer for a period of thirty (30) days after the earlier of (x) the date on which an Authorized Officer of the Master Servicer knows or reasonably should know of such breach or (y) receipt by the Master Servicer of a written notice from the Trustee, any Owner, the Seller, the Transferor or the Certificate Insurer of such breach; or

          (v) If the Certificate Insurer pays out any money under the Certificate Insurance Policy, or if the Certificate Insurer otherwise funds any shortfall with its own money, because the amounts available to the Trustee (other than from the Certificate Insurer) are insufficient to make required distributions on the Class A Certificates; or

          (vi) The failure by the Master Servicer to make any required Servicing Advance for a period of 30 days following the earlier of (x) the date on which an Authorized Officer of the Master Servicer knows or reasonably should know of such failure or (y) receipt by the Master Servicer of a written notice from the Trustee, any Owner, the Seller, the Transferor or the Certificate Insurer of such failure; or

          (vii) The failure by the Master Servicer to make any required Delinquency Advance, to pay any Compensating Interest or to pay over any Monthly Remittance or other amounts required to be remitted by the Master Servicer pursuant to this Agreement; or

          (viii) If on any Payment Date the Pool Rolling Three Month Delinquency Rate (including all foreclosures and REO Properties) exceeds 4.75% during the period February 1, 1997 through January 31, 1998, 5.50% during the period February 1, 1998 through January 31, 1999, 6.25% during the period

     February 1, 1999 through January 31, 2000, 7.25% during the period February 1, 2000 through January 31, 2001, 8.25% during the period February 1, 2001 through January 31, 2002, or 10.00% after February 1, 2002; or

          (ix) If on any Payment Date occurring in February of any year, commencing in February 1998, the aggregate Pool Cumulative Net Realized Losses over the prior twelve month period exceed 0.75% of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods; or

          (x) If on any Payment Date the aggregate Pool Cumulative Net Realized Losses for all prior Remittance Periods since the Startup Day exceed 3.25% of the Original Pool Principal Balance;

provided, however, that (x) prior to any removal of the Master Servicer pursuant to clauses (ii) through (iv) and (vi) of this Section 11.1(a), any applicable grace period granted by any such clause shall have expired prior to the time such occurrence shall have been remedied and (y) in the event of the refusal or inability of the Master Servicer to comply with its obligations described in clause (vii) above, such removal shall be effective (without the requirement of any action on the part of the Seller, the Transferor, the Certificate Insurer or of the Trustee) at 4 p.m. New York City time on the second Business Day following the day on which the Trustee notifies an Authorized Officer of the Master Servicer that a required amount described in clause (vii) above has not been received by the Trustee, unless the required amount described in clause
(vii) above is paid by the Master Servicer prior to such time or the Certificate Insurer grants an extension of time for such payment. Upon the Trustee's obtaining actual knowledge that a required amount described in clause (vii) above has not been made by the Master Servicer, the Trustee shall so notify an Authorized Officer of the Master Servicer, and the Certificate Insurer, as soon as is reasonably practical.

     (b) Upon the  occurrence  of an Event of  Default as  described  in clauses
(viii), (ix) or (x) of Section 11.1(a), the Certificate Insurer may remove the Master Servicer; provided, however, that if such occurrence of an Event of Default is the result of circumstances beyond the Master Servicer's control, the Master Servicer shall not be removed, and provided further, that in the event of any disagreement between the Seller and the Certificate Insurer, the decision of the Certificate Insurer shall control.

     (c) The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Seller, the Transferor, the Trustee and the Certificate Insurer.

     (d) No removal or resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer acceptable to the Certificate Insurer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section.

     (e) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor Master Servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

     (f) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Master Servicer.

     (g) Upon removal or resignation of the Master Servicer, the Trustee (x) may solicit bids for a successor Master Servicer as described below, and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer; provided, however, that the Trustee shall not be liable for any acts, omissions or obligations of the Master Servicer prior to such succession or for any breach by the Master Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which (i) has been designated as an approved seller-servicer by FNMA or FHLMC for first and second mortgage loans, (ii) has equity of not less than $15,000,000, as determined in accordance with generally accepted accounting principles, and (iii) must have demonstrated proficiency in the servicing of mortgage loans having similar characteristics (including credit characteristics) to the Mortgage Loans, (iv) and must be acceptable to the Certificate Insurer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder.

     The compensation of any successor Master Servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Master Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 10.8 and 10.15.

     (h) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Master Servicing Fees as servicing compensation (including the servicing compensation received in the form of assumption fees, late payment charges or otherwise) as provided in Sections 10.8 and 10.15. Within thirty days after any such public announcement, the Trustee shall, with the consent of the Certificate Insurer, negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the successor Master Servicer.

     (i) The Trustee and such successor Master Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

     (j) The Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Delinquency Advances and pay all Compensating Interest which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the

Trustee is acting as successor Master Servicer or another successor Master Servicer has become the Master Servicer, the Trustee or such other successor Master Servicer, as the case may be, shall only be required to make Delinquency Advances (including the Delinquency Advances described in this clause (j)) if, in the Trustee's or such other successor Master Servicer's, as the case may be, reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans. The Trustee, while acting as Master Servicer hereunder, shall only be obligated to make payments with respect to Compensating Interest to the extent of its Master Servicing Fee.

     (k) The Master Servicer that is being removed or is resigning shall give notice to the Mortgagors and to the Rating Agencies of the transfer of the servicing to the successor Master Servicer.

     (l) Any successor Master Servicer shall assume all rights and obligations of the predecessor Master Servicer under this Agreement, except those arising before succession (other than the obligation to make Delinquency Advances) and under Section 3.1(b) (insofar as such provisions relate to the predecessor Master Servicer).

     (m) If the Master Servicer is removed pursuant to Section 11.1(a) or the first paragraph of Section 11.1(b) hereof the Master Servicer shall remain entitled to reimbursement for Reimbursable Advances to the extent that the related amounts are thereafter recovered with respect to the related Mortgage Loans.

     Section 11.2. Trigger Events; Removal of Master Servicer.

     (a) Upon determination by the Certificate Insurer that a Trigger Event has occurred, the Certificate Insurer shall give notice of such Trigger Event to the Master Servicer, the Seller, the Trustee and to Moody's and S&P.

     (b) At any time after such determination and while a Trigger Event is continuing, the Certificate Insurer may direct the Trustee to remove the Master Servicer if the Certificate Insurer makes a determination that the manner of master servicing was a factor contributing to the end of the delinquencies or losses incurred in the Trust Fund.

     (c) Upon receipt of directions to remove the Master Servicer pursuant to the preceding clause (b), the Trustee shall notify the Master Servicer that it has been terminated and the Master Servicer shall be terminated in the same manner as specified in Section 11.1.

     (d) After notice of occurrence of a Trigger Event has been given and while a Trigger Event is continuing, until and unless the Master Servicer has been removed as provided in clause (b), the Master Servicer covenants and agrees to act as the Master Servicer for a term from the occurrence of the Trigger Event to the end of the calendar quarter in which such Trigger Event occurs, which term may at the Certificate Insurer's discretion be extended by notice to the Trustee for successive terms of three
(3) calendar months each, until the termination of the Trust Fund. The Master Servicer will, upon the receipt of each such notice of extension (a "Master Servicer Extension Notice") become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as Master Servicer subject to and in accordance with this Agreement. If, as of the fifteenth (15th) day prior to the last day of any term as the Master Servicer, the Trustee shall not have received any Master Servicer Extension Notice from the Certificate Insurer, the Trustee shall, within five (5) days thereafter, give written notice of such nonreceipt to the Certificate Insurer and the Master Servicer. If any such term expires without a Master Servicer Extension Notice then the Trustee shall act as Master Servicer as provided in Section 11.1.

     (e) No provision of this Section 11.2 shall have the effect of limiting the rights of the Company, the Trustee, the Certificateholders or the Certificate Insurer under Section 11.1.

     Section 11.3. Merger, Conversion, Consolidation or Succession to Business of Master Servicer. Subject to the immediately succeeding sentence, any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided (x) that such corporation meets the qualifications set forth in Section 11.1(g) and (y) that any successor Master Servicer must meet the qualifications set forth in Section 11.1(g). Any Affiliate into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation of the Master Servicer and an Affiliate, or any Affiliate succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.1. Compliance Certificates and Opinions. Upon any application or request by the Seller, the Transferor or the Owners to the Trustee to take any action under any provision of this Agreement, the Seller, the Transferor or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

     Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

          (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 12.2. Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Seller, the Master Servicer or of the Transferor, stating that the information with respect to such factual matters is in the possession of the Seller, the Master Servicer or the Transferor, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

     Section 12.3. Acts of Owners. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, delivered to and with the consent of the Seller, the Transferor and the Certificate Insurer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The ownership of Certificates shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

     Section 12.4. Notices, etc. to Trustee. Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner or by the Seller shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its corporate trust office as set forth in
Section 12.19 hereof.

     Section 12.5. Notices and Reports to Owners; Waiver of Notices. Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

     Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as the Seller shall direct to the Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

     Section 12.6. Rules by Trustee and Seller. The Trustee may make reasonable rules for any meeting of Owners. The Seller may make reasonable rules and set reasonable requirements for its functions.

     Section 12.7. Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

     Section 12.8. Severability. In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.9. Benefits of Agreement. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 12.10. Legal Holidays. In any case where the date of any Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

     Section 12.11. Governing Law. This Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

     Section 12.12. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.13. Usury. The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

     Section 12.14. Amendment. The Seller, the Master Servicer, the Transferor and the Trustee, may at any time and from time to time, with the prior written consent of the Certificate Insurer but without the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof, (ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust or upon the transferor of a Residual Certificate as a result of the ownership of any Residual Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.8(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Owner or materially and adversely affect (without its written consent) the rights and interests of the Certificate Insurer.

     This Agreement may also be amended by the Seller, the Master Servicer, the Transferor and the Trustee at any time and from time to time, with the prior written approval of the Certificate Insurer and of not less than 66 2/3% of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

     The Trustee shall be entitled to receive upon request, and shall be fully protected in relying in good faith upon, an opinion of counsel reasonably acceptable to the Trustee stating that the execution of such amendment is authorized or permitted by this Agreement.

     Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Owner and to the Rating Agencies.

     The Certificate Insurer and the Owners, if they so request, shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

     The Trustee shall not be required to enter into any amendment which affects its rights or obligations hereunder.

     The definitions of "Group I Specified Subordinated Amount" and "Group II Specified Subordinated Amount" may be amended by the Seller, the Master
Servicer, the Transferor and the Trustee, with the consent of the Certificate Insurer, in any respect without the consent of, or notice to, the Owners of any Certificates; provided, (x) that the Certificate Insurer is not then in default,
(y) that the effect of such change would not be to alter materially (in the judgment of the Seller) the weighted average life of the related Class A Certificates and (z) the then-current ratings on the related Class A Certificates are not thereby reduced.

     Section 12.15. REMIC Status; Taxes. (a) The Tax Matters Person shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax or information returns with respect to each REMIC and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Owners such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Tax Matters Person shall indicate the election to treat each REMIC as a REMIC (which election shall apply to the taxable period ending December 31, 1996 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to Section 12.17 hereof shall sign all tax information returns filed pursuant to this Section 12.16. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest. The Trustee shall not be required to file a separate tax return for the Supplemental Interest Trust.

     (b) The Tax Matters Person shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Tax Matters Person shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Seller with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Owners determined by the Seller to be required under applicable federal, state and local tax laws.

     (c) The Tax Matters Person shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

     (d) The Seller covenants and agrees to within ten Business Days after the Startup Day provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (b) and (c) above.

     (e) The Trustee, the Seller and the Master Servicer each covenants and agrees for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for either REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code, including, without limitation, for purposes of this paragraph any alteration, modification, amendment, extension, waiver or forbearance with respect to any Mortgage Loan.

     (f) The Trust shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (g) No Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article VIII hereof).

     (h) Neither the Seller nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.

     (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee, the Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for either REMIC; provided, however, that such transaction is otherwise permitted under this Agreement.

     Section 12.16. Additional Limitation on Action and Imposition of Tax. (a) Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for either REMIC,
(i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement.

     (b) In the event that any tax is imposed on "prohibited transactions" as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to either REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from the Trustee's negligence or willful misconduct,
(ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, or otherwise
(iii) the Owners of the Residual Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Owners of the Residual Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners of the Residual Certificates on any Payment Date sufficient funds for the payment of such tax.

     Section 12.17. Appointment of Tax Matters Person. A Tax Matters Person will be appointed by the Owners of the Residual Certificates for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions, as are required to be performed or taken by the Tax Matters Person under the Code. The Trustee hereby agrees to act as the Tax Matters Person (and the Trustee is hereby appointed by the Owners of the Residual Certificates as the Tax Matters Person) for each REMIC held by the Trust.

     Section 12.18. Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Master Servicer and the Seller shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

     Section 12.19. Notices. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

The Seller:                       Access Financial Lending Corp.
and Master                        400 Highway 169 South
Servicer                          Suite 400
                                  St. Louis Park, Minnesota 55426-1106
                                  Attention:  General Counsel
                                  Tel:  (612) 542-6500
                                  Fax:  (612) 542-6510

The Transferor:                   Access Financial Receivables Corp.
                                  400 Highway 169 South
                                  Suite 410
                                  St. Louis Park, Minnesota 55426-1106
                                  Attention:  General Counsel

The Trustee:                      The Chase Manhattan Bank
                                  450 West 33rd Street, 15th Floor
                                  New York, NY  10001
                                  Attention:   Global Trust Services
                                               Access Financial Mortgage
                                               Loan Trust 1997-1
                                  Tel:  (212) 946-3200
                                  Fax:  (212) 946-8191

The Certificate
Insurer:                          Financial Security Assurance, Inc.
                                  350 Park Avenue
                                  New York, NY  10022
                                  Attention: Senior Vice President-
                                               Surveillance
                                  Tel:  (212) 826-0100
                                  Fax:  (212) 888-5278

                                  or such other address or telecopy
                                  number as may hereafter be furnished
                                  to the Trustee and the Master
                                  Servicer in writing by the

                                  Certificate Insurer. In each case in which a notice or other communication to the Certificate Insurer refers to an Event of Default or a claim under the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head- Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED."

Moody's:                          Moody's Investors Service
                                  99 Church Street
                                  New York, New York 10007
                                  Attention:    The Home Equity
                                  Monitoring Department

S & P:                            Standard & Poor's
                                  26 Broadway
                                  15th Floor
                                  New York, New York 10004
                                  Attention:    Residential Mortgage
                                                Surveillance Dept.

Underwriters:                     c/o  Prudential Securities
                                  Incorporated
                                  One New York Plaza, 15th Floor
                                  New York, New York 10292-2015
                                  Tel:  (212) 778-1000
                                  Fax:  (212) 778-7401

     Section 12.20. Grant of Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and all other assets constituting the Trust Estate by the Transferor to the Trust be, and be construed as, a sale of the Mortgage Loans and such other assets constituting the Trust Estate by the Transferor and not a pledge by the Seller to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans and other assets constituting the Trust Estate are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed as a pledge of the Mortgage Loans and all other assets constituting the Trust Estate to the Trust to secure a debt or other obligation of the Seller and this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code and the conveyance provided for in Section 3.3 hereof shall be deemed a grant by the Transferor to the Trust of a security interest in all of the Transferor's right, title and interest in and to the Mortgage Loans and all other assets constituting the Trust Estate.

     Accordingly, the Transferor hereby grants to the Trustee a security interest in the Mortgage Loans and all other assets constituting the Trust
Estate for the purpose of securing to the Trust the performance by the Transferor of the obligations under this Agreement. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 3.3 to be a true, absolute and unconditional sale of the Mortgage Loans and all other assets constituting the Trust Estate by the Transferor to the Trust, the Transferor shall take such actions, and the Trustee shall take such actions as directed by the Transferor, as may be necessary to ensure that if this Agreement were deemed to create a security interest, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for the term of this Agreement. Without limiting the generality of the foregoing, the Seller shall file, or shall cause to be filed, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code to perfect the Trustee's security interest in or lien on the Mortgage Loans for the benefit of the Owners, including, without limitation, (x) continuation statements and (y) such other statements as may be occasioned by (i) any change of name of the Transferor or Trustee, (ii) any change of location of the place of business or the chief executive office of the Transferor or (iii) any transfer of any interest of the Transferor in any Mortgage Loan; provided, however, that with respect to clauses (i) through (iii) above, the Transferor shall notify the Trustee of any changes related thereto.

     Section 12.21. Indemnification.

     (a) The Master Servicer agrees to indemnify and hold the Trustee, the Transferor, the Certificate Insurer, each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that were caused by (i) the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and the Servicing Standards and (ii) a breach of any of the Master Servicer's representations, covenants and warranties contained in this Agreement. This indemnity shall survive the termination of this Agreement and the payment of the Mortgage Loans, provided, that the Master Servicer shall have no liability to indemnify any such indemnified party under this Agreement to the extent that any such losses, penalties, fines, forfeitures, costs, fees, judgments, liabilities, damages, claims or expenses were caused by the negligence, willful misconduct or bad faith of such indemnified party. If the Master Servicer shall have made any indemnity payment pursuant to this Section 12.21(a) and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Master Servicer.

     Promptly after receipt by any of the above-mentioned indemnified parties of notice of any claim or commencement of any action discussed above, such indemnified party shall, if a claim in respect thereof is to be made against the Master Servicer, promptly notify the Master Servicer in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Master Servicer shall not relieve it from any liability which it may have under this Section 12.21(a) except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Master Servicer shall not relieve it from any liability which it may have to the above-mentioned indemnified parties otherwise than under this Section 12.21(a).

     (b) The Seller agrees to indemnify and hold the Master Servicer, the Transferor, the Certificate Insurer, the Trustee, each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other reasonable costs, fees and expenses that were caused by (i) the failure of the Seller to perform its duties in accordance with the terms of this Agreement or (ii) a breach of any of the Seller's representations, covenants, and warranties contained in this Agreement. This indemnity shall survive the termination of this Agreement, the payment of the Mortgage Loans and the removal or resignation of the Trustee; provided, that the Seller shall have no liability to indemnify any such indemnified party under this Agreement to the extent that any such losses, penalties, fines, forfeitures, costs, fees and judgments, liabilities, damages, claims or expenses were caused by the negligence, willful misconduct or bad faith of such indemnified party. If the Seller shall have made any indemnity payment pursuant to this Section 12.21 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to the Seller.

     Promptly after receipt by any of the above-mentioned indemnified parties of notice of any claim or commencement of any action discussed above, such indemnified party shall, if a claim in respect thereof is to be made against the Seller, promptly notify the Seller in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Seller shall not relieve it from any liability which it may have under this Section 12.21(b) except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Seller shall not relieve it from any liability which it may have to the above-mentioned indemnified parties otherwise than under this Section 12.21(b).

     (c) The Seller hereby covenants and agrees to indemnify, exonerate and hold the Master Servicer, the Transferor, the Trustee, the Trust Estate, the Owners, the Certificate Insurer, their respective directors, officers, agents and employees (collectively, the "Indemnified Persons") harmless from and against any and all damages, losses, liabilities, obligations, penalties, fines, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees and disbursements as they become due and without waiting for the ultimate outcome of the matter) of any kind or of any nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnified Person arising from or out of any Hazardous Substances (as defined below) on, in, under or affecting all or any portion of any of the Properties. The matters covered by the foregoing indemnity shall include, without limitation, all of the following: (i) the costs of removal of any and all Hazardous Substances from all or any portion of the Properties or any adjacent property, (ii) the costs required to take necessary precautions to protect against the release of Hazardous Substances on, in, under or affecting any of the Properties into the air, ground, water, other public domain or any adjacent property to the extent required by applicable Environmental Laws or any governmental authority, including, without limitation, the costs and expenses of environmental testing and assessments, and (iii) the costs incurred to comply, in connection with all or any portion of the Properties, with all applicable Environmental Laws, including without limitation fines, penalties, and administrative and overhead costs charged by any governmental entity.

     The obligations of the Seller under this Section to compensate the Indemnified Persons and to reimburse them for expenses (including, without limitation, litigation expenses), disbursements and advances shall survive the termination of this Agreement and the resignation or removal of the Trustee, and continue thereafter for so long as any liability or expenses indemnified against may be imposed under applicable Environmental Law (as defined below) against any Indemnified Person.

     (d) In no event shall any Person be indemnified for any losses, expenses, damages, claims or liabilities incurred by such Person by reason of such Person's (or such Person's agents) willful malfeasance, bad faith or negligence.

     "Hazardous  Substance"  shall  include,   without  limitation:   (i)  those
substances included within the definitions of one or more of the terms "hazardous substances," "hazardous materials" and "toxic substances" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss. 1801 et seq., and in the regulations promulgated pursuant to said laws under applicable law; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172 1 01 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) such other substances, materials and wastes as are or become regulated under applicable local, state or Federal laws or regulations, or which are classified as hazardous or toxic under Federal, state, or local laws or regulations; and (iv) any material, waste or substance which is (a) petroleum; (b) friable asbestos;
(c) polychlorinated biphenyls; (d) designated as a "Hazardous Substance" pursuant to Section 311 of the Clean Water Act, as amended, 13 U.S.C. ss.ss. 1321 et seq. (33 U.S.C. ss.ss. 1321) or designated as "toxic pollutants" subject to Chapter 26 of the Clean Water Act pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss.ss. 1317); (e) flammable explosive; or (f) radioactive materials.

     "Environmental Law" shall mean any Federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, ordain or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or ground water, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of Borrower or the operation, construction or modification of any thereof, including without limitation the following: CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Sold Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975 and the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws, providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.

                                  ARTICLE XIII

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

     Section 13.1. Rights of the Certificate Insurer to Exercise Rights of the Owners of the Class A Certificates. By accepting its Certificate, each Owner of a Class A Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Class A Certificateholders for all purposes (other than with respect to payment on the Class A Certificates) and will be entitled to exercise all rights of the Class A Certificateholders under this Agreement.

     In addition, each Owner of a Class A Certificate agrees that, unless a Certificate Insurer Default exists, the rights specifically set forth above may be exercised by the Owners of Class A Certificates only with the prior written consent of the Certificate Insurer.

     Section 13.2. Trustee to Act Solely with Consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not:

          (i)  agree to any amendment to this Agreement; or

          (ii) undertake any litigation pursuant to or in connection with this Agreement; or

          (iii)terminate or assume any Sub-Servicing Agreement pursuant to this Agreement;

without the prior written consent of the Certificate Insurer which consent shall not be unreasonably withheld; provided, however, if a Certificate Insurer Default occurs hereunder, the Trustee shall act hereunder without Certificate Insurer consent.

     Section 13.3. Trust Fund and Accounts Held for Benefit of the Certificate Insurer. The Trustee shall hold the Trust Estate and the Mortgage Files for the benefit of the Owners and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Owners of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

     The Master Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Principal and Interest Account, for the benefit of the Owners and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Owners shall be deemed to include the Certificate Insurer.

     Section 13.4. Claims Upon the Policy; Policy Payments Account. (a) The Trustee shall establish a separate special purpose trust account for the benefit of Owners of the Class A Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Certificate Insurance Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Owners of Class A Certificates of the Insured Payments for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust. Amounts paid under the Certificate Insurance Policy shall be transferred to the related Class A Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Owners of Class A Certificates in accordance with Section 7.3. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Payments with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class A Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (b) below in the Register and in the statement to be furnished to Owners of the Certificates pursuant to Section 7.6. Funds held in the Policy Payments Account shall not be invested by the Trustee.

     On any Payment Date with respect to which a claim has been made under the Certificate Insurance Policy, the amount of any funds received by the Trustee as a result of any claim under the Certificate Insurance Policy, to the extent required to pay the related Insured Distribution Amount on such Payment Date shall be withdrawn from the Policy Payments Account and deposited in the related Distribution Account and applied by the Trustee, together with the other funds to be withdrawn from the related Distribution Account pursuant to this Agreement, directly to the payment in full of the related Insured Distribution Amount due on the related Class A Certificates. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Owners of the Class A Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Payment Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

     (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate

Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (c) The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Owner of a Class A Certificate, by its purchase of Class A Certificates, the Master Servicer and the Trustee hereby agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Master Servicer, the Trustee and each Owner of a Class A Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     Section 13.5. Effects of Payments by the Certificate Insurer. To the extent that the Certificate Insurer makes Insured Payments it will be entitled to receive the related Reimbursement Amounts, pursuant to Section 7.3(b)(iii)(C) hereof.

     The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Owners as otherwise set forth herein.

     Section 13.6. Notices to the Certificate Insurer. All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Owners shall also be sent to the Certificate Insurer.

     Section 13.7. Third-Party Beneficiary. Subject to the provisions below, the Certificate Insurer is a third party beneficiary of each provision of this Agreement that creates a right of or benefit to the Certificate Insurer. Any right conferred to the Certificate Insurer shall not arise until the issuance by the Certificate Insurer of the Certificate Insurance Policy and shall be suspended during any Certificate Insurer Default described in clause (a) of the definition thereof (except that subrogation rights which have previously arisen shall not be so suspended). During the period of any such suspension, such rights shall vest in the Owners of the Class A Certificates, and may be exercised by the Owners of a majority in Percentage Interest of each Class of Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by the Class B Certificates then Outstanding.


     [Except for these words (and the accompanying punctuation) the rest of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Transferor and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                            ACCESS FINANCIAL LENDING CORP.,
                                              as Seller


                                            By: /s/ Dan J. Cheever
                                               --------------------------------
                                               Name:  Dan J. Cheever
                                               Title: Chief Financial Officer
                                                      and Secretary


                                            ACCESS FINANCIAL LENDING CORP.,
                                              as Master Servicer


                                            By: /s/ Dan J. Cheever
                                               --------------------------------
                                               Name:  Dan J. Cheever
                                               Title: Chief Financial Officer
                                                      and Secretary


                                            ACCESS FINANCIAL RECEIVABLES CORP.,
                                              as Transferor


                                            By: /s/ Dan J. Cheever
                                               --------------------------------
                                               Name:  Dan J. Cheever
                                               Title: Chief Financial Officer


                                            THE CHASE MANHATTAN BANK,
                                              as Trustee


                                            By: /s/ John Mynttinen
                                               --------------------------------
                                               Name:  John Mynttinen
                                               Title: Second Vice President





                       [Pooling and Servicing Agreement]

                                                                     EXHIBIT A-1


                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                CLASS A-1 GROUP I
                          (Variable Pass-Through Rate)

              Representing Certain Interests Relating to a Pool of
                            Mortgage Loans formed by

                         ACCESS FINANCIAL LENDING CORP.

                          as Seller and Master Servicer

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any of their respective subsidiaries and affiliates. This Certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in the Principal and Interest Account or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement) and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust and (ii) pursuant to the Certificate Insurance Policy.)

No.:  A-1-1                                          February 28, 1997
                                                     -----------------
                                                            Date

$63,500,000                         December 18, 2011                003916 BB 8
-----------                         -----------------                -----------
Original Principal                  Final Scheduled                  CUSIP
Amount                              Payment Date

                                   Cede & Co.
--------------------------------------------------------------------------------
                                Registered Owner

     The registered Owner named above is the registered Owner of a fractional undivided interest in (i) a pool of mortgage loans, consisting of first and second liens (the "Mortgage Loans") formed by Access Financial Lending Corp. (the "Seller"), a Delaware corporation, and held in trust by The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"), on behalf of Access Financial Mortgage Loan Trust 1997-1 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of February 1, 1997 (the "Pooling and Servicing Agreement") among Access Financial Receivables Corp., as transferor (the "Transferor"), Access Financial Lending Corp., as seller and as master servicer (the "Master Servicer"), and the Trustee, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Accounts held by the Trustee pursuant to the Pooling and Servicing Agreement or by the Master Servicer or any Sub-Servicer in the Principal and Interest Account created pursuant to the Pooling and Servicing Agreement, or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement),
(iii) any Property, the ownership of which has been effected in the name of the Master Servicer or any Sub-Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer or a Sub-Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) the rights, if any, of the Trust in any Insurance Policy relating to the Mortgage Loans, (v) Net Proceeds (but only to the extent such Net Proceeds do not exceed the sum of the Principal Balance of the related Mortgage Loan plus accrued and unpaid interest on such Mortgage Loan), and (vi) the Certificate Insurance Policy. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

     The  Original  Principal  Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-1 Group I Certificates on February 28, 1997 (the "Startup Day"), which aggregate amount on February 28, 1997 was $63,500,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-1 Group I Certificates. The Class A Group I Certificates have been tranched into four "sequential pay" Classes, such that the Class A-4 Group I Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Group I Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Group I Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-1 Group I, and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Issued under the Pooling and Servicing Agreement are Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-1 Group I (the "Class A-1 Group I Certificates"), Class A-2 Group I (the "Class A-2 Group I Certificates"), Class A-3 Group I (the "Class A-3 Group I Certificates"), Class A-4 Group I (the "Class A-4 Group I Certificates"), Class A-5 Group II (the "Class A-5 Group II Certificates"), Class B (the "Class B Certificates"), Class B-S (the "Class B-S Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group II Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class B-S Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

     As more fully described in the Pooling and Servicing Agreement, each Class of Certificates has a specified priority to the collections on the related Pool of Mortgage Loans which comprise the related Available Funds. In addition, Financial Security Assurance, Inc., as Certificate Insurer, is required pursuant to the Certificate Insurance Policy to make available to the Trustee on each Payment Date 100% of the Insured Distribution Amount on each Payment Date.

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 18th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing March 18, 1997, the Owners of the Class A-2 Group I Certificates, the Class A-3 Group I Certificates and the Class A-4 Group I Certificates, as of the close of business on the first Business Day of the current calendar month in which such Payment Date occurs (for the Class A-2 through A-4 Group I Certificates, the "Record Date") will be entitled to receive the Class A-2
Distribution Amount, the Class A-3 Distribution Amount and Class A-4 Distribution Amount, respectively, relating to such Payment Date. On each Payment Date commencing March 18, 1997, the Owners of the Class A-1 Group I Certificates and the Class A-5 Group II Certificates as of the close of business on the Business Day immediately preceding such Payment Date occurs (for the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, the "Record Date") will be entitled to receive the Class A-1 Distribution Amount or the Class A-5 Distribution Amount, respectively, relating to such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate, respectively.

     The Percentage Interest of each Class A-1 Group I Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-1 Group I Certificate by $63,500,000.

     The Class A-1 Distribution Amount for any Payment Date will be an amount equal to the Class A-1 Interest Distribution Amount for such Payment Date, the Class A-1 Principal Distribution for such Payment Date, the Class A-1 Interest Carry-Forward Amount for such Payment Date and the Class A-1 Principal Carry-Forward Amount for such Payment Date, as such terms are defined in the Pooling and Servicing Agreement.

     Pursuant to the Certificate Insurance Policy, Financial Security Assurance, Inc. (the "Certificate Insurer") is required, to the extent of any insufficiency in the related Available Funds, to make Insured Payments available to the Trustee necessary to deposit the full amount of the related Insured Distribution Amount to the Distribution Account (other than amounts to be paid to the Certificate Insurer) on each Payment Date. Pursuant to the Pooling and Servicing Agreement, from amounts on deposit in the related Distribution Account, the Class A-1 Distribution Amount will be distributed to the Owners of the Class A-1 Group I Certificates. The Certificate Insurer will be subrogated to the rights of the Owners of the Class A-1 Group I Certificates with respect to the related Insured Payments.

     The Owner of this Certificate is required to notify the Trustee promptly in writing upon the receipt of a court order pursuant to which any amount received by the Owners of the Class A-1 Group I Certificates is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code and is required to enclose a copy of such order with such notice to the Trustee.

     The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     Access Financial Lending Corp., as Master Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer, or any of their respective subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower- Tier REMIC is effected as described in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Principal Balance of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance. If the Seller declines to exercise such option within ninety days following such date, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If satisfactory bids are received as described in the Pooling and Servicing Agreement, the Trustee shall effect early retirement of the Certificates. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed ninety days.

     The Trustee is required to give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Certificate Insurer, or if a Certificate Insurer Default has occurred and is continuing, the Owners of a majority of the Percentage Interests represented by any Class of Class A Certificates, or if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by the Class B Certificates then Outstanding, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

     As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-1 Group I Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Group I Certificates are exchangeable for new Class A-1 Group I Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                            THE CHASE MANHATTAN BANK, as
                                            Trustee


                                            By:_____________________________
                                            Title:__________________________

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By: _________________________
Title: ______________________


Dated:  February 28, 1997

                                                                     EXHIBIT A-2


                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1
                  6.600% MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                CLASS A-2 GROUP I
                           (6.600% Pass-Through Rate)

              Representing Certain Interests Relating to a Pool of
                            Mortgage Loans formed by

                         ACCESS FINANCIAL LENDING CORP.

                          as Seller and Master Servicer

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any of their respective subsidiaries and affiliates. This Certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in the Principal and Interest Account or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement) and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust and (ii) pursuant to the Certificate Insurance Policy.)

No.:  A-2-1                                          February 28, 1997
                                                     -----------------
                                                           Date

$30,200,000                       June 18, 2013                     003916 BC 6
-----------                       -------------                     -----------
Original Principal                Final Scheduled                   CUSIP
Amount                            Payment Date

                                   Cede & Co.
--------------------------------------------------------------------------------
                                Registered Owner

     The registered Owner named above is the registered Owner of a fractional undivided interest in (i) a pool of mortgage loans, consisting of first and second liens (the "Mortgage Loans") formed by Access Financial Lending Corp. (the "Seller"), a Delaware corporation, and held in trust by The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"), on behalf of Access Financial Mortgage Loan Trust 1997-1 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of February 1, 1997 (the "Pooling and Servicing Agreement") among the Access Financial Receivables Corp., as transferor (the "Transferor"), Access Financial Lending Corp., as seller and as master servicer (the "Master Servicer"), and the Trustee, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Accounts held by the Trustee pursuant to the Pooling and Servicing Agreement or by the Master Servicer or any Sub-Servicer in the Principal and Interest Account created pursuant to the Pooling and Servicing Agreement, or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement),
(iii) any Property, the ownership of which has been effected in the name of the Master Servicer or any Sub-Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer or a Sub-Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) the rights, if any, of the Trust in any Insurance Policies relating to the Mortgage Loans, (v) Net Proceeds (but only to the extent such Net Proceeds do not exceed the sum of the Principal Balance of the related Mortgage Loan plus accrued and unpaid interest on such Mortgage Loan), and (vi) the Certificate Insurance Policy. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

     The  Original  Principal  Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-2 Group I Certificates on February 28, 1997 (the "Startup Day"), which aggregate amount on February 28, 1997 was $30,200,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-2 Group I Certificates. The Class A Group I Certificates have been tranched into four "sequential pay" Classes, such that the Class A-4 Group I Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Group I Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Group I Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-2 Group I, and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Issued under the Pooling and Servicing Agreement are Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-1 Group I (the "Class A-1 Group I Certificates"), Class A-2 Group I (the "Class A-2 Group I Certificates"), Class A-3 Group I (the "Class A-3 Group I Certificates"), Class A-4 Group I (the "Class A-4 Group I Certificates"), Class A-5 Group II (the "Class A-5 Group II Certificates"), Class B (the "Class B Certificates"), Class B-S (the "Class B-S Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group II Certificates, (collectively, the "Class A Certificates"), the Class B Certificates, the Class B-S Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

     As more fully described in the Pooling and Servicing Agreement, each Class of Certificates has a specified priority to the collections on the related Pool of Mortgage Loans which comprise the related Available Funds. In addition, Financial Security Assurance, Inc., as Certificate Insurer, is required pursuant to the Certificate Insurance Policy to make available to the Trustee on each Payment Date 100% of the Insured Distribution Amount on each Payment Date.

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 18th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing March 18, 1997, the Owners of the Class A-2 Group I Certificates, the Class A-3 Group I Certificates and the Class A-4 Group I Certificates, as of the close of business on the first Business Day of the current calendar month in which such Payment Date occurs (for the Class A-2 through A-4 Group I Certificates, the "Record Date") will be entitled to receive the Class A-2
Distribution Amount, the Class A-3 Distribution Amount and Class A-4 Distribution Amount, respectively, relating to such Payment Date. On each Payment Date commencing March 18, 1997, the Owners of the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, as of the close of business on the Business Day immediately preceding such Payment Date occurs (for the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, the "Record Date") will be entitled to receive the Class A-1 Distribution Amount or the Class A-5 Distribution Amount, respectively, relating to such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate, respectively.


     The Percentage Interest of each Class A-2 Group I Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-2 Group I Certificate by $30,200,000.

     The Class A-2 Distribution Amount for any Payment Date will be an amount equal to the Class A-2 Interest Distribution Amount for such Payment Date, the Class A-2 Principal Distribution for such Payment Date, the Class A-2 Interest Carry-Forward Amount for such Payment Date and the Class A-2 Principal Carry-Forward Amount for such Payment Date, as such terms are defined in the Pooling and Servicing Agreement.

     Pursuant to the Certificate Insurance Policy, Financial Security Assurance, Inc. (the "Certificate Insurer") is required, to the extent of any insufficiency in the related Available Funds, to make Insured Payments available to the Trustee necessary to deposit the full amount of the related Insured Distribution Amount to the Distribution Account (other than amounts to be paid to the Certificate Insurer) on each Payment Date. Pursuant to the Pooling and Servicing Agreement, from amounts on deposit in the related Distribution Account, the Class A-2 Distribution Amount will be distributed to the Owners of the Class A-2 Group I Certificates. The Certificate Insurer will be subrogated to the rights of the Owners of the Class A-2 Group I Certificates with respect to the related Insured Payments.

     The Owner of this Certificate is required to notify the Trustee promptly in writing upon the receipt of a court order pursuant to which any amount received by the Owners of the Class A-2 Group I Certificates is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code and is required to enclose a copy of such order with such notice to the Trustee.

     The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     Access Financial Lending Corp., as Master Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer, or any of their respective subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower- Tier REMIC is effected as described in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Principal Balance of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance. If the Seller declines to exercise such option within ninety days following such date, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If satisfactory bids are received as described in the Pooling and Servicing Agreement, the Trustee shall effect early retirement of the Certificates. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed ninety days.

     The Trustee is required to give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Certificate Insurer, or if a Certificate Insurer Default has occurred and is continuing, the Owners of a majority of the Percentage Interests represented by any Class of Class A Certificates, or if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by the Class B Certificates then Outstanding, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

     As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-2 Group I Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Group I Certificates are exchangeable for new Class A-2 Group I Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                            THE CHASE MANHATTAN BANK, as
                                            Trustee

                                            By:_____________________________
                                            Title:__________________________


Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By: _________________________
Title: ______________________


Dated:  February 28, 1997

                                                                     EXHIBIT A-3



                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1
                  6.925% MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                CLASS A-3 GROUP I
                           (6.925% Pass-Through Rate)

              Representing Certain Interests Relating to a Pool of
                            Mortgage Loans formed by

                         ACCESS FINANCIAL LENDING CORP.

                          as Seller and Master Servicer

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any of their respective subsidiaries and affiliates. This Certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in the Principal and Interest Account or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement) and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust and (ii) pursuant to the Certificate Insurance Policy.)

No.:  A-3-1                                     February 28, 1997
                                                -----------------
                                                       Date

$21,300,000                       March 18, 2022                     003916 BD 4
-----------                       --------------                     -----------
Original Principal                Final Scheduled                    CUSIP
Amount                            Payment Date

                                   Cede & Co.
--------------------------------------------------------------------------------
                                Registered Owner

     The registered Owner named above is the registered Owner of a fractional undivided interest in (i) a pool of mortgage loans, consisting of first and second liens (the "Mortgage Loans") formed by Access Financial Lending Corp. (the "Seller"), a Delaware corporation, and held in trust by The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"), on behalf of Access Financial Mortgage Loan Trust 1997-1 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of February 1, 1997 (the "Pooling and Servicing Agreement") among Access Financial Receivables Corp., as transferor (the "Transferor"), Access Financial Lending Corp., as seller and as master servicer (the "Master Servicer"), and the Trustee, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Accounts held by the Trustee pursuant to the Pooling and Servicing Agreement or by the Master Servicer or any Sub-Servicer in the Principal and Interest Account created pursuant to the Pooling and Servicing Agreement, or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement),
(iii) any Property, the ownership of which has been effected in the name of the Master Servicer or a Sub-Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer or a Sub-Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) the rights, if any, of the Trust in any Insurance Policies relating to the Mortgage Loans, (v) Net Proceeds (but only to the extent such Net Proceeds do not exceed the sum of the Principal Balance of the related Mortgage Loan plus accrued and unpaid interest on such Mortgage Loan), and (vi) the Certificate Insurance Policy. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

     The  Original  Principal  Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-3 Group I Certificates on February 28, 1997 (the "Startup Day"), which aggregate amount on February 28, 1997 was $21,300,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-3 Group I Certificates. The Class A Group I Certificates have been tranched into four "sequential pay" Classes, such that the Class A-4 Group I Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Group I Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Group I Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-3 Group I, and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Issued under the Pooling and Servicing Agreement are Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-1 Group I (the "Class A-1 Group I Certificates"), Class A-2 Group I (the "Class A-2 Group I Certificates"), Class A-3 Group I (the "Class A-3 Group I Certificates"), Class A-4 Group I (the "Class A-4 Group I Certificates"), Class A-5 Group II (the "Class A-5 Group II Certificates"), Class B (the "Class B Certificates"), Class B-S (the "Class B-S Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group II Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class B-S Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

     As more fully described in the Pooling and Servicing Agreement, each Class of Certificates has a specified priority to the collections on the related Pool of Mortgage Loans which comprise the related Available Funds. In addition, Financial Security Assurance, Inc., as Certificate Insurer, is required pursuant to the Certificate Insurance Policy to make available to the Trustee on each Payment Date 100% of the Insured Distribution Amount on each Payment Date.

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 18th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing March 18, 1997, the Owners of the Class A-2 Group I Certificates, the Class A-3 Group I Certificates and the Class A-4 Group I Certificates, as of the close of business on the first Business Day of the current calendar month in which such Payment Date occurs (for the Class A-2 through A-4 Group I Certificates, the "Record Date") will be entitled to receive the Class A-2 Distribution Amount, the Class A-3 Distribution Amount and the Class A-4
Distribution Amount, respectively, relating to such Payment Date. On each Payment Date commencing March 18, 1997, the Owners of the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, as of the close of business on the Business Day immediately preceding such Payment Date occurs (for the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, the "Record Date") will be entitled to receive the Class A-1 Distribution Amount or the Class A-5 Distribution Amount, respectively, relating to such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate, respectively.

     The Percentage Interest of each Class A-3 Group I Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-3 Group I Certificate by $21,300,000.

     The Class A-3 Distribution Amount for any Payment Date will be an amount equal to the Class A-1 Interest Distribution Amount for such Payment Date, the Class A-3 Principal Distribution for such Payment Date, the Class A-3 Interest Carry-Forward Amount for such Payment Date and the Class A-3 Principal Carry-Forward Amount for such Payment Date, as such terms are defined in the Pooling and Servicing Agreement.

     Pursuant to the Certificate Insurance Policy, Financial Security Assurance, Inc. (the "Certificate Insurer") is required, to the extent of any insufficiency in the related Available Funds, to make Insured Payments available to the Trustee necessary to deposit the full amount of the related Insured Distribution Amount to the Distribution Account (other than amounts to be paid to the Certificate Insurer) on each Payment Date. Pursuant to the Pooling and Servicing Agreement, from amounts on deposit in the related Distribution Account, the Class A-3 Distribution Amount will be distributed to the Owners of the Class A-3 Group I Certificates. The Certificate Insurer will be subrogated to the rights of the Owners of the Class A-3 Group I Certificates with respect to the related Insured Payments.

     The Owner of this Certificate is required to notify the Trustee promptly in writing upon the receipt of a court order pursuant to which any amount received by the Owners of the Class A-3 Group I Certificates is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code and is required to enclose a copy of such order with such notice to the Trustee.

     The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     Access Financial Lending Corp., as Master Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer, or any of their respective subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower- Tier REMIC is effected as described in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Principal Balance of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance. If the Seller declines to exercise such option within ninety days following such date, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If satisfactory bids are received as described in the Pooling and Servicing Agreement, the Trustee shall effect early retirement of the Certificates. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed ninety days.

     The Trustee is required to give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Certificate Insurer, or if a Certificate Insurer Default has occurred and is continuing, the Owners of a majority of the Percentage Interests represented by any Class of Class A Certificates, or if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by the Class B Certificates then Outstanding, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

     As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-3 Group I Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Group I Certificates are exchangeable for new Class A-3 Group I Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                            THE CHASE MANHATTAN BANK, as
                                            Trustee


                                            By:_____________________________
                                            Title:__________________________

Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee


By: _________________________
Title: ______________________


Dated:  February 28, 1997

                                                                     EXHIBIT A-4


                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1
                  7.275% MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                CLASS A-4 GROUP I
                           (7.275% Pass-Through Rate)

              Representing Certain Interests Relating to a Pool of
                            Mortgage Loans formed by

                         ACCESS FINANCIAL LENDING CORP.

                          as Seller and Master Servicer

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any of their respective subsidiaries and affiliates. This Certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in the Principal and Interest Account or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement) and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust and (ii) pursuant to the Certificate Insurance Policy.)

No.:  A-4-1                                          February 28, 1997
                                                     -----------------
                                                           Date

$19,733,000                        March 18, 2027                    003916 BE 2
-----------                        --------------                    -----------
Original Principal                 Final Scheduled                   CUSIP
Amount                             Payment Date

                                   Cede & Co.
--------------------------------------------------------------------------------
                                Registered Owner

     The registered Owner named above is the registered Owner of a fractional undivided interest in (i) a pool of mortgage loans, consisting of first and second liens (the "Mortgage Loans") formed by Access Financial Lending Corp. (the "Seller"), a Delaware corporation, and held in trust by The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"), on behalf of Access Financial Mortgage Loan Trust 1997-1 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of February 1, 1997 (the "Pooling and Servicing Agreement") among Access Financial Receivables Corp., as transferor (the "Transferor"), Access Financial Lending Corp., as seller and as master servicer (the "Master Servicer"), and the Trustee, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Accounts held by the Trustee pursuant to the Pooling and Servicing Agreement by the Master Servicer or any Sub-Servicer in the Principal and Interest Account created pursuant to the Pooling and Servicing Agreement, or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement),
(iii) any Property, the ownership of which has been effected in the name of the Master Servicer or any Sub-Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer or any Sub-Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) the rights, if any, of the Trust in any Insurance Policies relating to the Mortgage Loans, (v) Net Proceeds (but only to the extent such Net Proceeds do not exceed the sum of the Principal Balance of the related Mortgage Loan plus accrued and unpaid interest on such Mortgage Loan), and (vi) the Certificate Insurance Policy. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

     The  Original  Principal  Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-4 Group I Certificates on February 28, 1997 (the "Startup Day"), which aggregate amount on February 28, 1997 was $19,733,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-4 Group I Certificates. The Class A Group I Certificates have been tranched into four "sequential pay" Classes, such that the Class A-4 Group I Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Group I Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Group I Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-4 Group I, and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Issued under the Pooling and Servicing Agreement are Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-1 Group I (the "Class A-1 Group I Certificates"), Class A-2 Group I (the "Class A-2 Group I Certificates"), Class A-3 Group I (the "Class A-3 Group I Certificates"), Class A-4 Group I (the "Class A-4 Group I Certificates"), Class A-5 Group II (the "Class A-5 Group II Certificates"), Class B (the "Class B Certificates"), Class B-S (the "Class B-S Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group II Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class B-S Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

     As more fully described in the Pooling and Servicing Agreement, each Class of Certificates has a specified priority to the collections on the related Pool of Mortgage Loans which comprise the related Available Funds. In addition, Financial Security Assurance, Inc., as Certificate Insurer, is required pursuant to the Certificate Insurance Policy to make available to the Trustee on each Payment Date 100% of the Insured Distribution Amount on each Payment Date.

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 18th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing March 18, 1997, the Owners of the Class A-2 Group I Certificates, the Class A-3 Group I Certificates and the Class A-4 Group I Certificates, as of the close of business on the first Business Day of the current calendar month in which such Payment Date occurs (for the Class A-2 through A-4 Group I Certificates, the "Record Date") will be entitled to receive the Class A-2 Distribution Amount, the Class A-3 Distribution Amount and the Class A-4
Distribution Amount, respectively, relating to such Payment Date. On each Payment Date commencing March 18, 1997, the Owners of the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, as of the close of business on the Business Day immediately preceding such Payment Date occurs (for the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, the "Record Date") will be entitled to receive the Class A-1 Distribution Amount or the Class A-5 Distribution Amount, respectively, relating to such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate, respectively.

     The Percentage Interest of each Class A-4 Group I Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-4 Group I Certificate by $19,733,000.

     The Class A-4 Distribution Amount for any Payment Date will be an amount equal to the Class A-4 Interest Distribution Amount for such Payment Date, the Class A-4 Principal Distribution for such Payment Date, the Class A-4 Interest Carry-Forward Amount for such Payment Date and the Class A-4 Principal Carry-Forward Amount for such Payment Date, as such terms are defined in the Pooling and Servicing Agreement.

     Pursuant to the Certificate Insurance Policy, Financial Security Assurance, Inc. (the "Certificate Insurer") is required, to the extent of any insufficiency in the related Available Funds, to make Insured Payments available to the Trustee necessary to deposit the full amount of the related Insured Distribution Amount to the Distribution Account (other than amounts to be paid to the Certificate Insurer) on each Payment Date. Pursuant to the Pooling and Servicing Agreement, from amounts on deposit in the related Distribution Account, the Class A-4 Distribution Amount will be distributed to the Owners of the Class A-4 Group I Certificates. The Certificate Insurer will be subrogated to the rights of the Owners of the Class A-4 Group I Certificates with respect to the related Insured Payments.

     The Owner of this Certificate is required to notify the Trustee promptly in writing upon the receipt of a court order pursuant to which any amount received by the Owners of the Class A-4 Group I Certificates is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code and is required to enclose a copy of such order with such notice to the Trustee.

     The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     Access Financial Lending Corp., as Master Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer, or any of their respective subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower- Tier REMIC is effected as described in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Principal Balance of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance. If the Seller declines to exercise such option within ninety days following such date, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If satisfactory bids are received as described in the Pooling and Servicing Agreement, the Trustee shall effect early retirement of the Certificates. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed ninety days.

     The Trustee is required to give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Certificate Insurer, or if a Certificate Insurer Default has occurred and is continuing, the Owners of a majority of the Percentage Interests represented by any Class of Class A Certificates, or if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by the Class B Certificates then Outstanding, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

     As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-4 Group I Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Group I Certificates are exchangeable for new Class A-4 Group I Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                            THE CHASE MANHATTAN BANK, as
                                            Trustee


                                            By:_____________________________
                                            Title:__________________________


Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By: _________________________
Title: ______________________


Dated:  February 28, 1997

                                                                     EXHIBIT A-5



                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                               CLASS A-5 GROUP II
                          (Variable Pass-Through Rate)

              Representing Certain Interests Relating to a Pool of
                            Mortgage Loans formed by

                         ACCESS FINANCIAL LENDING CORP.

                          as Seller and Master Servicer

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any of their respective subsidiaries and affiliates. This Certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in the Principal and Interest Account or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement) and certain other rights relating thereto and is payable only from amounts received by the Trustee (i) relating to the Mortgage Loans held by the Trust and (ii) pursuant to the Certificate Insurance Policy.)

No.:  A-5-1                                          February 28, 1997
                                                     -----------------
                                                           Date

$138,866,000                        March 18, 2027                   003916 BF 9
------------                        --------------                   -----------
Original Principal                  Final Scheduled                  CUSIP
Amount                              Payment Date

                                   Cede & Co.
--------------------------------------------------------------------------------
                                Registered Owner

     The registered Owner named above is the registered Owner of a fractional undivided interest in (i) a pool of mortgage loans, consisting of first and second liens (the "Mortgage Loans") formed by Access Financial Lending Corp. (the "Seller"), a Delaware corporation, and held in trust by The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"), on behalf of Access Financial Mortgage Loan Trust 1997-1 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of February 1, 1997 (the "Pooling and Servicing Agreement") among Access Financial Receivables Corp., as transferor (the "Transferor"), Access Financial Lending Corp., as seller and as master servicer (the "Master Servicer"), and the Trustee, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Accounts held by the Trustee pursuant to the Pooling and Servicing Agreement by the Master Servicer or any Sub-Servicer in the Principal and Interest Account created pursuant to the Pooling and Servicing Agreement, or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement),
(iii) any Property, the ownership of which has been effected in the name of the Master Servicer or any Sub-Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer or any Sub-Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) the rights, if any, of the Trust in any Insurance Policies relating to the Mortgage Loans, (v) Net Proceeds (but only to the extent such Net Proceeds do not exceed the sum of the Principal Balance of the related Mortgage Loan plus accrued and unpaid interest on such Mortgage Loan), and (vi) the Certificate Insurance Policy. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

     The  Original  Principal  Amount set forth above is equal to the product of
(i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-5 Group II Certificates on February 28, 1997 (the "Startup Day"), which aggregate amount on February 28, 1997 was $138,866,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-5 Group II Certificates.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Access Financial Mortgage Loan Trust 1997-1 Mortgage Loan Pass-Through Certificates, Class A-5 Group II, and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Issued under the Pooling and Servicing Agreement are Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-1 Group I (the "Class A-1 Group I Certificates"), Class A-2 Group I (the "Class A-2 Group I Certificates"), Class A-3 Group I (the "Class A-3 Group I Certificates"), Class A-4 Group I (the "Class A-4 Group I Certificates"), Class A-5 Group II (the "Class A-5 Group II Certificates"), Class B (the "Class B Certificates"), Class B-S (the "Class B-S Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group II Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class B-S Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

     As more fully described in the Pooling and Servicing Agreement, each Class of Certificates has a specified priority to the collections on the related Pool of Mortgage Loans which comprise the related Available Funds. In addition, Financial Security Assurance, Inc., as Certificate Insurer, is required pursuant to the Certificate Insurance Policy to make available to the Trustee on each Payment Date 100% of the Insured Distribution Amount on each Payment Date.

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 18th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing March 18, 1997, the Owners of the Class A-2 Group I Certificates, the Class A-3 Group I Certificates and the Class A-4 Group I Certificates, as of the close of business on the first Business Day of the current calendar month in which such Payment Date occurs (for the Class A-2 through A-4 Group I Certificates, the "Record Date") will be entitled to receive the Class A-2
Distribution Amount, the Class A-3 Distribution Amount and Class A-4 Distribution Amount, respectively, relating to such Payment Date. On each Payment Date commencing March 18, 1997, the Owners of the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, as of the close of business on the Business Day immediately preceding such Payment Date occurs (for the Class A-1 Group I Certificates and the Class A-5 Group II Certificates, the "Record Date") will be entitled to receive the Class A-1 Distribution Amount or the Class A-5 Distribution Amount, respectively, relating to such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-1 Group I Certificate, Class A-2 Group I Certificate, Class A-3 Group I Certificate, Class A-4 Group I Certificate and Class A-5 Group II Certificate, respectively.

     The Percentage Interest of each Class A-5 Group II Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-5 Group II Certificate by $138,866,000.

     The Class A-5 Distribution Amount for any Payment Date will be an amount equal to the Class A-5 Interest Distribution Amount for such Payment Date, the Class A-5 Principal Distribution for such Payment Date, the Class A-5 Interest Carry-Forward Amount for such Payment Date and the Class A-5 Principal Carry-Forward Amount for such Payment

Date, as such terms are defined in the Pooling and Servicing Agreement.

     Pursuant to the Certificate Insurance Policy, Financial Security Assurance, Inc. (the "Certificate Insurer") is required, to the extent of any insufficiency in the related Available Funds, to make Insured Payments available to the Trustee necessary to deposit the full amount of the related Insured Distribution Amount to the Distribution Account (other than amounts to be paid to the Certificate Insurer) on each Payment Date. Pursuant to the Pooling and Servicing Agreement, from amounts on deposit in the related Distribution Account, the Class A-5 Distribution Amount will be distributed to the Owners of the Class A-5 Group II Certificates. The Certificate Insurer will be subrogated to the rights of the Owners of the Class A-5 Group II Certificates with respect to the related Insured Payments.

     The Owner of this Certificate is required to notify the Trustee promptly in writing upon the receipt of a court order pursuant to which any amount received by the Owners of the Class A-5 Group II Certificates is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code and is required to enclose a copy of such order with such notice to the Trustee.

     The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     Access Financial Lending Corp., as Master Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer, or any of their respective subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower- Tier REMIC is effected as described in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Principal Balance of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance. If the Seller declines to exercise such option within ninety days following such date, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If satisfactory bids are received as described in the Pooling and Servicing Agreement, the Trustee shall effect early retirement of the Certificates. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed ninety days.

     The Trustee is required to give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Certificate Insurer, or if a Certificate Insurer Default has occurred and is continuing, the Owners of a majority of the Percentage Interests represented by any Class of Class A Certificates, or if there are no Class A Certificates then Outstanding, by such Percentage Interest represented by the Class B Certificates then Outstanding, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

     As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-5 Group II Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 in excess thereof (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Group II Certificates are exchangeable for new Class A-5 Group II Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                            THE CHASE MANHATTAN BANK, as
                                            Trustee

                                            By:_____________________________
                                            Title:__________________________


Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By: _________________________
Title: ______________________


Dated:  February 28, 1997

                                                                     EXHIBIT B-1



     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                     CLASS B


              Representing Certain Interests Relating to a Pool of
                            Mortgage Loans formed by

                         ACCESS FINANCIAL LENDING CORP.

                          as Seller and Master Servicer

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any of their respective subsidiaries and affiliates. This Certificate represents a fractional ownership interest in the Trust Estate described herein, moneys in the Principal and Interest Account or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement) and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans held by the Trust.)

No.:  B-1                                            February 28, 1997
                                                           Date

 610.09                                              March 18, 2027
Original Principal                                   Final Scheduled
Amount                                               Payment Date

                       ACCESS FINANCIAL RECEIVABLES CORP.
                                Registered Owner

     The registered Owner named above is the registered Owner of a fractional undivided interest in (i) a pool of mortgage loans, consisting of first and second liens (the "Mortgage Loans") formed by Access Financial Lending Corp. (the "Seller"), a Delaware corporation, and held in trust by The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"), on behalf of Access Financial Mortgage Loan Trust 1997-1 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of February 1, 1997 (the "Pooling and Servicing Agreement") among Access Financial Receivables Corp., as transferor (the "Transferor"), Access Financial Lending Corp., as seller and as master servicer (the "Master Servicer"), and the Trustee, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Accounts held by the Trustee pursuant to the Pooling and Servicing Agreement by the Master Servicer or any Sub-Servicer in the Principal and Interest Account created pursuant to the Pooling and Servicing Agreement, or otherwise held by the Master Servicer or any Sub-Servicer in trust for the Owners (except as otherwise provided in the Pooling and Servicing Agreement),
(iii) any Property, the ownership of which has been effected in the name of the Master Servicer or any Sub-Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer or any Sub-Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) the rights, if any, of the Trust in any Insurance Policies relating to the Mortgage Loans, (v) Net Proceeds (but only to the extent such Net Proceeds do not exceed the sum of the Principal Balance of the related Mortgage Loan plus accrued and unpaid interest on such Mortgage Loan), and (vi) the Certificate Insurance Policy. Such Mortgage Loans and other amounts and property enumerated above are hereinafter referred to as the "Trust Estate."

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class B Certificates, and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Issued under the Pooling and Servicing Agreement are Certificates designated as Access Financial Mortgage Loan Trust 1997- 1, Mortgage Loan Pass-Through Certificates, Class A-1 Group I (the "Class A-1 Group I Certificates"), Class A-2 Group I (the "Class A-2 Group I Certificates"), Class A-3 Group I (the "Class A-3 Group I Certificates"), Class A-4 Group I (the "Class A-4 Group I Certificates"), Class A-5 Group II (the "Class A-5 Group II Certificates"), Class B (the "Class B Certificates"), Class B-S (the "Class B-S Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A- 4 Group I Certificates, the Class A-5 Group II Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class B-S Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

     As more fully described in the Pooling and Servicing Agreement, each Class of Certificates has a specified priority to the collections on the related Pool of Mortgage Loans which comprise the related Available Funds.

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 18th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing March 18, 1997, the Owners of the Class B Certificates as of the close of business on the first Business Day of the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class B Distribution Amount. Distributions will be made in immediately available funds to Owners of Certificates, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class B Certificate will be entitled to receive such Owner's Percentage Interest in the Class B Distribution Amount due on such Payment Date to the Owners of the Class B Certificates. The Class B Distribution Amount as of any date of determination will be determined as set forth in the Pooling and Servicing Agreement.

     The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     Access Financial Lending Corp., as Master Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer, or any of their respective subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower- Tier REMIC is effected as described in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Principal Balance of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance. If the Seller declines to exercise such option within ninety days following such date, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If satisfactory bids are received as described in the Pooling and Servicing Agreement, the Trustee shall effect early retirement of the Certificates. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed ninety days.

     The Trustee is required to give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class B Certificates are issuable only as registered Certificates in minimum denominations of $100,000 original principal amount and integral multiples of $1,000 in excess thereof (except for one odd Class B Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates evidencing the same Percentage Interest as the Class B Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                            THE CHASE MANHATTAN BANK, as
                                            Trustee


                                            By:_____________________________
                                            Title:__________________________


Trustee Authentication

THE CHASE MANHATTAN BANK, as Trustee

By: _________________________
Title: ______________________


Dated:  February 28, 1997

                                                                     EXHIBIT B-2


     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN (X) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE AND (Y) CERTAIN OTHER PROPERTY HELD IN THE SUPPLEMENTAL INTEREST PAYMENT ACCOUNT.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     TRANSFER OF THIS CLASS B-S CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

                      SUPPLEMENTAL INTEREST PAYMENT ACCOUNT
                                   RELATING TO
                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1
                                    CLASS B-S

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any Originator or any of their subsidiaries and affiliates. This Certificate represents a fractional ownership interest in certain excess moneys of the Supplemental Interest Payment Account described herein.

No:  B-S-1                                              Date:  February 28, 1997

Percentage Interest:  100%                                       March 18, 2027
                                                                 ---------------
                                                                 Final Scheduled
                                                                 Payment Date

                       ACCESS FINANCIAL RECEIVABLES CORP.
--------------------------------------------------------------------------------
                                Registered Owner

     The registered Owner named above is the registered Owner of a fractional interest in certain excess moneys of the Supplemental Interest Payment Account pursuant to that certain Pooling and Servicing Agreement dated as of February 1, 1997 (the "Pooling and Servicing Agreement") among Access Financial Receivables Corp., as transferor (the "Transferor"), the Trustee and Access Financial Lending Corp., as Master Servicer (the "Master Servicer") and as Seller.

     This Certificate is one of a Class of duly authorized Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Class B-S Certificates (the "Class B-S Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 18th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing March 18, 1997, to the persons in whose names the Class B-S Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Owner of the Class B-S Certificates such Owner's Percentage Interest multiplied by any amounts then available to be distributed to the Owners of the Class B-S Certificates. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     Access Financial Lending Corp., as Master Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointments as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have the right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC is effected as described in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may, at its option, purchase from the Trust all (but no fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Principal Balance of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance. If the Seller declines to exercise such option within ninety days following such date, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If satisfactory bids are received as described in the Pooling and Servicing Agreement, the Trustee shall effect early retirement of the Certificates. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed ninety days.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form required by the Pooling and Servicing Agreement duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest in the Trust Estate will be issued to the designated transferee or transferees.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class B-S Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein
set  forth,   Class  B-S   Certificates  are  exchangeable  for  new  Class  B-S
Certificates evidencing the same Percentage Interest as the Class B-S Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.



                                                  THE CHASE MANHATTAN BANK, as
                                                  Trustee


                                                  By:______________________
                                                     Name:
                                                     Title:

Trustee's Authentication

THE CHASE MANHATTAN BANK, as Trustee


By:___________________________________
    Name:
    Title:

                                                                     EXHIBIT C-1


     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G and 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     TRANSFER OF THIS CLASS RL CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS RL CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS RL CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS RL CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED
ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THRU ENTITY THAT HOLDS THIS CLASS RL CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLU-

SIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THRU ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THRU" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER IT OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.


                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS RL

              Representing Certain Interests Relating to a Pool of
                            Mortgage Loans formed by

                         ACCESS FINANCIAL LENDING CORP.

                          as Seller and Master Servicer

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any of their respective subsidiaries and affiliates. This Certificate represents a fractional residual ownership interest in the Lower-Tier REMIC described in the Pooling and Servicing Agreement.)

No:  RL-1                                               Date:  February 28, 1997

Percentage Interest: 100%                                      March 18, 2027
                                                               ----------------
                                                               Final Scheduled
                                                               Payment Date

                       ACCESS FINANCIAL RECEIVABLES CORP.
--------------------------------------------------------------------------------
                                Registered Owner

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class RL (the "Class RL Certificates"), and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Issued under the Pooling and Servicing Agreement are Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-1 Group I (the "Class A-1 Group I Certificates"), Class A-2 Group I (the "Class A-2 Group I Certificates"), Class A-3 Group I (the "Class A-3 Group I Certificates"), Class A-4 Group I (the "Class A-4 Group I Certificates"), Class A-5 Group II (the "Class A-5 Group II Certificates"), Class B (the "Class B Certificates"), Class B-S (the "Class B-S Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group II Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class B-S Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 18th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing March 18, 1997, to the Owners of the Class RL Certificates as of the close of business on the first Business Day of the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Owner of the Class RL Certificates such Owner's Percentage Interest multiplied by the amounts then available to be distributed to the Owners of the Class RL Certificates. No significant distributions are anticipated to be made.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the

Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     Access Financial Lending Corp., as Master Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer, or any of their respective subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower- Tier REMIC is effected as described in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Principal Balance of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance. If the Seller declines to exercise such option within ninety days following such date, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If satisfactory bids are received as described in the Pooling and Servicing Agreement, the Trustee shall effect early retirement of the Certificates. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed ninety days.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form set forth in the Pooling and Servicing Agreement duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this

Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class RL Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class RL Certificates are exchangeable for new Class RL Certificates evidencing the same Percentage Interest as the Class RL Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                               THE CHASE MANHATTAN BANK, as
                                               Trustee


                                               By:___________________________
                                                  Title:_____________________



Trustee's Authentication


THE CHASE MANHATTAN BANK, as Trustee


By:__________________________
Title:_______________________



Dated:  February 28, 1997

                                                                     EXHIBIT C-2



     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G and 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     TRANSFER OF THIS CLASS RU CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS RU CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS RU CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS RU CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED
ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THRU ENTITY THAT HOLDS THIS CLASS RU CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH

YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THRU ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THRU" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER IT OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.


                   ACCESS FINANCIAL MORTGAGE LOAN TRUST 1997-1
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS RU

              Representing Certain Interests Relating to a Pool of
                            Mortgage Loans Formed by

                         ACCESS FINANCIAL LENDING CORP.

                          as Seller and Master Servicer

     (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer or any of their respective subsidiaries and affiliates. This Certificate represents a fractional residual ownership interest in the Upper-Tier REMIC described in the Pooling and Servicing Agreement.)

No:  RU-1                                            Date:  February 28, 1997

Percentage Interest: 100%                                 March 18, 2027
                                                          ---------------
                                                          Final Scheduled
                                                          Payment Date

                       ACCESS FINANCIAL RECEIVABLES CORP.
--------------------------------------------------------------------------------
                                Registered Owner

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Certificate is one of a Class of duly-authorized Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class RU (the "Class RU Certificates"), and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Issued under the Pooling and Servicing Agreement are Certificates designated as Access Financial Mortgage Loan Trust 1997-1, Mortgage Loan Pass-Through Certificates, Class A-1 Group I (the "Class A-1 Group I Certificates"), Class A-2 Group I (the "Class A-2 Group I Certificates"), Class A-3 Group I (the "Class A-3 Group I Certificates"), Class A-4 Group I (the "Class A-4 Group I Certificates"), Class A-5 Group II (the "Class A-5 Group II Certificates"), Class B (the "Class B Certificates"), Class B-S (the "Class B-S Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Group I Certificates, the Class A-2 Group I Certificates, the Class A-3 Group I Certificates, the Class A-4 Group I Certificates, the Class A-5 Group II Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class B-S Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 18th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing March 18, 1997, to the Owners of the Class RU Certificates as of the close of business on the first Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Owner of the Class RU Certificates such Owner's Percentage Interest multiplied by the amounts then available to be distributed to the Owners of the Class RU Certificates. No significant distributions are anticipated to be made.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     Access Financial Lending Corp., as Master Servicer, pursuant to the Pooling and Servicing Agreement will service the Mortgage Loans. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of the Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Access Financial Lending Corp., The Chase Manhattan Bank, any Sub-Servicer, or any of their respective subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Upper-Tier REMIC and the Lower- Tier REMIC is effected as described in the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Seller may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Principal Balance of the Mortgage Loans is ten percent or less of the Original Pool Principal Balance. If the Seller declines to exercise such option within ninety days following such date, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in the Trust. If satisfactory bids are received as described in the Pooling and Servicing Agreement, the Trustee shall effect early retirement of the Certificates. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed ninety days.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form set forth in the Pooling and Servicing Agreement duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class RU Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class RU Certificates are exchangeable for new Class RU Certificates evidencing the same Percentage Interest as the Class RU Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                                 THE CHASE MANHATTAN BANK, as
                                                 Trustee


                                                  By:___________________________
                                                     Title:_____________________



Trustee's Authentication


THE CHASE MANHATTAN BANK, as Trustee


By:__________________________
Title:_______________________



Dated:  February 28, 1997

                                                                       EXHIBIT D



                          FORM OF TRANSFER CERTIFICATE


The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 10th Floor
New York, New York 10001

Access Financial Lending Corp.
400 Highway 169 South, Suite 400
St. Louis Park, Minnesota 55426-0365
Attention:  Operations

Ladies and Gentlemen:

     The    undersigned    (the    "Transferee")    has   agreed   to   purchase
from__________________________________ (the "Transferor") the following:


                           Class                         Number
                          -------                       --------

                          _______                       ________

                          _______                       ________

                          _______                       ________

                          _______                       ________

                          _______                       ________


     A. Rule 144A "Qualified Institutional Buyers" should complete this section

     I. The Transferee is (check one):

                         ________  (i)  An  insurance  company,  as  defined  in
                                   Section 2(13) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), (iii) a business development company as defined in
                                   Section 2(a)(48) of the Securities Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended,
                                   (v) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (vi) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (vii) a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended, (viii) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(2) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or
                                   (ix) an investment advisor registered under the Investment Advisors Act of 1940, as amended, which, for each of (i) through (ix), owns and invests on a discretionary basis at least $100 million in securities other than securities of issuers affiliated with the Transferee, securities issued or guaranteed by the United States or a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, bank deposit notes and certificates of deposit, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement, and currency, interest rate and commodity swaps (collectively, "Excluded Securities");

                         ________ a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that in the aggregate owns and invests on a discretionary basis at least $10 million of securities other than Excluded Securities and securities constituting the whole or part of an unsold allotment to, or subscription by, Transferee as a participant in a public offering;

                         ________ an investment company registered under the Investment Company Act that is part of a family of investment companies (as defined in Rule 144A of the Securities and Exchange
                                   Commission) which own in the aggregate at least $100 million in securities other than Excluded Securities and securities of issuers that are part of such family of investment companies;

                         ________ an entity, all of the equity owners of which are entities described in this Paragraph A(I);

                         ________ a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution that in the aggregate owns and invests on a discretionary basis at least $100 million in securities other than Excluded Securities and has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of transfer of the Certificates to the Transferee in the case of a U.S. Bank or savings and loan association, and not more than 18 months preceding such date in the case of a foreign bank or savings association or equivalent institution.

     II. The Transferee is acquiring such Certificates solely for its own account, for the account of one or more others, all of which are "Qualified Institutional Buyers" within the meaning of Rule 144A, or in its capacity as a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a "Qualified Institutional Buyer". The Transferee is not acquiring such Certificates with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Certificates under the Securities Act.

     B. "Accredited Investors" should complete this Section

     I. The Transferee is (check one):

                         ________ a bank within the meaning of Section 3(a)(2) of the Securities Act;

                         ________ a savings and loan association or other institution defined in Section 3(a)(5) of the Securities Act;

                         ________ a broker or dealer registered pursuant to the Exchange Act;

                         ________  an  insurance  company  within the meaning of
                                   Section 2(13) of the Securities Act;

                         ________ an investment company registered under the Investment Company Act;

                         ________ an employee benefit plan within the meaning of Title I of ERISA, which has total assets in excess of $5,000,000;

                         ________ another entity which is an "accredited investor" within the meaning of paragraph (fill in) of subsection (a) of Rule 501 of the Securities and Exchange Commission.

     II. The Transferee is acquiring such Certificates solely for its own account, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Certificates under the Securities Act.

     C. If the Transferee is unable to complete one of paragraph A(I) or paragraph B(I) above and is not a designated PORTAL depository organization, the Transferee must furnish an opinion in form and substance satisfactory to the Trustee of counsel satisfactory to the Trustee to the effect that such purchase will not violate any applicable federal or state securities laws.

     D. The Transferee represents that either (a) it is not (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(l) of the Internal Revenue Code of 1986, or (iii) an entity whose underlying assets are deemed to be assets of a plan described in (i) or (ii) above by reason so such plan's investment in the entity (any such entity described in clauses (i) through

(iii), a "Benefit Plan Entity")* or (b) it is an insurance company general account and, pursuant to Section I of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), the acquisition and holding of the Class A Certificates and, pursuant to Section III of PTCE 95-60, the servicing, management and operation of the Trust are with respect to such Purchaser exempt form the "prohibited transaction" provisions of ERISA and the Code or (c) if the Purchaser is a Benefit Plan Entity, the following:

     (i) the Purchaser is not a Benefit Plan Entity with respect to an employee benefit plan sponsored by any member of the Restricted Group (as defined in the Private Placement Memorandum);

     (ii) either (A) the person who has discretionary authority or renders investment advice to the Purchaser with respect to the investment of plan assets in the Class A Certificates is not an Obligor (or an affiliate) with respect to the Mortgage Loans (as defined in the Prospectus), or (B) the person who has such discretionary authority or renders such investment advice is an Obligor (or an affiliate) with respect to less than 5 percent of the Receivables; and, immediately after the acquisition of the Class A Certificates, no more than 25 percent of the assets of the Purchaser are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity; and

     (iii) the purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D pursuant to the 1933 Act.



                                                     Very truly yours,

--------
* Do not include option (b) or (c) for acquisitions or transfers of a class of Certificates which has not been placed or underwritten by an entity which has an Underwriter Exemption (as described in Prohibited Transaction Class Exception 95-60) and do not include option (c) for acquisitions or transfers of Certificates that (i) evidence rights and interests that are subordinated to the rights and interests evidenced by other Certificates of the Trust, or (ii) occur at any time during which the Certificates being acquired or transferred are not rated in one of the top three rating categories of any rating agency that satisfies the requirements of Prohibited Transaction Exemption 89-90 and that
(a) is rating the Certificates as of the date hereof and (b) has been requested by the issuer of the Certificates to rate the Certificates.

                                                     By:_______________________
                                                     Title:____________________

Dated:__________________________________

                                                                       EXHIBIT E



                          FORM OF RESIDUAL CERTIFICATE
                        TAX MATTERS TRANSFER CERTIFICATE


                                                 AFFIDAVIT PURSUANT TO SECTION
                                                 860(e) OF THE INTERNAL REVENUE
                                                 CODE OF 1986, AS AMENDED


STATE OF                            )
                                    )  ss:
COUNTY OF                           )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States], on behalf of which he makes this affidavit.

     2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income);
(ii) it is not acquiring the Class RU [RL] Certificate for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement dated as of February 1, 1997 among Access Financial Lending Corp., as Seller and Master Servicer, Access Financial Receivables Corp., as the Transferor and The Chase Manhattan Bank, as Trustee that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class RU [RL] Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Class RU [RL] Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of __________, ____.


                                                     [NAME OF INVESTOR]



                                                     By:
                                                        [Name of Officer]
                                                        [Title of Officer]

[Corporate Seal]

Attest:


-------------------------
[Assistant] Secretary


     Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

                  Subscribed and sworn before me this ____ day of ----------, ----.


-------------------------
NOTARY PUBLIC

COUNTY OF _______________

STATE OF ________________

                  My commission expires the ____ day of ____________,
----.

                                                                      EXHIBIT F

                     FORM OF MASTER SERVICER'S TRUST RECEIPT

To:      The Chase Manhattan Bank
         Global Trust Services
         450 West 33rd Street, 10th Floor
         New York, New York 10001

                                                         Date:

     In connection with the administration of the mortgage loans serviced by Access Financial Lending Corp. (the "Master Servicer") pursuant to a Pooling and Servicing Agreement dated as of February 1, 1997 (the " Pooling and Servicing Agreement") among the Master Servicer, you, as Trustee, Access Financial Receivables Corp., as the Transferor, and Access Financial Lending Corp., in its capacity as Seller, the Master Servicer hereby requests a release of the File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Loan No.:

Reason for requesting file:

_____ 1.     Mortgage Loan paid in full.

               (The Master Servicer hereby certifies that all amounts received in connection with the loan and required to be remitted to the Trustee have been or will be remitted to the Trustee pursuant to the Pooling and Servicing Agreement.)

_____ 2.     Mortgage Loan repurchased pursuant to Section 3.2,
             3.3 or 3.4(b) of the Pooling and Servicing
             Agreement.

_____ 3.     Mortgage Loan substituted.

               (The Master Servicer hereby certifies that a Qualified Replacement Mortgage has been or will be assigned and delivered to you along with the related File pursuant to the Pooling and Servicing Agreement.)

_____ 4.     The Mortgage Loan is being foreclosed.

_____ 5.     Other.  (Describe)

     The undersigned acknowledges that the above File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you, except (i) if the Mortgage Loan has been paid in full, or repurchased or substituted by a Qualified Replacement Mortgage (in which case the File will be retained by us permanently) or (ii) except if the Mortgage Loan is being foreclosed (in which case the File will be returned when no longer required by us for such purpose).

     Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                            ACCESS FINANCIAL LENDING CORP.


                                            By______________________________
                                              Name:_________________________
                                              Title:________________________


The Trustee hereby acknowledges the above request.

The Chase Manhattan Bank


By:_________________________________________
   Name:
   Title:

                                                                       EXHIBIT G


                                   [RESERVED]

                                                                       EXHIBIT H



                             FORM OF DELIVERY ORDER


                                                         February 28, 1997



The Chase Manhattan Bank, as Trustee
Global Trust Services
450 West 33rd Street, 10th Floor
New York, New York 10001

Attention:  ______________


Dear Sirs:

     Pursuant to Article IV of the Pooling and Servicing Agreement, dated as of February 1, 1997 (the "Pooling and Servicing Agreement"), among Access Financial Receivables Corp., as transferor (the "Transferor"), Access Financial Lending Corp., as seller (the "Seller") and master servicer, and The Chase Manhattan Bank, as trustee (the "Trustee"), the Seller HEREBY CERTIFIES that all conditions precedent to the issuance of Access Financial Mortgage Loan Trust 1997-1 Mortgage Loan Pass-Through Certificates, Series 1997-1, Class A-1 Group I, Class A-2 Group I, Class A-3 Group I, Class A-4 Group I, Class A-5 Group II, Class B, Class B-S, Class RL and Class RU (the "Certificates"), HAVE BEEN SATISFIED and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the Seller thereof, or otherwise upon their order.

                                                     Very truly yours,

                                                     ACCESS FINANCIAL LENDING
                                                      CORP.



                                                     By:________________________
                                                        Name:
                                                        Title:

                                                                       EXHIBIT I

                                   [RESERVED]

                                                                       EXHIBIT J




                   FORM OF CERTIFICATE REGARDING PREPAID LOANS

     I,  _________________,  _____________ of Access Financial  Lending Corp., a
Delaware corporation, (the "Seller"), hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement, dated as of February 1, 1997, among Access Financial Lending Corp., as seller (the "Seller") and master servicer, Access Financial Receivables Corp., as transferor (the "Transferor"), and The Chase Manhattan Bank, as trustee (the "Trustee") and the "Startup Day" the attached schedule of "Mortgage Loans" (each as defined in the Pooling and Servicing Agreement) has been prepaid in full.


Dated:  February 28, 1997


                                              By:___________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT K


                      TRUSTEE'S ACKNOWLEDGEMENT OF RECEIPT


     The Chase Manhattan Bank, a New York banking corporation, in its capacity as trustee (the "Trustee") under that certain Pooling and Servicing Agreement, dated as of February 1, 1997 (the "Pooling and Servicing Agreement"), among Access Financial Receivables Corp., as transferor (the "Transferor"), Access Financial Lending Corp., as seller (the "Seller") and master servicer, and the Trustee, hereby acknowledges receipt of the items delivered to it by the Seller with respect to the Mortgage Loans relating to Access Financial Mortgage Loan Trust 1997-1 of the Pooling and Servicing Agreement.

     The Mortgage Loan Schedule relating to Access Financial Mortgage Loan Trust 1997-1 is attached to this Receipt.

     The Trustee hereby additionally acknowledges that it shall review such items as required by Section 3.4 of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.4 of the Pooling and Servicing Agreement as required thereby.


                                                    THE CHASE MANHATTAN BANK, as
                                                    Trustee


                                                     By:________________________
                                                        Name:
                                                        Title:


Dated:  February 28, 1997

                                                                       EXHIBIT L


                      FORM OF INTERIM TRUSTEE CERTIFICATION

                                     [DATE]

Access Financial Lending Corp.
400 Highway 169 South, Suite 400
St. Louis Park, Minnesota  55426-0365
Attention: Operations

Prudential Securities Incorporated
One New York Plaza, 15th Floor
New York, New York 10292-2015
Attention:  Asset-Backed Finance Group

J.P. Morgan Securities Inc.
60 Wall Street, 18th Floor
New York, New York 10260-0060

Financial Security Assurance, Inc.
350 Park Avenue
New York, New York 10022

                  Re: Pooling and Servicing Agreement, dated as of February 1, 1997, among Access Financial Receivables Corp., as transferor, Access Financial Lending Corp., as seller and master servicer, and The Chase Manhattan Bank, as trustee


Ladies and Gentlemen:

     In accordance with Section 3.4 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as trustee (the "Trustee"), hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule relating to Access Financial Mortgage Loan Trust 1997-1 (except with respect to the Mortgage Loans, if any, listed in the attached schedule), that:

          (i) all documents required to be delivered to it are in the Trustee's possession;

          (ii) the Mortgage Note bears an original of an endorsement to the Trustee purportedly from the original payee (or a set of original endorsements evidencing a complete chain of title from the original payee to the Trustee) or if any original Note has been lost or destroyed, certified copies thereof (together with a lost note affidavit) signed by the originator;

          (iii)such documents have been reviewed by it and relate to such Mortgage Loan; and

          (iv) based  upon  such  review,  the  information  set  forth in items
               (i)-(vi) of Section 3.4(a) of the Pooling and Servicing Agreement as they relate to the Mortgage Loan Schedule accurately reflects the information in the Mortgage Files.

     The Trustee, based on its examination of the Mortgage Loan Files, also hereby confirms that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (except as listed in the attached schedule), that:

          (i) each Mortgage Note and Mortgage bears an original signature or signatures purporting to be that of the person named as the maker and mortgagor/trustor or if any original Note has been lost or destroyed, certified copies thereof (together with a lost note affidavit) signed by the originator;

          (ii) the principal amount of the indebtedness secured by the Mortgage is identical to the original principal amount of the Mortgage Note;

          (iii)the assignment of Mortgage to the Trustee is in the form required by this Agreement and bears a signature that purports to be the signature of an authorized officer of the Servicer;

          (iv) if intervening assignments are included in the Mortgage Loan File, each such intervening assignment bears a signature that purports to be the signature of the mortgagee/beneficiary and/or the assignee;

          (v) if either a title insurance policy or a preliminary title report or a commitment to issue a title policy is delivered, the address of the real property set forth in such policy, report or commitment is identical the real property address contained in the Mortgage;

          (vi) if either a title insurance policy or a preliminary title report or a commitment to issue a title policy is delivered, such policy or written commitment is for an amount equal to the original principal amount of the Note; and

          (vii)it has received an original recorded Mortgage and assignment, in each case, with evidence of recordation thereon or a copy thereof certified to be true and correct by the public recording office in possession of such Mortgage and assignment.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each such Mortgage File or any of the Mortgage Loans identified on said Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used but not defined herein shall have the respective meanings ascribed to them in the Pooling and Servicing Agreement.

                                                     The Chase Manhattan Bank


                                                     By:
                                                              Name:
                                                              Title:

                                                                       EXHIBIT M


                       FORM OF FINAL TRUSTEE CERTIFICATION



                                     [DATE]

Access Financial Lending Corp.
400 Highway 169 South, Suite 400
St. Louis Park, Minnesota  55426-0365
Attention:  Operations

Prudential Securities Incorporated
One New York Plaza, 15th Floor
New York, New York 10292-2015
Attention:  Asset-Backed Finance Group

J.P. Morgan Securities Inc.
60 Wall Street, 18th Floor
New York, New York 10260-0060

Financial Security Assurance, Inc.
350 Park Avenue
New York, New York 10022

                  Re: Pooling and Servicing Agreement, dated as of February 1, 1997, among Access Financial Receivables Corp., as transferor, Access Financial Lending Corp., as seller and master servicer, and The Chase Manhattan Bank, as trustee

Ladies and Gentlemen:

     In accordance with Section 3.4 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as trustee (the "Trustee"), hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule relating to Access Financial Mortgage Loan Trust 1997-1 (except with respect to the Mortgage Loans, if any, listed in the attached schedule), that:

          (i) all documents required to be delivered to it are in the Trustee's possession;

          (ii) the Mortgage Note bears an original of an endorsement to the Trustee purportedly from the original payee (or a set of original endorsements evidencing a complete chain of title from the original payee to the Trustee) or if any original Note has been lost or destroyed, certified copies thereof (together with a lost note affidavit) signed by the originator;

          (iii)such documents have been reviewed by it and relate to such Mortgage Loan; and

          (iv) based  upon  such  review,  the  information  set  forth in items
               (i)-(vi) of Section 3.4(a) of the Pooling and Servicing Agreement as they relate to the Mortgage Loan Schedule accurately reflects the information in the Mortgage Files.

     The Trustee, based on its examination of the Mortgage Loan Files, also hereby confirms that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (except as listed in the attached schedule), that:

          (i) each Mortgage Note and Mortgage bears an original signature or signatures purporting to be that of the person named as the maker and mortgagor/trustor or if any original Note has been lost or destroyed, certified copies thereof (together with a lost note affidavit) signed by the originator;

          (ii) the principal amount of the indebtedness secured by the Mortgage is identical to the original principal amount of the Mortgage Note;

          (iii)the assignment of Mortgage to the Trustee is in the form required by this Agreement and bears a signature that purports to be the signature of an authorized officer of the Servicer;

          (iv) if intervening assignments are included in the Mortgage Loan File, each such intervening assignment bears a signature that purports to be the signature of the mortgagee/beneficiary and/or the assignee;

          (v) if either a title insurance policy or a preliminary title report or a commitment to issue a title policy is delivered, the address of the real property set forth in such policy, report or commitment is identical the real property address contained in the Mortgage;

          (vi) if either a title insurance policy or a preliminary title report or a commitment to issue a title policy is delivered, such policy or written commitment is for an amount equal to the original principal amount of the Note; and

          (vii)it has received an original recorded Mortgage and assignment, in each case, with evidence of recordation thereon or a copy thereof certified to be true and correct by the public recording office in possession of such Mortgage and assignment.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each such Mortgage File or any of the Mortgage Loans identified on said Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used but not defined herein shall have the respective meanings ascribed to them in the Pooling and Servicing Agreement.

                                                     The Chase Manhattan Bank


                                                     By:
                                                              Name:
                                                              Title:

                                                                       EXHIBIT N


                               AUCTION PROCEDURES


I. Pre-Auction Process

     a. If by the ninetieth day following the Seller's optional termination date pursuant to Section 9.02 of the Pooling and Servicing Agreement, the Seller has not exercised such option, then a plan of complete liquidation with respect to the Mortgage Loans will be adopted by the Trustee in order to satisfy REMIC requirements, and the Trustee will notify Prudential Securities Incorporated (or, if Prudential Securities Incorporated is unable or unwilling to so act, another investment banking or whole-loan trading firm selected by the Seller (Prudential Securities Incorporated or such other investment bank or trading firm, the "Advisor")), as Advisor of the assets of the proposed auction.

     b. Upon receiving notice of the proposed auction, the Advisor will initiate its general auction procedures consisting of the following:
          (i) with the assistance of the Seller, prepare a general solicitation package along with a confidentiality agreement; (ii) prepare a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify the Seller of all potential bidders and anticipated timetable.

     c. The general solicitation package will include: (i) the prospectus from the public offering of the Class A Certificates ("Prospectus"); (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and, upon a written request, the prior years' monthly servicing reports; (iii) a form of a purchase and sale agreement and servicing agreement for such sale; (iv) a description of the minimum purchase price required to cause the Trustee to sell the Mortgage Loans as set forth in

          Section 8.3 of the Pooling and Servicing Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and (vii) a preliminary data tape of the Mortgage Loans as of the most recent Payment Date reflecting the same data attributes used to create the original Cut-Off Date tables for the Prospectus.

     d. The Advisor will send solicitation packages to all bidders no later than the Payment Date preceding the date of the auction, which date shall be fifteen (15) Business Days before a Payment Date (the "Auction Date"). Bidders will be required to submit any due diligence questions in writing to the Advisor, for determination of their relevancy, no later than ten (10) Business Days before the Auction Date. The Seller and the Advisor will be required to satisfy all relevant questions at least five (5) Business Days prior to the Auction Date and distribute the questions and answers to all bidders.


II. Auction Process

     a. The Advisor will be allowed to bid in the auction, but will not be required to do so.

     b. The Seller will also be allowed to bid in the auction if it deems appropriate, but will not be required to do so.

     c. On the Auction Date, all bids will be due by facsimile to such office as shall be designated by the Trustee by 1:00 p.m. EST; with the winning bidder to be notified by 2:00 p.m. EST. All acceptable bids (as described in Section 8.3 of the Pooling and Servicing Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

     d. If the Trustee receives fewer than two market value bids from competitive participants in the home equity loan market, the Trustee may, following consultation with the Advisor and the Seller, decline to consummate the sale.

     e. Upon notification to the winning bidder, a one percent (1%) good faith deposit of the aggregate balance of the unpaid principal balances of the Mortgage Loans as of the last day of the preceding Remittance Period will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price, but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Certificate Account, such time not to exceed one
          (1) Business Day before the final Payment Date.

     f. The winning bidder will receive on the Auction Date a copy of the draft purchase and sale agreement and servicing agreement.

     g. The Advisor will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. The Advisor will also provide this letter if it is the winning bidder. In the case where the Advisor (or the Seller) is the winning bidder, it will provide in its letter for market comparables and valuations.

     h. The auction will stipulate that the Master Servicer or a successor Master Servicer be retained to service the Mortgage Loans sold pursuant to the terms of the purchase and sale agreement and the servicing agreement.

                                                                       EXHIBIT O

                             FORM OF TRUSTEE REQUEST
                              FOR INTEREST ADVANCES


Access Financial Receivables Corp.
400 Highway 169 South, Suite 410
St. Louis Park, Minnesota  55426-1106

                  Re: Pooling and Servicing Agreement, dated as of February 1, 1997, among Access Financial Receivables Corp., as transferor, Access Financial Lending Corp., as seller and master servicer, and The Chase Manhattan Bank, as trustee

Ladies and Gentlemen:

     In accordance with Section 7.9 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as trustee (the "Trustee"), hereby requests payment of the following amount representing the Class A-5 Formula Interest Shortfall:

                  $___________________

     Capitalized words and phrases used but not defined herein shall have the respective meanings ascribed to them in the Pooling and Servicing Agreement.


                                            THE CHASE MANHATTAN BANK, as
                                            Trustee


                                            By:_______________________
                                               Name:
                                               Title:

Dated: